EXHIBIT 25.2(a)(3)

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                       YORK ENHANCED STRATEGIES FUND, LLC
                                     Issuer

                                      And

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                    Trustee

                                   INDENTURE

                         Dated as of November 17, 2005

                      $216,000,000 SENIOR REVOLVING NOTES

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                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1           DEFINITIONS................................................1
         Section 1.1.   Definitions............................................1
         Section 1.2.   References to Collateral Valuation Schedules;
                        Accounting Matters; Asset Coverage Determinations.....22
ARTICLE 2           THE NOTES.................................................23
         Section 2.1.   Forms Generally.......................................23
         Section 2.2.   Forms of Securities; Certificate of Authentication....23
         Section 2.3.   Authorized Amount; Interest Rate; Stated Maturity;
                        Denominations.........................................24
         Section 2.4.   Execution, Authentication, Delivery and Dating........24
         Section 2.5.   Registration, Registration of Transfer and Exchange...25
         Section 2.6.   Mutilated, Defaced, Destroyed, Lost or Stolen
                        Securities............................................29
         Section 2.7.   Payment in Respect of the Securities; Rights
                        Preserved.............................................30
         Section 2.8.   Persons Deemed Owners.................................33
         Section 2.9.   Cancellation..........................................33
         Section 2.10.  Global Securities; Transfer to Physical Securities....33
         Section 2.11.  Securities Beneficially Owned by Non-Permitted
                        Holders...............................................34
         Section 2.12.  Borrowings on the Notes...............................34
         Section 2.13.  Extension of Stated Maturity by the Holders...........35
         Section 2.14.  Additional Issuance...................................35
ARTICLE 3           CONDITIONS PRECEDENT......................................36
         Section 3.1.   Closing Date Issuance.................................36
         Section 3.2.   Additional Issuances..................................37
ARTICLE 4           SATISFACTION AND DISCHARGE................................38
         Section 4.1.   Satisfaction and Discharge of Indenture...............38
         Section 4.2.   Application of Trust Money............................39
         Section 4.3.   Repayment of Monies Held by Paying Agent..............39
ARTICLE 5           EVENTS OF DEFAULT; REMEDIES...............................39
         Section 5.1.   Events of Default.....................................39
         Section 5.2.   Acceleration of Maturity; Rescission and Annulment;
                        Voting Rights.........................................42

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

         Section 5.3.   Collection of Indebtedness and Suits for Enforcement
                        by Trustee............................................43
         Section 5.4.   Remedies..............................................44
         Section 5.5.   Trustee May Enforce Claims Without Possession of
                        Securities............................................45
         Section 5.6.   Application of Money Collected........................45
         Section 5.7.   Limitation on Suits...................................46
         Section 5.8.   Unconditional Rights of Holders of Securities to
                        Receive Principal and Interest........................46
         Section 5.9.   Restoration of Rights and Remedies....................46
         Section 5.10.  Rights and Remedies Cumulative........................47
         Section 5.11.  Delay or Omission Not Waiver..........................47
         Section 5.12.  Control by Securityholders............................47
         Section 5.13.  Waiver of Defaults....................................47
         Section 5.14.  Undertaking for Costs.................................48
         Section 5.15.  Waiver of Stay or Extension Laws......................48
         Section 5.16.  Action on the Securities..............................49
ARTICLE 6           THE TRUSTEE...............................................49
         Section 6.1.   Certain Duties and Responsibilities...................49
         Section 6.2.   Notice of Default.....................................50
         Section 6.3.   Certain Rights of Trustee.............................50
         Section 6.4.   Not Responsible for Recitals or Issuance of
                        Securities............................................52
         Section 6.5.   May Hold Securities...................................52
         Section 6.6.   Money Held in Trust...................................52
         Section 6.7.   Compensation and Reimbursement........................52
         Section 6.8.   Corporate Trustee Required; Eligibility...............53
         Section 6.9.   Resignation and Removal; Appointment of Successor.....53
         Section 6.10.  Acceptance of Appointment by Successor................54
         Section 6.11.  Merger, Conversion, Consolidation or Succession to
                        Business of Trustee...................................55
         Section 6.12.  Authenticating Agents.................................55
ARTICLE 7           COVENANTS.................................................56

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

         Section 7.1.   Payment of Principal and Interest.....................56
         Section 7.2.   Maintenance of Office or Agency.......................57
         Section 7.3.   Money for Payments to be Held in Trust................58
         Section 7.4.   Existence of Issuer; Activities; Affiliate
                        Transactions..........................................59
         Section 7.5.   Protection of Collateral..............................60
         Section 7.6.   Certificate as to Collateral..........................61
         Section 7.7.   Over-Collateralization Tests..........................61
         Section 7.8.   Performance of Obligations............................62
         Section 7.9.   Payment of Taxes and Other Claims.....................62
         Section 7.10.  Insurance.............................................63
         Section 7.11.  Compliance With Laws; Asset Coverage Requirements.....63
         Section 7.12.  Investment Manager; Custodian; Accountants............63
         Section 7.13.  Minimum Net Worth.....................................63
         Section 7.14.  Limitations on Indebtedness or Equity Securities......63
         Section 7.15.  Liens.................................................64
         Section 7.16.  Restricted Payments...................................64
         Section 7.17.  Change of Name, etc...................................65
         Section 7.18.  Merger, Consolidation, Sale of Assets.................65
         Section 7.19.  Investment Dispositions, etc..........................66
         Section 7.20.  Modification of Certain Instruments, Organic
                        Documents, Agreements, etc............................66
         Section 7.21.  Statement as to Compliance............................67
         Section 7.22.  No Other Business.....................................67
         Section 7.23.  Reporting.............................................67
         Section 7.24.  Calculation Agent.....................................68
         Section 7.25.  Margin Stock..........................................69
         Section 7.26.  Pension and Welfare Plans.............................69
         Section 7.27.  Payment of Management or Advisory Fees................70
         Section 7.28.  Limitation on Bank Loans and Specified Hedging
                        Transactions..........................................70
         Section 7.29.  Short Sale Transactions...............................70

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE 8           SUPPLEMENTAL INDENTURES...................................71
         Section 8.1.   Supplemental Indentures Without Consent of
                        Securityholders.......................................71
         Section 8.2.   Supplemental Indentures with Consent of
                        Securityholders.......................................72
         Section 8.3.   Execution of Supplemental Indentures..................74
         Section 8.4.   Certain Further Limitations on Supplemental
                        Indentures............................................74
         Section 8.5.   Effect of Supplemental Indentures.....................74
         Section 8.6.   Reference in Securities to Supplemental Indentures....75
ARTICLE 9           PREPAYMENT OF NOTES.......................................75
         Section 9.1.   Mandatory Prepayment..................................75
         Section 9.2.   Voluntary Prepayments of Notes........................75
         Section 9.3.   Commitment Reductions.................................75
ARTICLE 10          ACCOUNTS, ACCOUNTINGS AND RELEASES........................76
         Section 10.1.  Collection of Money; General Account Requirements.....76
         Section 10.2.  Collection Account....................................77
         Section 10.3.  Payment Account;  Advance Funding Account.............78
         Section 10.4.  Collateral Accounts...................................79
         Section 10.5.  Reports by Trustee....................................79
         Section 10.6.  Accountings...........................................79
         Section 10.7.  Reports to Rating Agencies: Ratings Changes...........81
ARTICLE 11          APPLICATION OF MONIES.....................................82
         Section 11.1.  Disbursements of Monies from Payment Account Prior to
                        Liquidation Direction.................................82
         Section 11.2.  Disbursements of Monies from Payment Account and
                        Collection Account After Liquidation Direction........82
ARTICLE 12          MISCELLANEOUS.............................................82
         Section 12.1.  Form of Documents Delivered to Trustee................83
         Section 12.2.  Acts of Securityholders...............................83
         Section 12.3.  Notices, etc., to Trustee, the Issuer, the Investment
                        Manager, Moody's and S&P..............................84
         Section 12.4.  Notices to Holders; Waiver............................85
         Section 12.5.  Effect of Headings and Table of Contents..............86

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

         Section 12.6.  Successors and Assigns................................86
         Section 12.7.  Separability..........................................86
         Section 12.8.  Benefits of Indenture.................................86
         Section 12.9.  Governing Law.........................................86
         Section 12.10. Submission to Jurisdiction............................86
         Section 12.11. Counterparts..........................................87
         Section 12.12. Limited Recourse......................................87
         Section 12.13. Acts of Issuer........................................87
         Section 12.14. Waiver of Jury Trial..................................87
         Section 12.15. Escheat...............................................87

                                  INDENTURE

         INDENTURE, dated as of November 17, 2005, between YORK ENHANCED STRATEGIES FUND, LLC, a Delaware limited liability company (the "Issuer"), and JPMorgan Chase Bank, National Association, a national banking association, as trustee (herein, together with its permitted successors in the trusts hereunder, called the "Trustee").

                             PRELIMINARY STATEMENT

         The Issuer is duly authorized to execute and deliver this Indenture to provide for the Securities issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit of the Securityholders and the Trustee. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement's terms have been done. Each party hereto agrees as follows for the benefit of each other party hereto:

                                  ARTICLE 1

                                 DEFINITIONS

Section 1.1.    Definitions.

         Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

         "Acceleration Notice": An Acceleration Notice under and as defined in the Pledge Agreement.

         "Account": The Collection Account, the Payment Account, each of the Collateral Accounts and any other account established by the Trustee under or in connection with this Indenture.

         "Act" and "Act of Securityholders": The meanings specified in Section 12.2.

         "Additional Costs": All accrued and unpaid Commitment Fee Amount, Break Funding Cost, Increased Costs and Tax Gross-Up Amount.

         "Adjusted Contributed Company Capital": At any time of determination, Contributed Company Capital at such date minus Expensed Transaction Fees.



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         "Administrative Expense Limit": An amount equal to the following: (a)
during the first year after the Closing Date, an amount not in excess of 2% of the sum of (i) the aggregate amount of the Commitments, (ii) the maximum aggregate liquidation preference of the Preferred Shares the Issuer would be authorized to issue under the Investment Company Act based upon the total amount of the capital commitments in respect of Preferred Shares and assuming that the Issuer has issued the maximum number of Notes hereunder it would be permitted to issue, regardless of whether the Issuer has issued such Preferred Shares, and
(iii) the aggregate amount of Equity Capital Commitments, regardless of whether the Issuer has drawn down or repaid such Equity Capital Commitments; and (b) during any year thereafter, an amount not in excess of 2% of the Net Asset Value of the Issuer; provided, however that notwithstanding the foregoing, the Administrative Expense Limit for any year shall not include any Administrative Expenses paid on the Closing Date.

         "Administrative Expenses": Amounts (including indemnities) due or accrued with respect to any Payment Date to (a) the Trustee, the Collateral Administrator, the Custodian, the Collateral Agent or the Note Agent pursuant to this Indenture or any other Transaction Document; (b) the Investment Manager pursuant to the Investment Management Agreement; and (c) fees and expenses of the feeder funds and any Person in respect of any other fees, expenses or payments permitted under this Indenture and the documents delivered pursuant to or in connection with the Indenture and the Securities and the other Transaction Documents.

         "Advance Funding Account": The trust account established by the Trustee in accordance with Section 10.3(b).

         "Affiliate" or "Affiliated": With respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, Officer or employee (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent Members":  Members of, or participants in, the Depository.

         "Agreed-Upon-Procedures Report": The meaning specified in Section 10.6(f).

         "Aggregate Liquidation Preference": At any time, the aggregate outstanding amount of the liquidation preference of the Preferred Shares.

         "Aggregate Outstanding Amount": On any date of determination, the aggregate Drawn Amount.

         "Aggregate Undrawn Amount": At any time, with respect to the Notes, the excess, if any, of (a) the aggregate amount of the Commitments in respect of all Notes over (b) the aggregate Drawn Amount.

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         "Applicable Law": With respect to any Person or matter, any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

         "Applicable Margin": With respect to an Interest Accrual Period, 0.40% per annum.

         "Approved Dealer": The meaning specified in the applicable Collateral Valuation Schedule.

         "Approved Exchange": The meaning specified in the applicable Collateral Valuation Schedule.

         "Approved Investment Banking Firm": The meaning specified in the applicable Collateral Valuation Schedule.

         "Approved Third-Party Appraisal": The meaning specified in the applicable Collateral Valuation Schedule.

         "Asset Category" : A Moody's Asset Category or S&P Asset Category, each having the meaning specified in the applicable Collateral Valuation Schedule.

         "Authenticating Agent": With respect to the Securities, the Person designated by the Trustee to authenticate such Securities on behalf of the Trustee pursuant to Section 6.12 hereof.

         "Authorized Denomination":  The meaning specified in Section 2.3.

         "Authorized Officer": With respect to (a) the Issuer, any Officer or other Person (including any duly appointed attorney-in-fact) who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer or, in respect of particular matters for which the Investment Manager has authority to act on behalf of the Issuer and in respect of which matters the Investment Manager has determined to act on behalf of the Issuer, any officer, employee or agent of the Investment Manager who is authorized to act for the Investment Manager, (b) the Investment Manager, any officer, employee or agent of the Investment Manager who is authorized to act for the Investment Manager in matters relating to, and binding upon, the Investment Manager with respect to the subject matter of the request, certificate or order in question, and (c) the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

         "Bank Loans": The meaning specified in the applicable Collateral Valuation Schedule.

         "Bankruptcy Code": The U.S. Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

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         "Board of Directors": With respect to the Issuer, the directors of the
Issuer duly appointed by the holders of the shares or membership interests of the Issuer authorized to appoint such directors.

         "Board Resolution": With respect to the Issuer, a resolution of the Board of Directors.

         "Borrowing":  The meaning specified in Section 2.12(a).

         "Borrowing Date":  The meaning specified in Section 2.12(a).

         "Break Funding Costs": With respect to any Prepayment on the Notes on a date that is not a Payment Date, a fee payable to the Holders of the Notes in an amount equal to the excess (if any) of (a) the Applicable Margin times the amount of such Prepayment for the period from and including the Prepayment Date to and excluding the next Payment Date (or, if there are one or more subsequent Borrowings before the next Payment Date, the date of the next such Borrowing) minus (b) the Commitment Fee payable for such period with respect to the amount of such Prepayment; provided, that such Break Funding Costs will be zero with respect to such Prepayment of any Drawn Amount that was required under the Note Purchase Agreement to be drawn following the failure of a holder of the Notes to meet the Rating Criteria.

         "Business Day": Any day other than (a) Saturday or Sunday or (b) a day on which commercial banks in New York, New York, Los Angeles, California or the city in which the Corporate Trust Office is located are authorized or required by Applicable Law to close or, for final payment of principal, in the relevant place of presentation and any day on which the Bond Market Association recommends a closed day for the U.S. Bond Market.

         "Calculation Agent":  The meaning specified in Section 7.24(a).

         "Capital Stock": The meaning specified in the applicable Collateral Valuation Schedule.

         "Cash": The meaning specified in the applicable Collateral Valuation Schedule.

         "Cash Equivalent": The meaning specified in the applicable Collateral Valuation Schedule.

         "Certificatable Securities":  Any of the Notes.

         "Certificate Date": The meaning specified in Section 7.7(a)(ii).

         "Certificate of Authentication":  The meaning specified in Section 2.1.

         "Change in Law": The enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the Closing Date.

         "Clearstream": Clearstream Banking Luxembourg, S.A., a corporation organized under the laws of the Grand Duchy of Luxembourg.

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         "Closed-end Company": A "Closed-end company" as defined in Section
5(a)(2) of the Investment Company Act.

         "Closing Date":  November 17, 2005.

         "Code":  The United States Internal Revenue Code of 1986, as amended.

         "Collateral":  The meaning specified in the Pledge Agreement.

         "Collateral Account":  The meaning specified in Section 10.4.

         "Collateral Agent":  The meaning set forth in the Pledge Agreement.

         "Collateral Administrator": JPMorgan Chase Bank, National Association.

         "Collateral Administration Agreement": The Collateral Administration Agreement dated as of the Closing Date among the Issuer, the Investment Manager and the Collateral Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

         "Collateral Valuation Schedule": The Moody's Collateral Valuation Schedule or the S&P Collateral Valuation Schedule.

         "Collection Account":  The trust account established pursuant to
Section 10.2(a).

         "Commitment": At any time in respect of any Note, the maximum aggregate outstanding principal amount of advances (whether at the time funded or unfunded) that the Holder of such Note is obligated to make to the Issuer from time to time under the Note Purchase Agreement.

         "Commitment Fee": With respect to the Notes, the Commitment Fee Rate multiplied by the Aggregate Undrawn Amount of the Notes for each day during the Draw Period, except that no Commitment Fee shall be paid with respect to the Aggregate Undrawn Amount attributable to a Holder that has breached its obligation to fund a request for a Borrowing from the date of such breach to and until the date such breach has been cured.

         "Commitment Fee Amount": With respect to the Notes as of any Payment Date, the sum of (a) the aggregate amount of Commitment Fee accrued and unpaid as of such Payment Date plus (b) interest accrued for the Interest Accrual Period for such Payment Date at the Interest Rate of the Notes on any accrued and unpaid Commitment Fees that became payable on any prior Payment Date.

         "Commitment Fee Rate":  a rate per annum equal to 0.20%.

         "Common Shareholder": At any date, with respect to any outstanding Common Share, the record holder of such Common Share as reflected in the register held by the Issuer.

         "Common Shares": The common shares issued from time to time by the Issuer pursuant to the Operating Agreement.

                                       5


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         "Company Equity": At any date, the equity of the Issuer represented by the Common Shares (determined in accordance with GAAP as of such date); provided, that for purposes of Section 7.13, Company Equity will not be reduced by Expensed Transaction Fees of the Issuer. For purposes of this Indenture, Company Equity shall be deemed to be the Company Equity as of the end of the most recently completed fiscal quarter for which financial statements are available as adjusted to give effect to any capital contributions and distributions that occurred after such fiscal quarter.

         "Company Tax Distribution": Any distribution that the Issuer reasonably and in good faith estimates should be made by it to the Holders of the Preferred Shares or the Common Shareholders (a) to provide such Persons funds to pay taxes in respect of the Preferred Shares or Common Shares held by such Persons or (b) in order to preserve the U.S. federal income tax status of the Issuer as a regulated investment company under the Code.

         "Compliance Certificate": An Officer's Certificate substantially in the form of Exhibit D.

         "Contributed Company Capital": The meaning specified in the applicable Collateral Valuation Schedule.

         "Controlling Class Representative": The meaning specified in the Pledge Agreement.

         "Corporate Trust Office": The corporate trust office of the Trustee currently located at 600 Travis Street, 50th Floor, Houston, Texas 77002,
Attention: Worldwide Securities Services- York Enhanced Strategies Fund, LLC, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Investment Manager and the Issuer, or the principal corporate trust office of any successor Trustee.

         "Credit Enhancer":  The meaning set forth in the Pledge Agreement.

         "Credit Enhancer Liquidity Account": The Ambac Liquidity Account as defined in the Insurance Agreement.

         "Currency Hedging Transaction": The meaning specified in the applicable Collateral Valuation Schedule.

         "Custodial Account":  The meaning specified in the Pledge Agreement.

         "Custodial Agreement": The custodial agreement, in the form of Exhibit C, dated as of the Closing Date among the Issuer, the Custodian, and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

         "Custodian": JPMorgan Chase Bank, National Association, acting in its capacity as Custodian under the Custodial Agreement and any successor thereto in such capacity.

         "Default": Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Defaulted Interest": Any interest or the Commitment Fee Amount due and payable in respect of any Notes or any interest on such Defaulted Interest which is not punctually paid or duly provided for on the applicable Payment Date or at the Stated Maturity of the applicable Note and any Break Funding Cost which is not punctually paid or duly provided for on the applicable Prepayment Date and which remains unpaid.

         "Defensive Hedge Transaction": The meaning specified in the applicable Collateral Valuation Schedule.

         "Depository" means DTC.

         "Determination Date":  The last day of each Due Period.

         "Dividend Payment Date": The Business Day immediately preceding each date on which dividends and unissued share fees, if any, are scheduled for payment (whether or not declared or earned) on any Insured Obligations (as defined in the Insurance Policy) in accordance with the applicable Statement of Preferences of the Issuer.

         "Dollar" or "$": A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

         "Draw Period": The period beginning on the Closing Date and ending on the earlier to occur of the Stated Maturity of the Notes and the date on which the Commitments terminate.

         "Draw Period Termination Date":  The last day of the Draw Period.

         "Drawn Amount": At any time, with respect to the Notes, the aggregate principal amount of the Notes funded on the Closing Date or by one or more Borrowings after the Closing Date and not repaid hereunder.

         "DTC": The Depository Trust Company, its nominees, and their respective successors.

         "Due Period": With respect to any Payment Date, the period commencing immediately following the eighth Business Day prior to the preceding Payment Date (or, on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on the eighth Business Day prior to such Payment Date (or, in the case of a Due Period that is applicable to the Payment Date relating to the Stated Maturity of any Note, or the Maturity of all Outstanding Notes, ending on the day preceding such Payment Date).

         "Eligible Counterparty": The meaning specified in the applicable Collateral Valuation Schedule.

         "Eligible Investments": The meaning specified in the applicable Collateral Valuation Schedule.

         "Equity Capital Commitments": Commitments of the holders of the Common Shares of the Issuer to contribute equity capital to the Issuer.

         "ERISA": The United States Employee Retirement Income Security Act of 1974, as amended.

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         "Escrow Account": The meaning specified in the Custodial Agreement.

         "Event of Default":  The meaning specified in Section 5.1.

         "Excess Amount": Shall exist if on any Business Day there is a Senior Excess Amount or a Total Excess Amount.

         "Excess Date": Any Business Day on which an Excess Amount exists. An Excess Date shall always follow a Business Day (a) that does not have an Excess Amount or (b) on which the Issuer has satisfied both the Senior
Over-Collateralization Test and the Total Over-Collateralization Test by complying with clause (a)(i) of Section 7.7.

         "Exchange Act": The United States Securities Exchange Act of 1934, as amended.

         "Excluded Investments": The meaning specified in the applicable Collateral Valuation Schedule.

         "Expensed Transaction Fees": As of any date, all legal, tax, accounting software and systems, and other organizational expenditures incurred in connection with the offering and issuance of the Securities, the Preferred Shares or the Common Shares, the formation of the Issuer and related entities and the fees due to the Placement Agents, placement agents and initial purchasers in connection with obtaining the Equity Capital Commitments and the issuance of the Preferred Shares and the Common Shares and to the Trustee, the Custodian and the Holders in connection with the placement of Securities, to the extent such amounts have been expensed (or capitalized and amortized) on or prior to such date.

         "Extended Maturity Date":  The meaning specified in Section 2.13.

         "Extension Notice": The meaning specified in Section 2.13.

         "Final Maturity Payment Default Notice": A Final Maturity Payment Default Notice under and as defined in the Pledge Agreement.

         "Financing Statement":  The meaning specified in the UCC.

         "First Extended Maturity Date":  The meaning specified in Section 2.13.

         "Fixed Income Investment": The meaning specified in the definition of "Short Sale Advance Amount" as set forth in the Collateral Valuation Schedules.

         "FRB":  The Federal Reserve Bank of New York.

         "FRS Board": The Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

         "Fund Investments": The meaning specified in the applicable Collateral Valuation Schedule.

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


         "GAAP": Generally accepted accounting principles in effect from time to time in the United States of America.

         "Global Certificatable Securities": The meaning specified in Section 2.5(c)(ii).

         "Global Security":  The meaning specified in Section 2.2(b).

         "Grant": To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in, general lien upon, and right of set-off against, deposit, set over and confirm.

         "Hedging and Short Sale Transaction": The meaning specified in the applicable Collateral Valuation Schedule.

         "Holder" or "Securityholder": With respect to any Security the Person in whose name such Security is registered in the Security Register.

         "Increased Costs": With respect to any Payment Date, the amount (other than any amount that is a tax or a stamp, registration, documentation or similar tax), as set forth in a certificate of a Holder of a Note, delivered to the Issuer and the Note Agent on or prior to the related Determination Date, necessary to compensate such Holder, for (a) any increase in the cost of making or maintaining any loan or asset purchase under the Note Purchase Agreement (or of maintaining its obligation to make any such loan or asset purchase) resulting from a Change in Law applicable to such Holder, (b) any reduction in any amount received or receivable by such Holder under the Note Purchase Agreement resulting from a Change in Law applicable to such Holder, and (c) any reduction in the rate of return on the capital of such Holder or its bank holding company resulting from a Change in Law applicable to such Holder or bank holding company to a level below that which such Holder or bank holding company could have achieved but for such Change in Law.

         "Incur": To create, incur, assume or suffer to exist or otherwise directly or indirectly become or be liable (and, with correlative meanings, "Incurred" and "Incurrence").

         "Indebtedness": Of the Issuer, means, at any date, without duplication:
(a) all obligations of the Issuer for borrowed money; (b) all obligations of the Issuer evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of the Issuer to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (d) all obligations of the Issuer as lessee under capital leases; (e) all non-contingent obligations of the Issuer to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument; (f) all Indebtedness of others secured by a Lien on any asset of the Issuer, whether or not such Indebtedness is assumed by the Issuer; and (g) all Indebtedness of others guaranteed by the Issuer, it being acknowledged and understood that Indebtedness shall in no event include any obligations under any Hedging and Short Sale Transactions or Structured Product Transactions.

         "Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

         "Independent": As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers or any investment bank and any member thereof) who (a) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (b) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. "independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person's opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

         "Independent Public Accountant": Any one of the four largest independent public accounting firms in the United States as of the Closing Date or any other Independent public accounting firm reasonably satisfactory to a Majority of the Notes.

         "Index Maturity": With respect to any Borrowing, the related Interest Accrual Period.

         "Insurance Agreement":  The meaning set forth in the Pledge Agreement.

         "Interest Accrual Period": With respect to each Borrowing, the period beginning on and including the Borrowing Date with respect to such Borrowing to but excluding the first Payment Date following such Borrowing Date and thereafter each successive period beginning on and including a Payment Date and ending on, but excluding, the next Payment Date, provided, however that with respect to any Borrowing made in the period beginning on a Determination Date and ending on but excluding the first Payment Date following such Determination Date, the Interest Accrual Period shall run from and including the related Borrowing Date of such Borrowing to but excluding the second Payment Date following such Determination Date and, with respect to any Prepayment on the Notes, the last Interest Accrual Period shall end on, but exclude, the date of such Prepayment. For purposes of determining any Interest Accrual Period, if any Payment Date is not a Business Day, then the Interest Accrual Period ending on such Payment Date shall be extended to but excluding the date on which payment is made and the succeeding Interest Accrual Period shall begin on and include such date.

         "Interest Amount": With respect to each Note and each LIBOR Determination Date, the amount of interest for the related Interest Accrual Period payable in respect of the principal amount of such Notes.

         "Interest Rate": With respect to an Interest Accrual Period, LIBOR for such Interest Accrual Period plus the Applicable Margin.

         "Interest Rate Hedging Transaction": The meaning specified in the applicable Collateral Valuation Schedule.

         "Investment Company Act": The United States Investment Company Act of 1940, as amended.

         "Investment Management Agreement": The Investment Management Agreement dated as of the Closing Date between the Issuer and the Investment Manager relating to the management of the investment portfolio of the Issuer, as may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof and Section 7.20.

         "Investment Manager" means York Enhanced Strategies Management, LLC, in its capacity as investment manager under the Investment Management Agreement, unless terminated in accordance with the Investment Company Act. In the event of any such termination or otherwise "Investment Manager" shall mean a replacement investment manager only if such replacement investment manager shall have become investment manager pursuant to the Investment Management Agreement and Section 7.12.

         "Issuer": York Enhanced Strategies Fund, LLC, a Delaware limited liability company, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

         "Issuer Order": A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer by an Authorized Officer of the Issuer, or by an Authorized Officer of the Investment Manager where permitted, as the context may require or permit.

         "LIBOR":  The meaning set forth in Schedule C attached hereto.

         "LIBOR Business Day": The meaning set forth in Schedule C attached hereto.

         "LIBOR Determination Date": The meaning set forth in Schedule C attached hereto.

         "Lien": With respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement relating to such asset).

         "Liquidation Acceleration": A Liquidation Acceleration under and as defined in the Pledge Agreement.

         "Liquidation Account": The meaning specified in the Pledge Agreement.

         "Liquidation Direction": A Liquidation Direction under and as defined in the Pledge Agreement.

         "Majority of the Notes": The Holders of more than 50% of the Aggregate Outstanding Amount of the Outstanding Notes; provided, however, that in no event shall any Securities held or controlled by the Issuer or the Investment Manager constitute Outstanding Notes for purposes of determining the Majority of the Notes.

         "Management Fee" means management fees payable to the Investment Manager (a) during the period commencing on the Closing Date and ending on December 31, 2006 (the "Initial Draw Period"), equal to 0.75% per annum of the sum of (i) the aggregate capital commitments with respect to the Common Shares, regardless of whether the Issuer has drawn down such commitments, (ii) the aggregate capital commitments with respect to the Term Preferred Shares, regardless of whether the Issuer has drawn down such commitments, and (iii) the aggregate Commitments, regardless of whether the Issuer has drawn down or repaid such commitments (the sum of (i) through (iii) being referred to as the "Committed Capital"), (b) after the Initial Draw Period through December 31, 2007, equal to 0.75% per annum of the Net Asset Value of the Issuer using the applicable quarter-end Net Asset Value (without reduction for any dividends accrued on the Common Shares or the Series A-2 Preferred Share), and (c) thereafter, equal to 1.0% per annum of the net asset value of the Issuer using the applicable quarter-end Net Asset Value (without reduction for any dividends accrued on the Common Shares or the Series A-2 Preferred Share).

         "Margin Securities": "Margin Securities" as defined under Regulation T issued by the Board of Governors of the Federal Reserve System.

         "Margin Stock": "Margin Stock" as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

         "Market Value": The meaning specified in the applicable Collateral Valuation Schedule.

         "Market Value Price": The meaning specified in the applicable Collateral Valuation Schedule.

         "Maturity": With respect to any Security, the date on which the outstanding principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Money":  The meaning specified in Article I of the UCC.

         "Moody's": Moody's Investors Service and any successor or successors thereto.

         "Moody's Collateral Valuation Schedule": The Moody's Collateral Valuation Schedule attached as Schedule A to this Indenture.

         "Moody's Net Accrual Amount": The meaning specified in the applicable Collateral Valuation Schedule.

         "Moody's Senior Advance Amount": The meaning specified in the applicable Collateral Valuation Schedule. For purposes of determining the Moody's Net Accrual Amount on any date in connection with the calculation of the Moody's Senior Advance Amount, the reference to dividends in subpart (ii) of the definition of Moody's Net Accrual Amount shall be deemed to include all dividends accrued to such date whether or not declared.

         "Moody's Senior Advance Rate": The meaning specified in the applicable Collateral Valuation Schedule.

         "Moody's Total Advance Amount": The meaning specified in the applicable Collateral Valuation Schedule. For purposes of determining the Moody's Net Accrual Amount on any date in connection with the calculation of the Moody's Total Advance Amount, the reference to dividends in subpart (ii) of the definition of Moody's Net Accrual Amount shall be deemed to include all dividends accrued to such date whether or not declared.

         "Moody's Total Advance Rate": The meaning specified in the applicable Collateral Valuation Schedule.

         "Moody's Valuation Procedures": The procedures prescribed by Moody's for determining the Market Value of Fund Investments as set forth in the Moody's Collateral Valuation Schedule.

         "Net Asset Value": "Company Equity" as calculated in the definition thereof determined by the Issuer, at any date, based upon good faith estimates for accruals and expenses of the Issuer, which may, but need not, be fully compliant with GAAP.

         "Non-Permitted Holder": A Person that is not a Qualified Investor or that fails to satisfy the Rating Criteria.

         "Non-Reduction Period": The period from the Closing Date through the fifth anniversary of the Closing Date.

         "Note Agent":  The meaning specified in the Note Purchase Agreement.

         "Note Purchase Agreement": The Note Purchase Agreement dated as of November 17, 2005, entered into among the Issuer, the Note Agent and the Holders, as from time to time amended, modified or supplemented.

         "Noteholder": With respect to any Note, the Person in whose name such
Note is registered in the Security Register.

         "Notes": The Senior Revolving Notes, Due 2013, subject to the extension of the Stated Maturity in accordance with Section 2.13 hereof, issued by the Issuer, authenticated by the Trustee or any Authenticating Agent and designated as a Note pursuant to this Indenture.

         "Offering Memorandum": The Offering Memorandum, dated November 16, 2005 in connection with the offer and sale of the Securities.

         "Officer": With respect (a) to the Issuer or any other corporation, the Chairman of the Board of Directors, any Director, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Issuer or other Person authorized by the Issuer; (b) any partnership, any general partner thereof; and (c) any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

         "Officer's Certificate":  A certificate from an Officer.

         "Operating Agreement": The Operating Agreement of the Issuer dated as of November 3, 2005 among the initial members and the Common Shareholders as the same may be amended, supplemented or otherwise modified from time to time.

         "Opinion of Counsel": A written opinion addressed to the Trustee and each Rating Agency (except as otherwise provided herein), in form and substance reasonably satisfactory to the Trustee and each applicable Rating Agency, of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Investment Manager, and which attorney shall be reasonably satisfactory to the Trustee.

         "Organic Documents": Of any Person, its certificate of formation, limited liability company agreement, memorandum and articles of association, charter and by-laws, operating agreement or similar constitutive documents and includes all agreements, voting trusts and similar arrangements with or among the holders of such Person's capital stock or other equity.

         "Original Stated Maturity":  November 15, 2013.

         "Outstanding": As of any date of determination, all of the Securities theretofore authenticated and delivered under this Indenture except:

                (a) Securities theretofore canceled by the Security Registrar or delivered to the Security Registrar for cancellation;

                (b) Securities or portions thereof for whose payment funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities;

                (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by a holder in due course; and

                (d) Securities alleged to have been mutilated, destroyed, lost or stolen for which replacement Securities have been issued as provided in Section 2.6.

         "outstanding": When used in the Collateral Valuation Schedules in relation to the Notes, means the outstanding drawn principal amount of the Notes.

         "Over-Collateralization Test": Either the Senior Over-Collateralization Test or the Total Over-Collateralization Test, as applicable.

         "Paying Agent": Any Person authorized by the Issuer to pay any amounts to be paid on any Securities on behalf of the Issuer as specified in Section 7.2.

         "Payment Account": The trust account established pursuant to Section 10.3(a).

         "Payment Date": The 15th of March, June, September and December of each year, commencing March 15, 2006, or if any such date is not a Business Day, the next Business Day; provided that the last Payment Date in respect of any Note shall be its Stated Maturity.

         "Payment Proceeds": With respect to any Payment Date, all of the amounts received by the Trustee from the Issuer during the related Due Period in respect of the payment of any amounts due hereunder.

         "Pension Plan": A "pension plan," as such term is defined in Section 3(2) of ERISA.

         "Performing": The meaning specified in the applicable Collateral Valuation Schedule.


         "Permitted Equity Issuance": Includes all of the following:


         (a)    the Preferred Shares and the Common Shares; and

         (b) with respect to any Fund Investment, any funding obligation of the Issuer to the issuer of such Fund Investment.

         "Permitted Holder":  A Person that is not a Non-Permitted Holder.

         "Permitted Indebtedness":  Includes all of the following:


         (a) Indebtedness in respect of the Securities (including additional Securities issued pursuant to Section 2.14) in an Aggregate Outstanding Amount not to exceed the Total Maximum Commitment (as increased by any such additional Securities and including refinancings, refundings or replacements thereof);

         (b) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of its incurrence;

         (c) with respect to any Fund Investment, any funding obligation of the Issuer to the issuer of such Fund Investment to the extent constituting Indebtedness.

         "Permitted Lien": Includes any of the following:

         (a) Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to the Pledge Agreement;

         (b) any Lien or other encumbrance for taxes, assessments or other governmental charges or levies not yet subject to penalties for non-payment or the validity, applicability or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established by the Issuer;

         (c) Liens of broker-dealers and clearing corporations (i) granted pursuant to the Custodial Agreement or (ii) Incurred in the ordinary course of business, but excluding Liens created in connection with the purchase of securities on margin, the short sale of securities on margin or Securities Lending Transactions (other than Securities Lending Transactions involving U.S. Government Securities incurred as Interest Rate Hedging Transactions); provided, that in the case of broker-dealer Liens relating to trades not settled in the ordinary course of business, such Liens shall be Permitted Liens under this clause (c)(ii) only if such Liens are discharged within five Business Days of the Issuer's obtaining actual knowledge thereof;

         (d) Liens on a Short Sale Customer Account or a Short Sale Broker Account created in accordance with Section 3.9 of the Custodial Agreement; and

         (e) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed, in each case, so long as the aggregate amount of all such judgment Liens at any time does not exceed 1.5% of the Net Asset Value or judgment Liens the payment of which is covered in full (subject to a customary deductible) by insurance.

         "Person": An individual, corporation (including a business trust or a limited liability company), partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

         "Physical Securities":  Each physical Note issued hereunder.

         "Placement Agents": Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, in their capacity as placement agents under the Private Placement Agency Agreement.

         "Pledge Agreement": The Pledge and Intercreditor Agreement, in the form of Exhibit B, dated as of the Closing Date, among the Issuer, the Custodian, the Trustee, the Collateral Agent and the Credit Enhancer, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Pledged Securities":  The meaning specified in the Pledge Agreement.

         "Portfolio Limitations": The meaning specified in the applicable Collateral Valuation Schedule.


         "Preferred Shares": Any preferred shares issued by the Issuer pursuant to the Operating Agreement, including, but not limited to, the Term Preferred Shares.

         "Prepayment":  Any repayment of principal of the Notes pursuant to
Section 9.2 prior to the Maturity of such Notes.

         "Prepayment Date":  Any date on which a Prepayment occurs.

         "Private Placement Agency Agreement": An agreement dated as of November 17, 2005, by and between the Issuer and the Placement Agents, relating to the offer, sale and placement of the Securities as amended from time to time.

         "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding, including, without limitation, the making of a trust, mortgage or assignment for the benefit of creditors; the voluntary or involuntary dissolution, winding up, total or partial liquidation, reorganization, bankruptcy, insolvency, receivership or marshalling of assets or liabilities of any Person; or any other statutory, common law or contractual proceeding or arrangement for the postponement or adjustment of all or a substantial part of the liabilities of such Person.

         "Protected Purchaser": A protected purchaser as defined in Article 8 of the UCC.

         "Qualified Investor" A Person that satisfies all of the following: (a) such Person is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, (b) such Person is a "qualified client" within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended, (c) such Person is a "qualified purchaser" as defined in Section 2(a)(51)(A) of the Investment Company Act and the rules promulgated thereunder, (d) such Person is a "qualified institutional buyer" as defined in Rule 144A(a) of the Securities Act, and (e) such Person is acquiring any Securities hereunder for its own account for investment and not for resale or distribution.

         "Rating Agency": Each of Moody's and S&P, in each case only for so long as Securities rated by such entity on the Closing Date are Outstanding and rated by such entity.

         "Rating Agency Condition": With respect to any specified action, that
(a) each of Moody's and S&P shall have been given prior written notice thereof and (b) each of Moody's and S&P shall have notified the Issuer in writing that such action will not result at that time in a downgrading or withdrawal of its then current ratings of the Indebtedness under this Indenture or the Preferred Shares, as applicable. Notwithstanding the foregoing, where it is provided herein or in any Collateral Valuation Schedule in relation to any particular action that the Rating Agency Condition must be satisfied with respect to one specified Rating Agency, and the other Rating Agency is not specified, it shall only be required that such specified Rating Agency shall have been given the notice described in clause (a) above and shall have made the notification described in clause (b) above in relation to such action.

         "Rating Agency Confirmation": Confirmation in writing (which may be evidenced by an exchange of electronic messages or facsimiles) from each Rating Agency (or the specified Rating Agency) that the Rating Agency Condition is satisfied.

         "Rating Criteria": Criteria that will be satisfied on any date with respect to any purchaser of any Note if such purchaser has a rating with respect to its unsupported senior debt obligations, or has a financial strength rating with respect to its claims paying ability, that is (a) in the case of a short term rating, not lower than "P-1" by Moody's or, in the case of a long term rating, not lower than "A3" by Moody's (but if rated "A3" only if such purchaser is placed on a credit watch with positive implications by Moody's) or not lower than "A2" by Moody's (but if rated "A2" only if such purchaser has not been placed on a credit watch with negative implications by Moody's), provided that if such purchaser has a short term rating, then such short term rating may not be lower than "P-1" by Moody's regardless of its long term rating, and (b) in the case of a short term rating, not lower than "A-1" by S&P or, in the case of a long term rating, "A" by S&P or "A-" by S&P and is placed on a credit watch with positive implications by S&P (or its obligations are guaranteed by entities with such ratings).

         "Record Date": With respect to (a) any Payment Date, the date on which the Holders of Securities entitled to receive a payment on such Payment Date are determined, such date as to any Payment Date being the fifteenth day (whether or not a Business Day) prior to the applicable

Payment Date; (b) any Prepayment Date, the date on which the Holders of the Notes entitled to receive a Prepayment are determined, such date as to any Prepayment Date being the fifteenth day (whether or not a Business Day) prior to the applicable Prepayment Date.

         "Reference Banks": The meaning specified in Schedule C attached hereto.

         "Registered Office":  The registered office of the Issuer.

         "Regulation U": Regulation U issued by the Board of Governors of the Federal Reserve System.

         "Reimbursable Expenses": Expenses of the Investment Manager that are attributable to the Issuer, including, but not limited to, organizational and offering fees and expenses relating to the Transaction Documents, the Common Shares, the Preferred Shares and the Notes, marketing and travel expenses, due diligence and negotiation expenses, research expenses, fees and expenses of custodians, administrators, transfer and distribution agents, brokerage fees and commissions, dealer spreads, legal fees and expenses of the Issuer and the Investment Manger incurred in connection with matters relating to or for the Issuer, fees and expenses of directors, insurance, including periodic premiums payable with respect to the insurance policy for the benefit of the holders of the Term Preferred Shares, filings and registrations, proxy expenses, rating agencies, expenses of communications to investors, compliance expenses, audit expenses, interest, taxes, portfolio transaction expenses, costs of responding to regulatory inquiries and reporting to regulatory authorities, costs and expenses of preparing and maintaining the books and records of the Issuer, indemnification, litigation and other extraordinary fees and expenses and such other fees and expenses as are approved by the directors as being reasonably related to the organization, offering, capitalization, operation or administration of the Issuer and the Fund Investments. For the avoidance of doubt, expenses associated with the general overhead of the Investment Manager will not be covered by the Issuer.

         "Reporting Date": The last Business Day of each calendar week.

         "Required Liquidity Amount": At any time that an obligation exists for the Issuer to fund any amounts into the Credit Enhancer Liquidity Account pursuant to Section 6.2 of the Insurance Agreement, an amount, as determined on any date, equal to the amount of all accumulated but unpaid dividends in respect of the Term Preferred Shares plus the total amount of unissued share fees on the Series A-1 Preferred Shares of the Issuer, using a dividend rate that is equal to the applicable LIBOR (as defined in the Statement of Preferences) for that particular Rate Period (as defined in the Statement of Preferences), plus 0.30% per annum, plus the Additional Amount (as defined in the Statement of Preferences), if any, for the two subsequent Dividend Payment Dates (assuming the same LIBOR for such amounts) immediately following such date, whether or not any such dividends have been earned or declared

         "Restricted Payment": Includes (a) any payment or other distribution (including, without limitation, dividends) to any Common Shareholder in respect of its Common Shares or to any holder in respect of the Preferred Shares; or (b) any payment or other distribution on account of the purchase, redemption, retirement or acquisition of any Common Share, Preferred Share or other equity interest in the Issuer; provided, however, that notwithstanding the foregoing neither (i) dividends on the Preferred Shares nor (ii) purchases, redemptions, retirements or acquisitions of Preferred Shares made pursuant to Section 7.7 or in order to comply with any asset coverage test required to be maintained pursuant to Section 18 of the Investment Company Act shall constitute Restricted Payments hereunder and, subject to compliance with Section 7.7(c) and the limitations set forth in
Section 7.16(b), may be made or paid by the Issuer at any time. For the avoidance of doubt, Restricted Payment shall not include any payment of Management Fee to the Investment Manager.

         "RIC Distribution": The meaning specified in Section 7.16.

         "RIC Withholding Taxes": The meaning specified in Section 7.16.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

         "S&P Collateral Valuation Schedule": The S&P Collateral Valuation Schedule attached as Schedule B to this Indenture.

         "S&P Senior Advance Amount": The meaning specified in the applicable Collateral Valuation Schedule.

         "S&P Senior Advance Rate": The meaning specified in the applicable Collateral Valuation Schedule.

         "S&P Total Advance Amount": The meaning specified in the applicable Collateral Valuation Schedule.

         "S&P Total Advance Rate": The meaning specified in the applicable Collateral Valuation Schedule.

         "S&P Valuation Procedures": The procedures prescribed by S&P for determining the Market Value of Fund Investments as set forth in the S&P Collateral Valuation Schedule.

         "Second Extended Maturity Date":  The meaning specified in Section
2.13.

         "Secured Hedging Advance Amount": The meaning specified in the applicable Collateral Valuation Schedule.

         "Secured Hedging Creditor": The meaning specified in the Pledge Agreement.

         "Secured Hedging Net Exposure": The meaning specified in the applicable Collateral Valuation Schedule.

         "Secured Hedging Transaction": The meaning specified in the applicable Collateral Valuation Schedule.

         "Secured Parties":  The meaning specified in the Pledge Agreement.

         "Securities":  The Notes.

         "Securities Act": The United States Securities Act of 1933, as amended.

         "Security Register" and "Security Registrar": The respective meanings specified in Section 2.5(a).

         "Securityholder":  See "Holder," above.

         "Senior Advance Amount": At any time of determination, subject to
Section 1.2, (a) the lower of (i) the Moody's Senior Advance Amount and (ii) the S&P Senior Advance Amount minus (b) the Required Liquidity Amount, if any.

         "Senior Excess Amount": As of any Business Day, the amount, if any, by which the Aggregate Outstanding Amount as of the close of business of such Business Day exceeds the Senior Advance Amount as of such close of business.

         "Senior Indebtedness": All Indebtedness (including contingent or guaranteed indebtedness) and other payment obligations (including, without limitation, interest that would accrue but for the filing of a petition initiating a Proceeding, whether or not a claim for such interest is allowed in the Proceeding) of the Issuer arising under or in respect of this Indenture, the Notes, or the other Transaction Documents or under any Secured Hedging Transaction, whether outstanding on the Closing Date or thereafter created or incurred, including obligations owing to the Custodian under the Custodial Agreement, to the Note Agent under the Note Purchase Agreement, to the Trustee under this Indenture or under the Pledge Agreement, and to the Collateral Administrator under the Collateral Administration Agreement; provided, however, that Senior Indebtedness shall not include any Indebtedness or such other obligations incurred in violation of this Indenture.

         "Senior Over-Collateralization Test": A test that is satisfied as of any Business Day if the Aggregate Outstanding Amount as of such Business Day, is less than or equal to the Senior Advance Amount.

         "Short Sale Broker Account": A segregated account established in accordance with Section 3.9 of the Custodial Agreement in connection with a Short Sale Transaction in the name of a broker, dealer, or futures commission merchant, or in the name of the Issuer for the benefit of a broker, dealer, futures commission merchant, in each case as a pledgee of the Issuer, or otherwise, in accordance with an agreement between the Issuer, the Custodian and a broker, dealer, or futures commission merchant, separate and distinct from the Custodial Account, the Escrow Account and the Credit Enhancer Liquidity Account, in which certain Fund Investments and/or Money of the Issuer shall be deposited and withdrawn from time to time in connection with any Short Sale Transaction.

         "Short Sale Customer Account": A segregated account established pursuant to Section 3.9 of the Custodial Agreement in which certain Fund Investments and/or other assets of the Issuer shall be deposited and withdrawn from time to time in connection with Short Sale Transactions.

         "Short Sale Transaction": The meaning specified in the applicable Collateral Valuation Schedule.

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         "Specified Hedging Net Exposure": As of any date, as to any Specified
Hedging Transaction for which a determination thereof is required to be made, shall be determined as follows: (i) each Eligible Counterparty party to each Specified Hedging Transaction shall determine, with respect to the Specified Hedging Transactions entered into by it with the Issuer, an amount (the "Specified Hedging Net Exposure Component") equal to the net current market value on the bid side of the market if the position is long and on the ask/offer side of the market if the position is short to the Issuer on such date of determination of each such Specified Hedging Transaction and (ii) for each Specified Hedging Transaction, the "Specified Hedging Net Exposure" will, as of any date, be equal to the sum of all applicable Specified Net Exposure Components as of such date and may, for purposes of this calculation, be less than zero.

         "Specified Hedging Transaction": A Hedging and Short Sale Transaction that is not a Defensive Hedge Transaction, a Secured Hedging Transaction or a Short Sale Transaction.

         "Stated Maturity": The Original Stated Maturity, as may be extended in accordance with Section 2.13.

         "Statement of Preferences": The meaning specified in the Operating Agreement.

         "Structured Product Transaction": The meaning specified in the applicable Collateral Valuation Schedule.

         "Tax": Any present or future tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority other than a stamp, registration, documentation or similar tax.

         "Tax Gross-Up Amount":  The meaning specified in Section 7.1(c).

         "Term Preferred Shares": The term preferred shares issued by the Issuer pursuant to the Operating Agreement and the Statement of Preferences.

         "Total Advance Amount": At any time of determination, subject to
Section 1.2, (a) the lower of (i) the Moody's Total Amount and (ii) the S&P Total Advance Amount minus (b) the Required Liquidity Amount, if any.

         "Total Capitalization": The meaning specified in the applicable Collateral Valuation Schedule.

         "Total Excess Amount": As of any Business Day, the amount, if any, by which the sum of the Aggregate Outstanding Amount and the Aggregate Liquidation Preference as of the close of business of such Business Day exceeds the Total Advance Amount as of such close of business.

         "Total Maximum Commitment": At any date of determination, (a) on and after the Closing Date and prior to the Draw Period Termination Date, $216,000,000 and (b) on and after the Draw Period Termination Date, zero; provided, that the Total Maximum Commitment may be increased in accordance with
Section 2.14 or reduced as provided in Section 9.3.

         "Total Over-Collateralization Test" A test that is satisfied as of any Business Day if the Aggregate Outstanding Amount and the Aggregate Liquidation Preference of the Preferred Shares, as of such Business Day, is less than or equal to the Total Advance Amount.

         "Transaction Documents": Collectively, this Indenture, the Notes, the Note Purchase Agreement, the Pledge Agreement, the Collateral Administration Agreement and the Custodial Agreement.

         "Transfer Certificate": A duly executed transfer certificate substantially in the form of Exhibit E.

         "Trust Officer": When used with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, any officer within the Corporate Trust Office (or similar office or department) working on the transactions described in this Indenture and authorized to act for and on behalf of the Trustee or such other bank or trust company, including any vice president, assistant vice president, officer of the Trustee or such other bank or trust company working on the transactions described in this Indenture.

         "Trustee": JPMorgan Chase Bank, National Association, solely in its capacity as Trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Person.

         "UCC": The Uniform Commercial Code as in effect from time to time in the State of New York.

         "Unquoted Investments": The meaning specified in the applicable Collateral Valuation Schedule.

         "U.S. Government Securities": The meaning specified in the applicable Collateral Valuation Schedule.

         "Valuation Statement": A written statement substantially in the form of Exhibit F.

         "Welfare Plan": A "welfare plan," as such term is defined in Section 3(1) of ERISA.

         "Yield-To-Worst": The meaning specified in the applicable Collateral Valuation Schedule.

         "York Affiliated Entity": JGD Management Corp. (d/b/a York Capital Management), a Delaware corporation, and the Issuer and the respective Affiliates of each of the foregoing.

         "York Enhanced Strategies Management, LLC": York Enhanced Strategies Management, LLC, a New York limited liability company.

Section 1.2. References to Collateral Valuation Schedules; Accounting Matters; Asset Coverage Determinations.

         (a) References to a term having the meaning set forth in both Collateral Valuation Schedules shall be applied separately using such term as defined in each of the Collateral

Valuation Schedules; provided, however, that (i) if at any time none of the Securities are then rated by Moody's but some or all of the Securities are rated by S&P, the Moody's Collateral Valuation Schedule shall not be applicable for any purpose hereunder and (ii) if at any time none of the Securities are then rated by S&P but some or all of the Securities are rated by Moody's, the S&P Collateral Valuation Schedule shall not be applicable for any purpose hereunder.

         (b) For purposes of this Indenture, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect on the Closing Date and as applied in the preparation of the financial statements of the Issuer referred to in Section 7.23.

         (c) For purposes of determining whether any of the asset coverages required to be maintained pursuant to the Investment Company Act are maintained as of any date, such asset coverage may be calculated on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of the applicable determination.

                                  ARTICLE 2

                                  THE NOTES

Section 2.1.    Forms Generally.

         The Notes and the Trustee's or Authenticating Agent's certificate of authentication thereon (the "Certificate of Authentication") shall be in substantially the form required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer executing such Securities as evidenced by their execution of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

Section 2.2.    Forms of Securities; Certificate of Authentication.

         (a) Form. The form of the Securities shall be (including the Certificate of Authentication) as set forth on Exhibit A hereto.

         (b) Global Securities. Except as provided below, the Securities shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of such Securities (each, a "Global Security"), which shall be deposited on behalf of the subscribers for such Securities represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of DTC and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.
The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

         (c) Book-Entry Provisions. This Section 2.2(c) shall apply only to Global Securities deposited with or on behalf of the Depository.

         The Issuer shall execute and the Trustee shall, in accordance with this
Section 2.2(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the nominee of the Depository for such Global Security or Global Securities and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

         Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Trustee, as custodian for the Depository or under the Global Security, and the Depository may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

         (d) Physical Securities. Except as provided in Sections 2.5(c)(ii), 2.5(c)(iii) and 2.10 hereof, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

Section 2.3.    Authorized Amount; Interest Rate; Stated Maturity;
                Denominations.

         The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $216,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.5, 2.6, 2.10 or 8.6 of this Indenture and Securities issued pursuant to supplemental indentures in accordance with Section 2.14 and Article 8.

         The Securities shall be issued in a single class, shall bear interest at the Interest Rate and shall mature on the Stated Maturity.

         The Securities shall be issuable in the minimum denominations of $1,000,000 and integral multiples of $1.00 in excess thereof (an "Authorized Denomination").

Section 2.4.    Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Issuer by one of the Authorized Officers of the Issuer. The signature of such Authorized Officer may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of issuance of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by it, to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

         Each Security authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Securities that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication.

         Securities issued upon transfer, exchange or replacement of other Securities shall be issued in Authorized Denominations reflecting the original aggregate principal amount of the Securities so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Securities so transferred, exchanged or replaced. In the event that any Security is divided into more than one Security in accordance with this Article 2, the original principal amount of such Security shall be proportionately divided among the Securities delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 2.5.    Registration, Registration of Transfer and Exchange.

         (a) The Issuer shall cause to be kept a register (the "Security Register") at the Registered Office, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and the registration of transfers of Securities. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of such Securities. Upon any resignation or removal of the Security Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Security Registrar.

         If a Person other than the Trustee is appointed by the Issuer as Security Registrar, the Issuer will give the Trustee prompt notice of the appointment of a Security Registrar and of the location, and any change in the location, of the Security Registrar, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Security Registrar by an Officer thereof as to the names and addresses of the Holders and the principal amounts and numbers of such Securities.

         Subject to this Section 2.5, upon surrender for registration of transfer of any Securities at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any Authorized Denomination and of like terms and a like aggregate principal amount.

         Except in the case of a transfer of an interest in Notes registered in the name of the Note Agent made pursuant to a participation or an assignment of an interest under the Note Purchase Agreement, every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

         No service charge shall be made to a Holder for any registration of transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         (b) No Security may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws. None of the Issuer, the Trustee or any other Person may register the Securities under the Securities Act or any state securities laws.

         Transfers of the beneficial interests in any of the Securities will be permitted only to transferees that (i) are Qualified Investors and (ii) except to the extent that the Note Purchase Agreement provides or allows otherwise, satisfy the Rating Criteria. In addition to the requirements of this Section 2.5 and Section 2.4, all transfers of beneficial interests in the Securities shall be made in accordance with the Note Purchase Agreement.

         (c) So long as a Global Security remains Outstanding and is held by or on behalf of the Depository, transfers of a Global Security, in whole or in part, shall only be made in accordance with Section 2.2(c) and this Section 2.5(c).

                (i) Subject to clause (ii) of this Section 2.5(c), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

                (ii) Global Certificatable Security to Physical Security. If a holder of a beneficial interest in a Certificatable Security represented by an interest in a Global Security (together, "Global Certificatable Securities") wishes at any time to transfer its interest in such Security to a Person who wishes to take delivery thereof in the form of a Physical Security, as applicable, such holder may, subject to the rules and procedures of DTC, Clearstream or the Depository, as the case may be, transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more such Physical Securities as described below. Upon receipt by the Trustee, as Security Registrar, of:

                (A) instructions given in accordance with the Depository's procedures from an Agent Member, or instructions from DTC, Clearstream or the Depository, as the case may be, directing the Trustee to deliver one or more such Physical Securities, designating the registered name or names, address, payment instructions and the number and principal amounts of the Physical Securities to be executed and delivered (the aggregate principal amounts of such Physical Securities being equal to the aggregate principal amount of the Global Security to be transferred), in an Authorized Denomination, and

                (B) a Transfer Certificate given by the transferor of such beneficial interest, and the Trustee, as Security Registrar, will instruct the Depository to reduce the applicable Global Security by the aggregate principal amount of the beneficial interest in such Global Security to be transferred and the Trustee, as Security Registrar, shall record the transfer in the Security Register in accordance with
Section 2.5(a) and shall instruct the Issuer to execute the Physical Securities and the Trustee shall authenticate and deliver the Physical Securities registered in the names specified in the Transfer Certificate above in principal amounts designated by the transferee (the aggregate of such amounts being equal to the beneficial interest in the Global Securities to be transferred) and an Authorized Denomination. Any purported transfer in violation of the foregoing requirements shall be null and void ab initio, and the Trustee shall not register any such purported transfer and shall not authenticate and deliver such Physical Securities.

         If a holder of a beneficial interest in a Global Certificatable Security wishes at any time to exchange such interest for an interest in one or more Physical Securities, such holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in one or more such Physical Securities as provided below. Upon receipt by the Trustee, as Security Registrar, of:

                (A) instructions given in accordance with the Depository's procedures from an Agent Member, or instructions from DTC, Clearstream or the Depository, as the case may be, directing the Trustee to deliver one or more Physical Securities and

                (B) written instructions from such holder designating the registered name or names, address, payment instructions, the number and principal amounts of the applicable Physical Securities to be executed and delivered (the aggregate principal amounts of such Physical Securities being the same as the beneficial interest in the Global Certificatable Security to be exchanged), the Trustee, as Security Registrar, shall instruct the Depository to reduce the Global Security by the aggregate principal amount of the beneficial interest in the Global Security to be exchanged, shall record the exchange in the Security Register in accordance with Section 2.5(a) and shall instruct the Issuer to execute the Physical Securities and the Trustee shall authenticate and deliver the Physical Securities registered as specified in the instructions described in clause (B) above, in an Authorized Denomination. Any purported exchange in violation of the foregoing requirements shall be null and void ab initio, and the Trustee shall not register any such purported exchange and shall not authenticate and deliver such Physical Securities.

                (iii) Other Exchanges. In the event that a Global Security is exchanged for Securities in definitive registered form without interest coupons pursuant to Section 2.5(c)(ii) or Section 2.10 hereof, such Securities may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above or in this Section 2.5(c)(iii), as applicable (including certification requirements intended to insure that such transfers are made only to holders who are Qualified Investors, and as may be from time to time adopted by the Issuer).

                (iv) Transfer of Physical Securities. If a holder of a beneficial interest in a Physical Security wishes at any time to transfer its interest in such Physical Security to a Person who wishes to take delivery thereof in the form of one or more Physical Securities, such holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more such Physical Securities as provided below. Upon receipt by the Issuer and the Trustee, as Security Registrar, of:

                (A) such holder's Physical Security properly endorsed for assignment to the transferee (except in the case of a transfer of an interest in a Note registered in the name of the Note Agent made pursuant to a participation or an assignment of an interest under the Note Purchase Agreement), and

                (B) a Transfer Certificate given by the transferor of such Physical Security,

the Trustee, as Security Registrar, shall cancel such Physical Security (except in the case of a transfer of an interest in a Note registered in the name of the Note Agent made pursuant to a participation or an assignment of an interest under the Note Purchase Agreement) in accordance with Section 2.9, record the transfer in the Security Register in accordance with Section 2.5(a) and shall instruct the Issuer to execute the Physical Securities (except in the case of a transfer of an interest in a Note registered in the name of the Note Agent made pursuant to a participation or an assignment of an interest under the Note Purchase Agreement) and the Trustee shall authenticate and deliver Physical Securities (except in the case of a transfer of an interest in a Note registered in the name of the Note Agent made pursuant to a participation or an assignment of an interest under the Note Purchase Agreement) bearing the same designation as the Physical Securities endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such amounts being the same as the beneficial interest in the Physical Securities surrendered by the transferor), and in Authorized Denominations. Any purported transfer in violation of the foregoing requirements (including a purported transfer or request to transfer by delivery to the Trustee of any patently false certificate pursuant to clause (B) above) shall be null and void ab initio, and the Trustee shall not register any such purported transfer and shall not authenticate and deliver such Physical Securities.

                (v) Exchange of Physical Securities. If a holder of a beneficial interest in one or more Physical Securities wishes at any time to exchange such Physical Securities for one or more such Physical Securities of different principal amounts, such holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in the Physical Securities bearing the same designation as the Physical Securities endorsed for exchange as provided below. Upon receipt by the Trustee, as Security Registrar, of:

                (A) such holder's Physical Securities properly endorsed for such exchange and

                (B) written instructions from such holder designating the number and principal amounts of the applicable Physical Securities to be issued (the aggregate principal amounts of such Physical Securities being the same as the Physical Securities surrendered for exchange), the Trustee, as Security Registrar, shall cancel such Physical Securities in accordance with Section 2.9, record the exchange in the Security Register in accordance with Section 2.5(a) and shall instruct the Issuer to execute the Physical Securities and the Trustee shall authenticate and deliver one or more Physical Securities bearing the same designation as the Physical Securities endorsed for exchange, registered in the same names as the Physical Securities surrendered by such holder or such different names as are specified in the endorsement described in clause (A) above, in different principal amounts designated by such holder (the aggregate principal amounts being the same as the beneficial interest in the Physical Securities surrendered by such holder), and in Authorized Denominations.

         (d)    Any purported transfer of a Security not in accordance with
Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder.

Section 2.6.    Mutilated, Defaced, Destroyed, Lost or Stolen Securities.

         If (i) there shall be delivered to the Issuer or the Trustee evidence to their reasonable satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Issuer, the Trustee that such Security has been acquired by a Protected Purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Security, a new Security in replacement thereof, of like tenor (including the same date of issuance) and equal principal amount registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Security and bearing a number not contemporaneously outstanding.

         If, after delivery of such new Security, a Protected Purchaser of the predecessor Security presents for payment, transfer or exchange such predecessor Security, the Issuer and the Trustee shall be entitled to recover such new Security from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer and the Trustee in connection therewith.

         In case any such mutilated, defaced, destroyed, lost or stolen Security has become due and payable, the Issuer may in its discretion, instead of issuing a new Security in replacement thereof, pay such Security without requiring surrender thereof except that any mutilated Security shall be surrendered.

         Upon the issuance of any new Security under this Section 2.6, the Issuer or the Trustee may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, and such new Security shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities.

Section 2.7.    Payment in Respect of the Securities; Rights Preserved.

         (a) Interest shall accrue on the Drawn Amount of the Notes during each Interest Accrual Period at the Interest Rate and will be payable in arrears on each Payment Date. The Commitment Fee shall accrue as specified in the definition thereof and will be payable in arrears on each Payment Date. Any Break Funding Costs will be payable on the next Payment Date following the Prepayment Date. Any Increased Costs shall accrue as specified in the definition thereof and shall be payable in arrears on each Payment Date. Any Tax Gross-Up Amounts shall accrue as specified in the definition thereof and shall be payable in arrears on each Payment Date.

         Interest on the Notes shall be due and payable on each Payment Date immediately following the related Interest Accrual Period.

         Interest will cease to accrue on each Note or, in the case of a partial Prepayment, on such part, from the date of Prepayment or Stated Maturity unless payment of principal is improperly withheld or unless Default is otherwise made with respect to such payments of principal. To the extent lawful and enforceable, interest on any Defaulted Interest shall accrue at the applicable Interest Rate until paid as provided herein.

         (b) The Drawn Amount in respect of each Note shall be due and payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration or otherwise, or as a Prepayment in accordance with the provisions of this Indenture.

         (c) As a condition to payments on any Security without the imposition of U.S. withholding tax, the Trustee or the Issuer shall require certification acceptable to them to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that any of them may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

         (d) Payments on any Security other than the Physical Securities shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Depository or its nominee or, if a wire transfer cannot be effected, by a Dollar check in immediately available funds delivered to the Depository or its nominee. Payments, if any, on the Physical Securities shall be made by the Issuer by wire transfer in immediately available funds to a Dollar account maintained by the Holder or as otherwise directed by the Holder, or its nominee, provided, that the Holder thereof shall have provided wiring instructions to the Trustee on or before the related Record Date. If appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the registered holder at its address in the register maintained by the Trustee under this Indenture. The Issuer expects that the Depository or its nominee, upon receipt of any payment of any of the principal amount of and interest on a Global Security held by the Depository or its nominee, will immediately credit the applicable Agent Members' accounts with payments in amounts proportionate to the respective beneficial interests in such Global Security as shown on the records of the Depository or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Security held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent Members. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided, however, that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

         If any Global Securities remain Outstanding 15 Business Days prior to the Stated Maturity, the Investment Manager shall determine if all liquidation proceeds will be received such that final payments will be made with respect to such Global Securities on the Stated Maturity. If the Investment Manager determines that (due to delayed payment of certain liquidation proceeds or otherwise) full and final payment may be delayed beyond the Stated Maturity, the Investment Manager will provide written notice to the Trustee and the Trustee shall promptly notify the Depository and shall request the Depository to post on its system notices deemed to be acceptable and appropriate under the circumstances by the Investment Manager and the Trustee and subject to Depository procedures and take such other action that the Investment Manager deems to be appropriate under the circumstances, to ensure that final payments will be distributed to the Depository for payment to the holders of such Global Securities when the funds become available. None of the Issuer, the Trustee nor any Paying Agent will have any responsibility or liability for any aspects of the records maintained by the Depository or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in, a Global Security. In the case where any final payment of any of the principal amount of and interest on any Note (other than on the Stated Maturity thereof) is to be made, the Issuer or, upon Issuer Order, the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Security Register, a notice which shall state the date on which such payment will be made,

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


the amount of such payment per $100,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

         (e) Subject to the provisions of Sections 2.7(a) and (b) hereof the Holders of Securities as of the Record Date in respect of a Payment Date shall be entitled to the interest, any Commitment Fee, Increased Costs and Tax Gross-Up Amount accrued and payable and the principal amount payable on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer, to be maintained as provided in Section 7.2.

         (f) Interest on any Note and any Additional Costs (other than Break Funding Cost) which are payable, and are punctually paid or duly provided for on any Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Record Date for such interest. Any Break Funding Cost shall be paid to the Person in whose name the Notes is registered on the Record Date for such Prepayment Date.

         Payments on the Notes shall be made to Holders in the proportion that the Aggregate Outstanding Amount of the Notes registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes on such Record Date.

         (g) Payment of any Defaulted Interest may be made in any other lawful manner if notice of such payment is given by the Trustee to the Issuer and the Holders of the Notes, and such manner of payment shall be deemed practicable by the Trustee.

         (h) Interest accrued with respect to the Notes, any Break Funding Costs, the Commitment Fee, the Increased Costs and the Tax Gross-Up Amounts shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

         (i) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments made on any Payment Date or Prepayment Date shall be binding upon all future Holders of such Securities and of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Security.

         (j) The obligations of the Issuer with respect to the Securities and this Indenture are limited recourse obligations of the Issuer payable solely from the assets of the Issuer, including, but not limited to, the Collateral, and following realization on such assets, any claims of the Holders shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of the Securities against any past, present or future Officer, director, employee, stockholder, member agent or incorporator of the Issuer, the Securityholders, the Investment Manager, the Trustee, the Placement Agents, their respective Affiliates or any of their successors or assigns for any amounts payable under the Securities or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to any assets of the Issuer for the sums due or to become due under any security, instrument or agreement or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Securities (to the extent they evidence debt) or secured by this Indenture until such assets have been realized upon, whereupon any outstanding indebtedness or obligation shall be extinguished.

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


It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Securities or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

         (k) Subject to the foregoing provisions of this Section 2.7, each Security delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to unpaid interest, principal and Additional Costs that were carried by such other Securities.

         (l) Notwithstanding any of the foregoing provisions with respect to payments of any of the principal amount of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled, then payments of any of the principal amount of and interest on such Notes shall be made in accordance with Section 5.9.

Section 2.8.    Persons Deemed Owners.

         The Issuer, the Trustee, and any of their respective agents may treat the Person in whose name any Security is registered as the owner of such Security on the Security Register on the applicable Record Date for the purpose of receiving payments on such Security and on any other date for all other purposes whatsoever (whether or not such payments are overdue), and neither the Issuer nor the Trustee nor any of their respective agents shall be affected by notice to the contrary; provided however, that the Depository, or its nominee, shall be deemed the owner of the Global Securities, and owners of beneficial interests in Global Securities will not be considered the owners of any Securities for the purpose of receiving notices.

Section 2.9.    Cancellation.

         All Securities surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, shall be promptly canceled by it and may not be reissued or resold. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order that they be returned to it.

Section 2.10.   Global Securities; Transfer to Physical Securities.

         (a) Except as provided in Section 2.5(c)(ii), a Global Security deposited with the Depository pursuant to Section 2.2 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.5 of this Indenture and the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depository is not appointed by the Issuer within 90 days after such notice.

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


         (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depository to the Trustee's office located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Securities of Authorized Denominations. Any Security delivered in exchange for an interest in a Global Security shall bear the applicable legend and shall be subject to the transfer restrictions referred to in such applicable legends. The Holder of such a registered individual Security may transfer such Security by surrendering it at the office or agency maintained by the Issuer for this purpose in New York, New York, which initially will be the New York office of the Trustee specified in Section 7.2 or at the office of any Paying Agent.

         (c) Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (d) In the event of the occurrence of either of the events specified in paragraph (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons. The definitive Securities shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such definitive Securities.

Section 2.11.   Securities Beneficially Owned by Non-Permitted Holders.

         (a) Notwithstanding anything to the contrary elsewhere in this Indenture, except with respect to a transfer made pursuant to Section 2.07(f) of the Note Purchase Agreement, any transfer of a beneficial interest in any Securities to a Non-Permitted Holder shall be null and void ab initio and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

         (b) Any transfer of a beneficial interest in any Securities to a Non-Permitted Holder shall be subject to the provisions of Section 2.07 of the Note Purchase Agreement.

Section 2.12.   Borrowings on the Notes.

         (a) On any Business Day during the Draw Period, amounts may be borrowed by the Issuer under the Notes (each such amount borrowed, a "Borrowing") at the direction of an Authorized Officer; provided, in each case that (i) each applicable condition to such Borrowing specified in Section 4 of the Note Purchase Agreement is satisfied on the date of such Borrowing (a "Borrowing Date"), and (ii) both prior to and after giving effect to any such Borrowing no Excess Amount exists and the Aggregate Outstanding Amount is less than the Total Maximum Commitment.

         (b) Notice of any Borrowing shall be given by the Issuer to the Note Agent, the Investment Manager and the Trustee in accordance with the Note Purchase Agreement.

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


         (c) Except for any Borrowing in an aggregate principal amount equal to the aggregate unused amount of the Commitments, the aggregate principal amount of any Borrowing in respect of the Notes (taken as a whole) shall be an integral multiple of U.S. $1,000,000 and at least U.S. $5,000,000. Except as otherwise provided by Section 2.03(b) of the Note Purchase Agreement, any Borrowing shall be made pro rata according to the unused Commitments in respect of the Notes.

         (d) Borrowings may be prepaid in accordance with Section 9.2 and once an amount under a Note is prepaid, subject to this Section 2.12 and the other terms of this Indenture, it may be re-borrowed as a new Borrowing.

         (e) If any holder of an interest in any of the Notes shall at any time during the Draw Period fail to satisfy the Rating Criteria, the Issuer will enforce its rights under the Note Purchase Agreement.

Section 2.13.   Extension of Stated Maturity by the Holders.

         Subject to complying with this Section 2.13, (a) upon written direction to the Trustee by Holders of 100% of the Aggregate Outstanding Amount and with the prior written approval of the Credit Enhancer, the Stated Maturity shall be extended from the Original Stated Maturity to the date that is 364 days after the Original Stated Maturity (the "First Extended Maturity Date"), and (b) upon written direction to the Trustee by Holders of not less than 100% of the Aggregate Outstanding Amount and with the prior written approval of the Credit Enhancer, at the expiration of the First Extended Maturity Date, the Stated Maturity shall be extended to a date that is 364 days after the expiration of the First Extended Maturity Date (the "Second Extended Maturity Date" and the First Extended Maturity Date and the Second Extended Maturity Date shall each be referred to herein as an "Extended Maturity Date"); provided, that any Extended Maturity Date that would otherwise be a day that is not a Business Day shall be the preceding Business Day. Upon each extension of the Original Stated Maturity to the First Extended Maturity Date or the Second Extended Maturity Date, as the case may be, each reference in this Indenture to the "Stated Maturity" shall be a reference to the Stated Maturity as so extended. Any such written direction to the Trustee pursuant to the foregoing subparts (a) or (b) (each such notice being an "Extension Notice") may be given no more than nine months and no less than five months prior to the Stated Maturity, extend the Stated Maturity from the Original Stated Maturity to the next available Extended Maturity Date so long as on the Original Stated Maturity and on any Extended Maturity Date (i) no Default exists, (ii) no violation of Section 7.7 (without giving effect to the grace periods provided for therein) shall have occurred and be continuing under this Indenture and (iii) the Rating Agency Condition is met. The Trustee shall notify all of the Holders of its receipt of any Extension Notice within five Business Days after the Trustee's receipt thereof that the Stated Maturity has been extended in accordance with this Section. The Trustee shall promptly notify the Issuer, each Holder and each Rating Agency of the effectiveness of any such extension pursuant to this Section 2.13.

Section 2.14.   Additional Issuance.

         (a) At any time prior to the Stated Maturity, subject to at least 10 Business Days' written notice to the Trustee and the prior written approval of the Credit Enhancer, the Issuer may issue and sell additional Securities, provided that the following conditions are met: (i) such issue may not exceed 25% of the original issue amount of Securities authorized to be issued on the Closing Date; (ii) the terms of the Securities issued (other than the price thereof or the initial date from which interest accrues) are identical to the terms of previously issued Securities; (iii) Rating Agency Confirmation has been obtained; (iv) no Default exists at the time of and after giving effect to the issuance of such additional Securities, (v) no violation of any "asset coverage" test required to be maintained pursuant to Section 18 of the Investment Company Act shall exist immediately after the issuance of such additional Securities; and (vi) no violation of Section 7.7 (without giving effect to the grace periods provided for therein) shall exist at the time of and after giving effect to the issuance of such Securities. Upon the issuance of any additional Securities in accordance with this Section 2.14, the Total Maximum Commitment shall be deemed to have been increased by the aggregate principal amount of such newly issued Securities.

         (b) Any additional issuance pursuant to Section 2.14(a) shall first be offered on a pro rata basis to the Holders existing at the time of such proposed additional issuance. The Issuer shall direct the Trustee to provide notice to such existing Holders not less than 20 Business Days prior to the date of the proposed additional issuance. Such notice shall contain the date and proposed amount of the additional issuance. If a Holder intends to accept the offer to purchase its pro share of the additional Securities to be issued, such Holder shall provide the Trustee, not later than 10 Business Days after receipt of such notice of the proposed additional issuance, written notice of such acceptance. Any Holder who does not affirmatively respond with a written acceptance shall be deemed to have declined the offer to purchase its pro rata share of such additional Securities.

                                   ARTICLE 3

                             CONDITIONS PRECEDENT

Section 3.1.    Closing Date Issuance.

         The Securities to be issued on the Closing Date shall be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

         (a) Executed Agreements. An executed counterpart of the Pledge Agreement, the Custodial Agreement, the Investment Management Agreement and the Note Purchase Agreement and such other documents as the Trustee may reasonably require;

         (b) Collateral Filings. Evidence that (i) Uniform Commercial Code Financing Statements (Form UCC-1), naming the Issuer as the debtor and the Collateral Agent as the secured party or other similar instruments or documents in a form suitable for filing, have been prepared for filing in all jurisdictions necessary or advisable to perfect the Liens in the Collateral created or purported to be created by the Pledge Agreement, and (ii) the Issuer has certified that all other actions necessary or advisable to perfect the Liens in the Collateral created or purported to be created by the Pledge Agreement have been taken;

         (c) Officer Certificate. An Officer's Certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Note

Purchase Agreement, the Pledge Agreement, the Custodial Agreement and the execution, authentication and delivery of the Securities applied for by it and specifying the Stated Maturity, the principal amount and the Interest Rate for the Notes issued by it, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

         (d) No Governmental Approvals Required. Either (i) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer satisfactory in form and substance to the Trustee that the Trustee is entitled to rely thereon and that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Securities applied for by it, or
(ii) an Opinion of Counsel of the Issuer satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Securities except as may have been given;

         (e) Opinion of Counsel. Opinions of (i) Jones Day, special counsel to the Issuer; (ii) Gardere Wynne Sewell LLP, special counsel to the Custodian, and (iii) Sonnenschein Nath & Rosenthal, special counsel to the Collateral Agent and the Note Agent, in each case in form and substance satisfactory to the Trustee, dated the Closing Date and addressed to the Trustee, the Rating Agencies and the other parties identified in each such opinion;

         (f)    No Default. An Officer's Certificate of the Issuer stating that
(i) it is not in Default under this Indenture and that the issuance of the Securities applied for by it will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, its Organic Documents, any indenture or other material agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; (ii) that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Securities applied for by it have been complied with; and
(iii) that all expenses due or accrued with respect to the offering of the Securities or relating to actions taken on or in connection with the Closing Date have been paid or provided for;

         (g) No Litigation, etc. An Officer's Certificate of the Issuer stating that no material litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the Closing Date, be pending or, to the knowledge of the Issuer, threatened with respect to any of the transactions contemplated hereby which would be adverse to, or be detrimental to the interests of, any of the Holders;

         (h) Rating of Securities. An Officer's Certificate of the Issuer certifying that (i) the Securities have received a rating of "Aaa" from Moody's and that the Preferred Shares have received a rating of "Aaa" by Moody's after giving effect to the issuance of insurance policy to be issued by the Credit Enhancer pursuant to the Insurance Agreement and (ii) the Securities have received a rating of "AAA" by S&P and that the Preferred Shares have received a credit enhanced rating of "AAA" by S&P; and

Section 3.2.    Additional Issuances.

         Any additional Securities to be issued pursuant to Section 2.14 shall be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of evidence that the conditions set forth in Section 3.1(c), (d), (e), (f), (g) and (h) have been satisfied on and as of the issuance date of such additional Securities.

                                  ARTICLE 4

                          SATISFACTION AND DISCHARGE

Section 4.1.    Satisfaction and Discharge of Indenture.

         This Indenture shall be discharged and shall cease to be of further effect except as to
                (i)     rights of registration of transfer and exchange,

                (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities,

                (iii) rights of Holders of Securities to receive payments of principal thereof and interest thereon and any Additional Costs as provided herein,

                (iv) the rights, obligations and immunities of the Trustee hereunder; and
                (v) the rights of Securityholders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                        (A)     either:

                        (1) all Securities theretofore authenticated and delivered (other than (x) Securities which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (y) Securities for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in
         Section 7.3) have been delivered to the Trustee for cancellation; or

                        (2) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash, non-callable direct obligations of the United States of America, provided, that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated "Aaa" by Moody's and "AAA" by S&P, in an amount sufficient, as verified by a firm of certified public accountants which are internationally recognized, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest and any Additional Costs to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity;

                        (B) the Issuer has paid or caused to be paid all other sums payable by it hereunder and under the other Transaction Documents; and

                        (C) the Issuer has delivered to the Trustee Officer's certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee and, if applicable, the Securityholders, as the case may be, under Sections 2.7, 4.2, 5.4(c), 5.9, 6.7, and 7.1 hereof shall survive.

Section 4.2.    Application of Trust Money.

         All Monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Securities and this Indenture, to the payment of principal and interest and any Additional Costs, either directly or through any Paying Agent, as the Trustee may determine, to the Person entitled thereto and for whose payment such Money has been deposited with the Trustee; but such Money shall be segregated from other funds to the extent required herein or required by law.

Section 4.3.    Repayment of Monies Held by Paying Agent.

         In connection with the satisfaction and discharge of this Indenture with respect to the Securities, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section
7.3 hereof and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

                                  ARTICLE 5

                          EVENTS OF DEFAULT; REMEDIES

Section 5.1.    Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) a default in the payment of any interest on any Notes or of any Additional Costs when the same becomes due and payable, which default shall continue for a period of three Business Days;

         (b) a default in the payment of any principal amount when the same becomes due and payable on any Notes at Stated Maturity or on any date of mandatory prepayment pursuant to Section 9.1;

         (c) the failure of the Issuer to comply with Section 18 of the Investment Company Act or any successor provision thereto or any applicable "asset coverage" maintenance requirements set forth therein and such failure shall continue for a period of 30 days or more after the earlier of (x) notice thereof having been given to the Issuer by the Trustee or to the Issuer and the Trustee by a Noteholder or (y) the first date on which an Authorized Officer of the Issuer or the Investment Manager had actual knowledge of such failure;

         (d)    the failure of the Issuer to comply with its obligations under
Section 7.7 (Over-Collateralization Tests), or Section 7.13 (Minimum Net
Worth) ;

         (e)    the failure of the Issuer to comply with its obligations under
Section 7.21 (Statement as to Compliance), Section 7.29 (Limitations on Hedging and Short Sale Transactions) or Section 10.6 (Accountings) for three (3) days or more;

         (f) the failure of the Issuer to be a registered "investment company" under the Investment Company Act for more than 30 days;

         (g) except as otherwise provided in this Section 5.1, a default in the performance, or breach, of any other covenant or other agreement of the Issuer in this Indenture (except for a covenant or other agreement a default in the performance or breach of which is elsewhere in this Section 5.1 or in
Article 7 specifically dealt with) and the continuation of such default or failure for a period of 30 days after notice thereof shall have been given to the Issuer by the Trustee (who shall be acting at the direction of a Majority of the Notes), or to the Issuer and the Trustee by a Majority of the Notes, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

         (h) any representation or warranty of the Issuer under this Indenture (other than the representation and warranty relating to any violation of Section 18 of the Investment Company Act, or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein) or of the Issuer in any other Transaction Document or in any certificate delivered pursuant hereto or thereto is or shall be incorrect in any material respect when made or deemed made and, in the case of any such breach that is capable of being cured, such breach continues uncured for a period of thirty
(30) days or more after the earlier of (x) notice thereof having been given to the Issuer by the Trustee or to the Issuer and the Trustee by a Majority of the Notes or (y) the first date on which an Authorized Officer of the Issuer or the Investment Manager had actual knowledge of such failure;

         (i) an aggregate principal amount equal to or exceeding 0.80% of the Net Asset Value of any Indebtedness shall become due and payable (whether at maturity, by acceleration or otherwise) and not be paid or satisfied in full, or the holder of such Indebtedness shall be entitled to require the Issuer to repay, repurchase, redeem, defease or otherwise retire for value such Indebtedness, in whole or in part, prior to its scheduled payment date (in each case, after giving effect to any grace periods applicable thereto);

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


         (j) the Issuer shall default in the payment when due (whether at stated maturity or by acceleration, mandatory prepayment or otherwise) of any amount in excess of 3.0% of the Net Asset Value (after giving effect to any grace periods applicable thereto) required to be paid by it under any Secured Hedging Transaction (other than any such amount that is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Issuer's books), and such default shall continue unremedied for a period of ten (10) Business Days or more;

         (k)    the Issuer shall:

                (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

                (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Issuer or any of its property, or make a general assignment for the benefit of its creditors;

                (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Issuer or for a substantial part of its property (which for the avoidance of doubt shall exclude the issuers of and any obligors on any Fund Investment), and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, indebtedness arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Issuer and, if such case or proceeding is not commenced by the Issuer, such case or proceeding shall be consented to or acquiesced in by the Issuer or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                (v) take any action authorizing, or in furtherance of, any of the foregoing;

         (l) any judgments by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of 1.5% of the Net Asset Value (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Issuer, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of 30 days after the date on which the right to appeal has expired;

         (m) any Lien on any Collateral granted shall, at any time after delivery of the Pledge Agreement, cease to be fully valid and perfected as a first-priority Lien, except (i) for Permitted Liens, (ii) Liens on Fund Investments the Market Value of which if excluded from the Collateral would not cause a violation of the Over-Collateralization Tests or the covenant in Section
7.13 (in each case, without giving effect to any applicable grace period) or
(iii) as otherwise expressly permitted hereunder or under the Pledge Agreement;

         (n) the Issuer shall be dissolved or terminated, and not reconstituted substantially simultaneously therewith (and in no event later than the same day) in accordance with the Operating Agreement; and

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


         (o) the Investment Manager is removed or terminated pursuant to the Investment Management Agreement and a Majority of the Notes have not approved the new Investment Manager within thirty (30) days.

Section 5.2.    Acceleration of Maturity; Rescission and Annulment; Voting
                Rights.

         (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(k)), the Trustee may, and shall upon direction of a Majority of the Notes, terminate the Commitments and declare the unpaid principal of all the Securities to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest (if any) thereon, any Additional Costs and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(k) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Securities, any Additional Costs and other amounts payable hereunder, shall automatically become due and payable in accordance with Section 5.7 without any declaration or other act on the part of the Trustee or any Securityholder and all Commitments shall automatically terminate.

         (b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of the Notes, by notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

                (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                        (A) all unpaid installments of interest on and the principal amount of the Securities, Commitment Fees and Break Funding Costs then due,

                        (B) to the extent that payment of such interest is lawful, interest upon Defaulted Interest, Increased Costs and Note Tax Gross-Up Amounts at the applicable Interest Rate, and

                        (C) all unpaid Administrative Expenses and other sums paid or advanced by the Trustee hereunder and any other amounts then payable by the Issuer hereunder.

                (ii) the Trustee has determined that all Events of Default, other than the non-payment of the interest on or principal amount of Securities and any Commitment Fee that have become due solely by such acceleration, have been cured and a Majority of the Notes by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld) or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         (c) In addition to the foregoing and any other remedy available pursuant to this Article 5, if on the last business day of each of 12 consecutive calendar months, the Securities issued pursuant to this Indenture shall have an asset coverage (as defined in and determined in

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


accordance with Section 18 of the Investment Company Act) of less than 100 per centum, then a Majority of the Notes shall be entitled to elect at least a majority of the members of the board of directors of the Issuer, such voting right to continue until the Securities issued pursuant to this Indenture shall have an asset coverage (as defined in and determined in accordance with Section 18 of the Investment Company Act) of 110 per centum or more on the last business day of each of three consecutive calendar months.

Section 5.3.    Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Issuer covenants that if a Default shall occur in respect of the payment of any principal, interest, the Commitment Fee or the Break Funding Cost, the Issuer, will, upon demand of the Trustee or any affected Holder of such Security, pay to the Trustee, for the benefit of the Holder of such Security, the whole amount, if any, then due and payable for the principal amount of and interest on such Security and any Additional Costs, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest and any Additional Costs, at the applicable Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

         If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may, and shall upon direction of a Majority of the Notes, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Securities and collect the Monies adjudged or decreed to be payable in the manner provided by law, subject, in each case, to the terms and conditions of the Pledge Agreement.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall upon written direction of a Majority of the Notes, proceed to protect and enforce its rights and the rights of the Securityholders by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee or as the Trustee may be directed by a Majority of the Notes), to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

         In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Securities under any applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Securities, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

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


         (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders of the Securities allowed in any Proceedings relative to the Issuer or other obligor upon the Securities or to the creditors or property of the Issuer or such other obligor;

         (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities, upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

         (c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of the Securities and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Securities to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of the Securities, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

         All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys and counsel, shall be for the ratable benefit of the Holders of the Securities Parties.

         In any Proceedings brought by the Trustee on behalf of the Holders of the Securities (including any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all such Holders.

Section 5.4.    Remedies.

         (a) If an Event of Default shall have occurred and be continuing, the Commitments shall have been terminated, and the Securities shall have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may (after notice to the Holders of Securities), and shall, upon direction by a Majority of the Notes, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

                (i) institute Proceedings for the collection of all amounts then payable on the Securities or otherwise payable under this Indenture, whether by declaration or otherwise, and, subject to the terms and conditions of the Pledge Agreement, enforce any judgment obtained;

                (ii) give (or authorize the Controlling Class Representative to give) the Collateral Agent a Liquidation Direction or exercise any or all other rights afforded to the Secured Parties pursuant to the Pledge Agreement; and

                (iii) exercise (or authorize the Controlling Class Representative to exercise) any other rights and remedies that may be available at law or in equity,

         (b) If an Event of Default as described in Section 5.1(g) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Notes shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

         (c) Notwithstanding any other provision of this Indenture, the Trustee may not, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all Securities and the reduction of the Commitment to zero, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the applicable preference period then in effect) in
(A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 5.5.    Trustee May Enforce Claims Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.6 hereof.

Section 5.6.    Application of Money Collected.

         Any Money collected by the Trustee with respect to the Securities pursuant to this Article 5, any Money that may then be held or thereafter received by the Trustee with respect to the Securities hereunder and any Money received by the Trustee from the Collateral Agent prior to a Liquidation Direction pursuant to the Pledge Agreement shall be applied and paid in accordance with the provisions of Section 11.1, at the date or dates fixed by the Trustee. The Trustee may fix a record date and a payment date for any payment to the Holders pursuant to this Section 5.6.

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


Section 5.7.    Limitation on Suits.

         No Holder of any Security shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given to the Trustee written notice of an Event of Default;

         (b) the Trustee has received a written request from the Holders of at least 25% of the then Aggregate Outstanding Amount of the Notes to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have delivered to the Trustee such indemnity against the costs, expenses and liabilities to be incurred in compliance with such request as the Trustee may deem appropriate;

         (c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

         (d) no direction inconsistent with such request has been given to the Trustee during such 30-day period by a Majority of the Notes;

it being understood and intended that no one or more Holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities or to obtain or to seek to obtain priority or preference over any other Holders of the Securities or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities.

         In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Note, each representing less than a Majority of the Notes, the Trustee shall take direction from the group representing the largest percentage of the Notes as to what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.8. Unconditional Rights of Holders of Securities to Receive Principal and Interest.

         Except as expressly provided elsewhere in this Indenture, notwithstanding any other provision in this Indenture (other than Section 2.7), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Security and any Additional Costs, as applicable, as such principal and interest and Additional Costs become due and payable, and subject to the provisions of this Section 5.8, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9.    Restoration of Rights and Remedies.

         If the Trustee or any Securityholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then and in every such case the Issuer, the Trustee and the Securityholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholder shall continue as though no such Proceeding had been instituted.

Section 5.10.   Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement of or payment in respect of a mutilated, destroyed, lost or stolen Security as set forth in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.   Delay or Omission Not Waiver.

         No delay or omission of the Trustee or any Securityholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

Section 5.12.   Control by Securityholders.

         A Majority of the Notes shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture; provided, that:

         (a) such direction shall not conflict with any rule of law or with any express provision of this Indenture;

         (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received indemnity as set forth below); and

         (c) the Trustee shall have been provided with indemnity reasonably satisfactory to it.

Section 5.13.   Waiver of Defaults.

         Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article 5, a Majority of the Notes may on behalf of the Holders of all the Securities waive any Default and its consequences, except a Default:

         (a) in the payment of principal of any Security, interest thereon or the Commitment Fee or Break Funding Cost; or

         (b)    in respect of a covenant or provision hereof that under Section
8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Security adversely affected thereby; or

         (c)    arising under Section 5.1(k).

         In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give notice of any such waiver to the Investment Manager and each Holder.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or any other Default or impair any right consequent thereto.

Section 5.14.   Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Notes, or to any suit instituted by any Securityholder for the enforcement of the payment of amounts due and payable with respect to any Securities on or after the Stated Maturity.

Section 5.15.   Waiver of Stay or Extension Laws.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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


Section 5.16.   Action on the Securities.

         The Trustee's right to seek and recover judgment on the Securities or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither this Indenture nor any rights or remedies of the Trustee or the Securityholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution by the Collateral Agent under any judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

                                  ARTICLE 6

                                 THE TRUSTEE

Section 6.1.    Certain Duties and Responsibilities.

         (a)    Except during the continuance of an Event of Default:

                (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Investment Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Holders of Securities.

         (b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Notes, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Investment Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Notes relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services for which it has already been compensated.

         (e) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(h) or any Default described in Section 5.l(g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities generally, the Issuer, the Collateral or this Indenture. For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

         (f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.1.

Section 6.2.    Notice of Default.

         Promptly (and in no event later than two Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall give notice to the Investment Manager, each Rating Agency and all Holders of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3.    Certain Rights of Trustee.

         Except as otherwise provided in Section 6.1:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

         (c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cashflows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

         (d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have delivered to the Trustee such security or indemnity against the costs, expenses and liabilities as the Trustee reasonably determines might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the direction of a Majority of the Notes and each Rating Agency, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Trustee shall be entitled, on no less than five Business Days advance notice to the Issuer and the Investment Manager, to examine the books and records relating to the Securities and the Collateral and the premises of the Issuer and the Investment Manager, personally or by agent or attorney during the Issuer's or the Investment Manager's normal business hours; provided, that the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-affiliated agent appointed (subject to the approval of the Investment Manager or the Issuer, which shall not be unreasonably withheld) and supervised, or non-affiliated attorney appointed, with due care by it hereunder;

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         (h)    the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder; and

         (i) the permissive rights of the Trustee to take or refrain from taking any action enumerated in this Indenture shall not be treated as a duty.

Section 6.4.    Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), the Collateral or the Securities. The Trustee shall not be accountable for the use or application by the Issuer of the Securities or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5.    May Hold Securities.

         The Trustee, any Paying Agent, Security Registrar or any other agent of the Issuer or the Investment Manager, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.6.    Money Held in Trust.

         Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on any of the Collateral.

Section 6.7.    Compensation and Reimbursement.

         Subject to any limitations set forth in Section 11(a)(i), the Issuer agrees:

         (a) to pay the Trustee on each Payment Date reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) promptly upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith);

         (c) to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful

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misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

         (d) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 5.14 hereof.

Section 6.8.    Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or state authority, having a long-term debt rating of at least "Baa1" by Moody's and a long-term debt rating of at least "BBB+" by S&P, and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in Section 6.9.

Section 6.9.    Resignation and Removal; Appointment of Successor.

         (a) Notwithstanding anything herein to the contrary, no resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 6.9 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10. The indemnification in favor of the Trustee in Section 6.7 hereof shall survive any resignation or removal (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to such resignation or removal).

         (b) The Trustee may resign at any time by giving written notice thereof to the Issuer, the Investment Manager, the Collateral Agent, the Holders of Securities and each Rating Agency.

         (c) The Trustee may be removed at any time by Act of a Majority of the Notes any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section
6.9 and Section 6.10, by Act of a Majority of the Notes, delivered to the Trustee and to the Issuer.

         (d)    If at any time:

                (i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after request therefor by the Issuer or by a Majority of the Notes; or

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                (ii)    the Trustee shall become incapable of acting or shall
be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Notes delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or such Holders or such appointed successor Trustee shall not have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing notice of such event by first class mail, postage prepaid, to each Rating Agency, to the Holders of the Securities and to the Investment Manager. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.10.   Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of the Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

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Section 6.11.   Merger, Conversion, Consolidation or Succession to Business of
                Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that the Trustee shall give notice thereof to the Issuer, the Investment Manager, the Holders of Securities, and each Rating Agency. In case any of the Securities have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.12.   Authenticating Agents.

         Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Securities in connection with issuances and transfers under Sections 2.4, 2.5,
2.6 and 8.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Securities. For all purposes of this Indenture, the authentication of Securities by an Authenticating Agent pursuant to this Section
6.12 shall be deemed to be the authentication of Securities "by the Trustee."

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

         Any Authenticating Agent may at any time resign by giving prior written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment of the Issuer.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

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                                  ARTICLE 7

                                  COVENANTS

Section 7.1.    Payment of Principal and Interest.

         (a) The Issuer will duly and punctually pay the principal of and interest on the Securities and any Additional Costs in accordance with the terms of such Securities and this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Holder of such amounts shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

         (b) Failure of a Holder of a Security to provide the Trustee or any Paying Agent and the Issuer with appropriate tax certifications will result in amounts being withheld from the payment to such Holders.

         (c) All payments under the Notes to any Holder thereof will be made by the Issuer without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by the tax law of any jurisdiction (a "Withholding Jurisdiction"), as modified by the practice of any relevant governmental revenue authority in such Withholding Jurisdiction, then in effect. If the Issuer is so required to deduct or withhold, then the Issuer will: (i) notify the Trustee (which will notify each affected Holder) of such requirement no later than 10 days prior to the date of the payment from which amounts are required to be withheld (provided that, despite the failure of the Issuer to give such notice, amounts withheld pursuant to applicable laws shall be considered as having been paid by the Issuer as provided above); (ii) pay to the relevant authorities in such Withholding Jurisdiction the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by the Issuer to an affected Holder by reason of clause (4) below) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the affected Holder; (iii) promptly forward to the affected Holder the documentation evidencing such payment received from such authorities; and (iv) subject to the next sentence, pay to the affected Holder the additional amount (a "Tax Gross-Up Amount") necessary and the Holder's delivery of the certificate required by Section 2.09(c) of the Note Purchase Agreement to ensure that the net amount received by the affected Holder equals the full amount the affected Holder would have received had no such deduction or withholding been required.

         However, the Issuer will not be required to make any such payment of Tax Gross-Up Amount for or on account of any one or more of the following:

         (1) any tax that would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or a corporation) and the Withholding Jurisdiction, other than the holding of the Notes or the receipt of payments in respect thereof;

         (2) any estate, inheritance, gift, sales, transfer, personal property or similar tax;

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         (3)    any tax imposed on, or measured by, net income or any similar base;

         (4) any tax that is payable otherwise than by deduction or withholding;

         (5) any tax, or portion thereof, that would not have been imposed but for a failure to timely furnish any certification, documentation, information or other instrument that could reasonably have been furnished by or on behalf of such Holder without undue burden or expense; or

         (6) any tax imposed on a Holder that actually or constructively owns 10 percent or more of the combined voting power of all classes of stock of the Issuer or that is a controlled foreign corporation related to the Issuer through stock ownership;

nor shall such Tax Gross-Up Amount be paid with respect to a payment to a Holder that is an entity other than a corporation to the extent that an owner or beneficiary thereof, or settlor thereon, would not have been entitled to the Tax Gross-Up Amount had such owner, beneficiary or settlor been the Holder.

Section 7.2.    Maintenance of Office or Agency.

         The Issuer hereby appoints the Trustee as a Paying Agent for payments with respect to the Securities and the Issuer hereby appoints the Trustee, at its New York Office located at 4 New York Plaza Ground Floor, New York, New York, 10004, Attention: WSS Window - WSS Houston - York Enhanced Strategies, as its agent where notices and demands to or upon the Issuer in respect of the Securities or this Indenture may be served and where Securities may be surrendered for registration of transfer or exchange.

         The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served; provided, further, that no Paying Agent shall be appointed in a jurisdiction which subjects payments on the Securities to withholding tax. The Issuer shall at all times maintain a duplicate copy of the Security Register with respect to the Securities. The Issuer shall give prompt notice to the Trustee, each Rating Agency, and the Holders of Securities of the appointment or termination of any such Paying Agent or agent for notices and of the location and any change in the location of any such office or agency.

         If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer, and Securities may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer hereby appoint each Paying Agent as their agent to receive such respective presentations, surrenders, notices and demands.

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Section 7.3.    Money for Payments to be Held in Trust.

         All payments of amounts due and payable with respect to any Securities that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Securities.

         When the Issuer shall have a Paying Agent that is not also the Security Registrar, it shall furnish, or cause the Security Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders as of such Record Date and of the certificate numbers of individual Securities held by each such Holder.

         Whenever the Issuer shall have a Paying Agent other than the Trustee, it shall, on or before the Business Day next preceding each Payment Date direct the Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due with respect to the Securities for which it acts as Paying Agent (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent with respect to the Securities for which it acts as Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the applicable Securities with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with
Article 10.

         The initial Paying Agent for the Securities shall be as set forth in
Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided however, that, so long as any Securities are rated by a Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a rating of "Aa3" or higher or "P-1" by Moody's and "AA" or "A-1+" by S&P, or (ii) Rating Agency Confirmation shall have been received. In the event that such successor Paying Agent ceases to have any such rating, and Rating Agency Confirmation is not received, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent (other than the initial Paying Agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

         (a) allocate all sums received for payment to the Holders of Securities for which it acts as Paying Agent on each Payment Date among such Holders in the proportion specified in the applicable report to the extent permitted by applicable law;

         (b) hold all sums held by it for the payment of amounts due with respect to the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

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         (c)    if such Paying Agent is not the Trustee, immediately resign as a
Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Securities if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

         (d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer (or any other obligor on the Securities) in the making of any payment required to be made hereunder in respect of the Securities; and

         (e) if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

         Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for the payment on any Securities and remaining unclaimed for two years after such amounts have become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Trustee or such Paying Agent with respect to such trust Money (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Securities have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4.    Existence of Issuer; Activities; Affiliate Transactions.

         (a) To the extent possible under applicable laws, the Issuer shall maintain in full force and effect its existence and rights as a limited liability company formed under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as foreign corporation in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Securities or any of the Collateral; provided however, that the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer, so long as (i) such change is not disadvantageous in any material respect to any of the Holders of the Securities, (ii) notice of such change shall have been given by the Trustee to the Holders of the Securities and each Rating Agency and (iii) on or prior to the fifteenth Business Day following such notice the Trustee shall not have received notice from a Majority of the Notes objecting to such change.

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         (b)    The Issuer shall ensure that all limited liability or other formalities regarding its existence (including holding regular Board of Directors' and shareholders' meetings) are followed. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.

         (c) The Issuer shall promptly notify the Trustee, each Holder and the Rating Agencies when the Issuer elects not to be treated as, or becomes ineligible to be treated as, a regulated investment company for U.S. federal income tax purposes.

         (d) The Issuer shall use commercially reasonable efforts to at all times maintain its classification as a non-diversified Closed-end Company for purposes of the Investment Company Act and shall promptly notify the Trustee, each Holder and the Rating Agencies when it at any time fails to maintain its classification as a Closed-end Company.

         (e) Except as permitted by the Transaction Documents (including the Issuer entering into and performing its obligations under the Investment Management Agreement and payment or reimbursement of all fees and expenses due by the Issuer to the Investment Manager) or any exemptive relief sought from the Securities and Exchange Commission, the Issuer shall not, directly or indirectly: (i) make an investment in any of its Affiliates; (ii) sell, lease or otherwise transfer any assets to any of its Affiliates; (iii) purchase or acquire assets from any of its Affiliates; or (iv) enter into any other transaction directly or indirectly with or for the benefit of any of its Affiliates (including, without limitation, guarantees and assumptions of obligations of any of its Affiliates); provided, however, that the Issuer may, in compliance with the Investment Company Act, enter into any such transaction with any of its Affiliates or for the benefit of any of its Affiliates in the ordinary course of its business if (x) the monetary or business consideration arising therefrom is likely to be substantially as advantageous to the Issuer as the monetary or business consideration which it could obtain in a comparable arm's length transaction with a Person not an Affiliate of the Issuer and (y) written notice of such transaction is provided to the Trustee.

Section 7.5.    Protection of Collateral.

         (a) The Issuer shall take or cause to be taken such action within its control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Collateral Agent in the Collateral and shall from time to time execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary or advisable to secure the rights and remedies of the Holders in respect of the Lien granted under the Pledge Agreement and to:

                (i) Grant more effectively all or any portion of the Collateral;

                (ii) maintain, preserve and perfect any Grant made or to be made by the Pledge Agreement, including, without limitation, the first priority nature of the Lien under the Pledge Agreement or to carry out more effectively the purposes hereof;

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                (iii)   perfect, publish notice of or protect the validity of
any Grant made or to be made by the Pledge Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

                (iv) enforce any of the Pledged Securities or other instruments or property included in the Collateral;

                (v) preserve and defend title to the Collateral and the rights therein of the Collateral Agent, and the Secured Parties against the claims of all Persons and parties; or

                (vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

         (b) The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Securities that secure the Securities.

         (c) The Issuer shall enforce all of its material rights and remedies under the Investment Management Agreement, Note Purchase Agreement and the other Transaction Documents.

Section 7.6.    Certificate as to Collateral.

         For so long as any Notes are Outstanding, on or before March 31 in each calendar year, commencing in 2006, the Issuer shall furnish to the Trustee and the Rating Agencies, an Officer's Certificate certifying that as of the date of such Officer's Certificate, the Lien created by the Pledge Agreement and the other Transaction Documents with respect to the Collateral remains in effect with the same priority such Lien had on the Closing Date and stating that no further action (other than as specified in such Officer's Certificate) needs to be taken (under the UCC) to ensure the continued effectiveness and perfection of such Lien until June 30 in the following calendar year.

Section 7.7.    Over-Collateralization Tests.

         (a) Upon the occurrence of an Excess Date, the Issuer or the Investment Manger on behalf of the Issuer shall promptly notify the Trustee in writing (which shall provide a copy of such notice to each Holder) and each Rating Agency thereof and, at its option (provided, that it is required to take the actions described in clause (i) or clause (ii) below), within ten (10) Business Days of such Excess Date, either:

                (i) prepay the Notes (as provided herein) or redeem Preferred Shares as provided in the Operating Agreement in such amounts or take such other actions as shall be necessary to eliminate such Excess Amount; or

                (ii) provide a certificate to each Rating Agency, the Trustee and each Holder as of any date (a "Certificate Date") showing projected compliance with the Over-Collateralization Tests as of any subsequent date within 20 Business Days of such Excess Date (and continuing compliance with the Over-Collateralization Tests during the remainder of such 20 Business Day period) based upon reasonably expected settlements of all committed purchases

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and sales of Fund Investments pledged as Collateral, all anticipated additions to the Collateral of Cash and of Fund Investments that are not pledged as Collateral, all anticipated removals from the Collateral of Cash, and all anticipated prepayments of the Notes (including sources of funds therefor) and redemptions of the Term Preferred Shares to be completed within such 20 Business Days, calculated by reference to the Market Value, Market Value Prices, Over-Collateralization Tests, the aggregate Drawn Amount and the aggregate liquidation preference of the Term Preferred Shares, as the case may be, as of such Certificate Date.

         (b) The Issuer will be deemed to be in compliance with each Over-Collateralization Test so long as there is no Excess Amount. In the event that the Issuer fails to complete the transactions described in a statement delivered pursuant to clause (ii) above or otherwise come into compliance with the Over-Collateralization Tests (including as a result of changes in the value of the Collateral) within the 20 Business Day period specified therein, the Issuer shall make the prepayments required pursuant to clause (i) above not later than the last day of such 20 Business Day period.

         (c) Notwithstanding the foregoing, in the event that the Issuer determines that it would not be in compliance with the Over-Collateralization Tests immediately following, and after giving effect to, any proposed prepayment of the Notes or redemption of the Preferred Shares pursuant to this Section
7.7 , the Issuer shall instead, to the extent it makes any prepayment pursuant to this Section 7.7, prepay such Notes in accordance with the terms of this Indenture and no Preferred Shares shall be redeemed or repurchased unless the aggregate outstanding principal amount of the Notes has been reduced to zero. The preceding sentence shall not in any way limit the ability of the Issuer to take other actions to come into compliance with the Over-Collateralization Tests.

Section 7.8.    Performance of Obligations.

         The Issuer is hereby authorized to enter in to the Investment Management Agreement and any amendments thereto and to contract with other Persons to perform, on behalf of the Issuer, the actions and obligations to be performed by the Issuer hereunder, including, without limitation, in respect of the Collateral. In such event, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer, except that, to the extent an Officer's Certificate is required to be delivered by or on behalf of the Issuer, an Authorized Officer of the Issuer must execute such Officer's Certificates on behalf of the Issuer.

Section 7.9.    Payment of Taxes and Other Claims.

         The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and other governmental charges levied or imposed upon the Issuer or upon any of its income, profits or property; provided, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which it maintains adequate reserves in accordance with GAAP, and the failure of which to pay or discharge could not result in a material adverse effect on the Collateral.

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Section 7.10.   Insurance.

         The Issuer shall maintain or otherwise be a beneficiary of insurance (including directors and officers insurance and errors and omissions insurance) consistent with the type and amount of insurance carried by Persons engaging in similarly situated businesses.

Section 7.11.   Compliance With Laws; Asset Coverage Requirements.

         (a) The Issuer shall comply with all applicable statutes, rules, regulations, orders and restrictions of any governmental authority, department, commission, board, regulatory authority, bureau, agency and instrumentality, in respect of the conduct of its business and the ownership of its properties, except such as are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect on the business and operations of the Issuer, and except for such non-compliance as could not reasonably, individually or in the aggregate, be expected to have a material adverse effect on the business and operations of the Issuer.

         (b) Without limiting the foregoing, the Issuer shall at all times comply with Section 18 of the Investment Company Act or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein.

Section 7.12.   Investment Manager; Custodian; Accountants.

         (a) The Issuer shall at all times maintain York Enhanced Strategies Management, LLC as the Investment Manager, unless York Enhanced Strategies Management, LLC resigns or is removed or terminated pursuant to the Investment Management Agreement, in which case a successor Investment Manager acceptable to the Majority of the Notes shall be appointed within 30 days of such removal or termination.

         (b) The Custodian shall at all times be the custodian of all of the Fund Investments and the Collateral, except as provided under the Custodial Agreement.

         (c) The Issuer's auditors shall at all times be an Independent Public Accountant.

Section 7.13.   Minimum Net Worth.

          The Company Equity shall, at the end of each fiscal quarter (determined on the date the related quarterly or annual financial statements are required to be delivered hereunder by reference to such related quarterly or annual financial statements), equal or exceed 50% of Contributed Company Capital.

Section 7.14.   Limitations on Indebtedness or Equity Securities.

          The Issuer shall not Incur any Indebtedness or issue any equity securities, other than Permitted Indebtedness or Permitted Equity Issuances.

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Section 7.15.   Liens.

         The Issuer shall not Incur or suffer to exist any Lien upon any property or assets included in the Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

Section 7.16.   Restricted Payments.

         (a) The Issuer shall not make any Restricted Payment; provided, however that, subject to Section 7.16(b), the Issuer may:

                (i) make distributions (including dividends) in respect of the Common Shares or the Preferred Shares, or repurchase, or make payments or distributions on account of the purchase, redemption, retirement or acquisition of, the Common Shares or the Preferred Shares pursuant to and in accordance with the Operating Agreement, in each case, so long as, immediately after such payments, distributions or repurchases (A) no Default or violation of Section
7.7 (without giving effect to the grace periods provided for therein) shall have occurred and be continuing under this Indenture, (B) all representations and warranties of the Issuer in this Indenture and the other Transaction Documents are true and correct in all material respects, and (C) Company Equity shall be equal to or greater than (1) Adjusted Contributed Company Capital or (2) in the case of Company Tax Distributions, Adjusted Contributed Company Capital minus $35,000,000; provided, however, that notwithstanding the foregoing (1) dividends on any of the Term Preferred Shares, (2) dividends on the Series A-2 Preferred Share up to $40 per annum and (3) purchases, redemptions, retirements or acquisitions of any of the Preferred Shares made pursuant to Section 7.7 or in order to comply with any asset coverage test required to be maintained pursuant to Section 18 of the Investment Company Act shall not constitute Restricted Payments prohibited by the foregoing and, subject to compliance with Section 7.7(c) and the limitations set forth in 7.16(b), may be made or paid by the Issuer at any time; and

                (ii) in the event that any payment or other distribution (including, without limitation, any dividend) in respect of the Issuer's Common Shares would be required to be made in order to preserve the U.S. federal income tax status of the Issuer as a regulated investment company or to avoid the imposition of the excise tax under Section 4882 of the Code (e.g., because the requisite consents from the Common Shareholders for a "consent dividend" (as defined in Section 565 of the Code) for U.S. federal income tax purposes have not been obtained by the Issuer in accordance with the terms of the Operating Agreement), such payment or distribution (a "RIC Distribution") may be distributed for the benefit of the Common Shareholders and deposited into the Escrow Account established pursuant to the Custodial Agreement. Funds deposited in the Escrow Account shall not be released to the Common Shareholders unless and until the Issuer shall have provided to the Trustee a certificate stating that (A) no violation of the Over-Collateralization Tests or Default exists and
(B) Company Equity is equal to or greater than Adjusted Contributed Company Capital. If the requisite consents from the Common Shareholders for a "consent dividend" have been obtained, the Issuer shall be permitted to pay any U.S. withholding taxes ("RIC Withholding Taxes") arising in respect of such "consent dividend."

         (b) Notwithstanding anything in Section 7.16(a) or elsewhere in this Indenture to the contrary, the Issuer shall not declare any dividend (except a dividend payable in stock of the Issuer), or declare any other distribution, upon any class of the capital stock of the Issuer, or

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purchase any such capital stock, unless, in every such case, each class of
"senior securities" (as defined in Section 18 of the Investment Company Act) of the Issuer has at the time of declaration of any such dividend or distribution or at the time of any such purchase an "asset coverage" (as defined in and determined in accordance with Section 18 of the Investment Company Act) of at least 300 per centum after deducting the amount of such dividend, distribution, or purchase price, as the case may be, except that dividends may be declared upon the Preferred Stock if each "senior security representing indebtedness" (as defined in Section 18 of the Investment Company Act) has an "asset coverage" (as defined in and determined in accordance with Section 18 of the Investment Company Act) of at least 200 per centum at the time of declaration thereof after deducting the amount of such dividend.

Section 7.17.   Change of Name, etc.

         The Issuer shall not change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, (b) its name or the name under or by which it conducts its business or (c) its jurisdiction of organization, in each case without first giving the Trustee 30 days' prior written notice thereof and taking any and all actions that may be necessary to maintain and preserve all Liens granted pursuant to the Pledge Agreement.

Section 7.18.   Merger, Consolidation, Sale of Assets.

         The Issuer shall not consolidate or merge with or into any other
Person or sell, lease or otherwise transfer its properties and assets substantially as an entirety to any Person, unless the Issuer provides 10 days' prior written notice thereof to the Trustee, each Holder and the Rating Agencies and unless:

         (a) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer are transferred substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by an amendment or supplement, executed and delivered to the Trustee, each Holder and the Rating Agencies, in the case of a Person succeeding the Issuer, the due and punctual payment of the principal of and premium and interest on all of the Securities and all of the other Senior Indebtedness hereunder and, in the case of a Person succeeding the Issuer, the performance of every covenant and every other obligation or liability of this Indenture and the other Transaction Documents on the part of the Issuer to be performed or observed, all as provided herein;

                (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                (ii) the Issuer shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such amendment or supplement to this Indenture comply with this
Section 7.18;

                (iii) the Issuer shall have taken all steps necessary to preserve the effectiveness, perfection and priority of the Liens created under the Pledge Agreement;

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                (iv)    the Issuer shall have delivered to the Trustee and each
Holder evidence that the Rating Agency Condition shall be met;

                (v) the successor entity shall be a registered "investment company" under the Investment Company Act; and

                (vi) the Issuer shall have delivered the Trustee an Opinion of Counsel concerning such of the foregoing matters described in clauses (i) and
(v).

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with this Section 7.18, the successor entity formed by such consolidation or into which the Issuer is merged or into which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor entity had been named as the Issuer herein.

Section 7.19.   Investment Dispositions, etc.

         The Issuer shall not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, other than in compliance with the provisions of this Indenture, the other Transaction Documents, the Operating Agreement and all Applicable Laws. The Issuer shall not transfer any Fund Investment or other asset from the Custodial Account to any counterparty under a Structured Product Transaction or to any other account of the Issuer unless (a) after giving effect to such transfer, no Excess Amount exists (calculated on a pro forma basis giving effect to such transfer) and the Aggregate Outstanding Amount is less than the Total Maximum Commitment and (b) the Issuer shall have delivered to the Trustee an Officer's Certificate evidencing its compliance with the foregoing clause (a).

Section 7.20. Modification of Certain Instruments, Organic Documents, Agreements, etc.

         The Issuer shall not:

         (a) consent to or permit any amendment, supplement, waiver, termination or other modification of any of the terms or provisions of the Preferred Shares, in each case, other than any amendment, supplement or other modification which (i) extends the date or reduces the amount of any required payment, repurchase or redemption in respect of any Preferred Shares or (ii) is consented to or approved by the Majority of the Notes and as to which the Rating Agency Condition is met; the Issuer will give the Rating Agencies and the Trustee ten Business Days' prior written notice of any such modification, supplement, waiver or termination; or

         (b) to the extent permitted by the Investment Company Act, without the prior written consent of the Majority of the Notes and unless the Rating Agency Condition is met, (i) except in accordance with Section 7.12, terminate the Investment Manager, appoint a replacement Investment Manager or consent to an assignment of the Investment Management Agreement (except in connection with (x) an assignment that results from a change in control (within the meaning of the Investment Advisers Act of 1940, as amended) or (y) an assignment to a York

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Affiliated Entity pursuant to the Investment Management Agreement) or (ii)
consent to any material amendment, supplement or other modification, in each case to the extent that such amendment, supplement or other modification could reasonably be expected to have a material adverse effect, of any of the terms or provisions of (A) its Organic Documents, or (B) the Investment Management Agreement (except in connection with a change of Investment Manager that otherwise complies with clause (i) above).

Section 7.21.   Statement as to Compliance.

         On or before March 31 in each calendar year, commencing in 2006, or immediately if there has been a Default under this Indenture, the Issuer shall deliver to the Trustee, the Investment Manager, each Holder, and each Rating Agency an Officer's Certificate stating, as to each Officer signing such Officer's Certificate, that:

         (a) a review of the activities of the Issuer and of the Issuer's performance under this Indenture during the prior calendar year (or from the Closing Date until December 31, 2005, in the case of the first such Officer's Certificate) has been made under his or her supervision; and

         (b) to the best of his or her knowledge, based on such review, no Default or Event of Default has occurred during such year, or, if there has been a Default or Event of Default, specifying each such Default or Event of Default known to him and the nature and status thereof.

Section 7.22.   No Other Business.

         The Issuer shall not engage in any business or activity other than (a) issuing the Notes pursuant to this Indenture, issuing, selling, redeeming and repurchasing Preferred Shares (including any permitted refinancings thereof), issuing and selling Common Shares, acquiring, owning, holding, selling, exchanging, redeeming, pledging, structuring, negotiating, originating, syndicating, contracting for the management of and otherwise dealing with Fund Investments and other instruments and property in connection therewith and in accordance with the terms hereof (including acquiring majority or controlling interests in operating companies as a result of such activities) and entering into Hedging and Short Sale Transactions and Structured Product Transactions,
(b) issuing or incurring any other obligations permitted by Section 7.14, (c) engaging in other activities permitted by the Operating Agreement, including establishing investment committees and investment policies, earning origination, management, commitment, funding, and break-up fees, increased and break-funding costs, premiums and similar fees and amounts with respect to Fund Investments, obtaining governance power with respect to certain Fund Investments and co-investing with related parties and other Persons and (d) obtaining financial guarantee insurance with respect to the Preferred Shares and (e) engaging in any other activities which are necessary, suitable or appropriate to accomplish the foregoing or are incidental thereto, connected therewith or ancillary thereto. Notwithstanding anything to the contrary contained in this Section 7.22 or elsewhere in this Indenture, the Issuer shall have no subsidiaries.

Section 7.23.   Reporting.

         The Issuer shall promptly furnish to the Trustee, each Holder, the Rating Agencies and the Custodian copies of the following financial statements, reports and information:

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         (a)    as soon as available and in any event within 90 days after the end of each fiscal year of the Issuer (beginning with the year ended December 31, 2005) a consolidated balance sheet of the Issuer as of the end of such fiscal year and the related consolidated statements of operations, members' equity and cash flows for such fiscal year (including a schedule setting forth all investments of the Issuer and the Market Value of each such investment at year end (regardless of whether such investments are then required under GAAP to be set forth)), setting forth in comparative form the figures for the previous fiscal year, if any, reported on without material qualification by Independent Public Accountant, it being understood that a qualification relating only to valuation methodology shall not be deemed a material qualification if the Issuer has otherwise complied with Sections 10.4 and 7.7;

         (b) as soon as available and in any event within 60 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Issuer (beginning with the quarter ended December 31, 2005) a consolidated balance sheet of the Issuer as of the end of such fiscal quarter and the related consolidated statements of operations, members' equity and cash flows for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter (including a schedule setting forth all investments of the Issuer and the Market Value of each such investment at quarter end (regardless of whether such investments are then required under GAAP to be set forth)), setting forth in the case of each fiscal quarter ending on or after December 31, 2006 in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an Authorized Officer of the Issuer;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate
(i) setting forth (A) Company Equity as of the last day of the fiscal quarter of the Issuer most recently ended; (B) the aggregate amount of Restricted Payments made during such fiscal quarter; (C) the aggregate principal amount of Permitted Indebtedness, in each case as of the last day of such fiscal year or quarter;
(D) the computations relating to the Issuer's compliance with Section 7.13; and
(E) the aggregate amount of fees and expenses paid by the Issuer; and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Issuer is taking or proposes to take with respect thereto; and

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the Independent Public Accountant which reported on such statements as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and, if such a Default has come to their attention, a statement as to the nature thereof.

Section 7.24.   Calculation Agent.

         (a) The Issuer agrees that there will at all times be an agent (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Investment Manager or its Affiliates) appointed to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule C hereto (the "Calculation Agent"). The Issuer has initially appointed the Trustee (which may delegate its responsibilities to any of its Affiliates, provided that the Trustee shall remain responsible for the performance of any delegated

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responsibilities in accordance with the terms hereof) as Calculation Agent for purposes of determining LIBOR for each Interest Accrual Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine any of the information required to be calculated pursuant to subsection (b), the Issuer will promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. No resignation or removal of the Calculation Agent shall be effective without a successor having been duly appointed.

         (b) The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date (as defined in Schedule C hereto), but in no event later than 11:00 a.m. (London time) on the LIBOR Business Day immediately following each LIBOR Determination Date, the Calculation Agent will calculate the Interest Rates for the Interest Accrual Period on the related Payment Date, and will communicate such rates and amounts to the Issuer, the Trustee, the Investment Manager, and each Paying Agent. The Calculation Agent will also specify to the Issuer and the Investment Manager the quotations upon which the Interest Rates are based, and in any event the Calculation Agent shall notify the Issuer and the Investment Manager before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Interest Rates and the Interest Amounts, or (ii) it has not determined and is not in the process of determining the Interest Rates and the Interest Amounts, together with its reasons therefor.

         (c) The Calculation Agent will cause the Interest Rates, Interest Accrual Period and Payment Date to be communicated to DTC and Clearstream by the LIBOR Business Day immediately following each LIBOR Determination Date. The determination of the Interest Rates and Interest Amounts by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

Section 7.25.   Margin Stock.

         (a) Upon request of any Holder, the Issuer shall provide a duly completed and executed Federal Reserve Form U-l or Form G-3, as applicable, to such Holder. If at any time the Issuer acquires any Margin Stock, the Issuer will take any and all actions as may be necessary, or as may be reasonably requested by any Holder to establish compliance with Regulations T, U, and X of the FRS Board, including, without limitation, furnishing such information relating to such Margin Stock acquired as is required to register and file periodic reports with the FRS Board.

         (b) No proceeds of any Borrowing shall be used in violation of Applicable Law or, directly or indirectly, to purchase, otherwise acquire or carry Margin Stock or Margin Securities in any manner that would result in a violation of U.S. margin requirements.

Section 7.26.   Pension and Welfare Plans.

         The Issuer shall not Incur any liability or obligation with respect to any Pension Plan or any Welfare Plan (other than with respect to a fully insured Welfare Plan). The Issuer shall not maintain or contribute to (or become obligated to contribute to) any Pension Plan or Welfare Plan (other than a fully insured Welfare Plan).

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Section 7.27.   Payment of Management or Advisory Fees.

         At any time after an Acceleration Notice or a Final Maturity Payment Default Notice has been delivered to the Issuer or the occurrence of a Liquidation Acceleration under the Pledge Agreement, the Issuer shall not pay, or cause or permit to be paid, any management or advisory fees (excluding Reimbursable Expenses) of any type to the Investment Manager unless otherwise consented to by the Majority of the Notes.

Section 7.28.   Limitation on Bank Loans and Specified Hedging Transactions.

         (a) The Issuer shall not hold Bank Loans that obligate the Issuer, whether currently or upon the happening of any contingency, to make any revolving extensions of credit to a borrower, unless the Issuer has at all times available to it, within the notification period specified by the documentation governing such Bank Loans for the making of any extensions of credit thereunder, any combination of (i) Cash, (ii) Cash Equivalents and (iii) availability under this Indenture such that the Issuer, upon "regular way" settlement, will have funds that are sufficient to cover the amount of any such extensions of credit.

         (b) The Issuer shall maintain on a daily basis in a segregated account within the Custodial Account Cash or Cash Equivalents in an amount equal to the aggregate amount by which the Specified Hedging Net Exposure is less than zero. Amounts held in such account pursuant this Section 7.28(b) may only be withdrawn and applied to the settlement of any such Specified Hedging Net Exposure. Any Cash or Cash Equivalents held in such account shall constitute Excluded Investments.

Section 7.29.   Short Sale Transactions.

         (a) In connection with each Short Sale Transaction, the Issuer shall:
                (i) At the time the Bank Loan or Security relating to such Short Sale Transaction is sold, deposit Cash or U.S. Government Securities in a Short Sale Customer Account in an amount as determined by the Investment Manager equal to the excess, if any, of (A) the Market Value of the Bank Loan or Security relating to such Short Sale Transaction as determined as of the time the Bank Loan or Security relating to such Short Sale Transaction is sold, over
(B) the amount of any Cash or U.S. Government Securities required to be deposited by the Issuer in a Short Sale Broker Account in connection with such Short Sale Transaction; and

                (ii) until the Issuer replaces the Bank Loan or Security borrowed in connection with such Short Sale Transaction, it must maintain on a daily basis in a Short Sale Customer Account an amount in Cash or U.S. Government Securities such that (A) the amount deposited in such Short Sale Customer Account plus the amount of Cash or U.S. Government Securities deposited by the Issuer in a Short Sale Broker Account in connection with such Short Sale Transaction equals the current Market Value of the Bank Loan or Security sold short and (B) the amount deposited in such Short Sale Customer Account plus the amount of Cash or U.S. Government Securities deposited by the Issuer in a Short Sale Broker Account in connection with such Short Sale Transaction is not less than the Market Value of the Bank Loan or Security at the time it was sold short.

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         (b)    The Issuer shall not permit on any date the aggregate Market
Value (as determined as of the date each equity Security was borrowed by the Issuer in connection with any Short Sale Transaction) of equity Securities borrowed in connection with Short Sale Transactions to exceed the greater of (A) 15% of Total Capitalization and (B) 15% of the Net Asset Value of the Issuer.

                                  ARTICLE 8

                            SUPPLEMENTAL INDENTURES

Section 8.1.    Supplemental Indentures Without Consent of Securityholders.

         Without the consent of the Holders of any Securities, the Issuer, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to the requirement provided below in this Section 8.1 with respect to the ratings on the Notes, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee (x) if such supplemental indenture would have no material adverse effect on the Securities (as evidenced by an Opinion of Counsel which may be based as to factual matters on an Officer Certificate of the Issuer) or (y) for any of the following purposes:

         (a) to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Securities, in each case in accordance with this Indenture;

         (b) to add to the covenants of the Issuer or the Trustee for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Issuer;

         (c) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Securities;

         (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Sections 6.9 or 6.10 hereof;

         (e) to provide for and/or facilitate the issuance of additional Securities to the extent permitted by Section 2.14 and to extend to such Securities the benefits and provisions of this Indenture;

         (f) to correct or amplify the description of any property at any time subject to the Lien under the Pledge Agreement, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien under the Pledge Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien under the Pledge Agreement any additional property;

         (g)    to reduce the permitted Authorized Denominations;

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         (h)    to take any action necessary or advisable to prevent the Issuer from being subject to withholding or other taxes, fees or assessments;

         (i) to enter into any amendment, modification or waiver if the Issuer certifies that such amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of holders of the Securities;

         (j) otherwise to correct any ambiguities, errors or inconsistencies in this Indenture, or between any provision of the Indenture and the Offering Memorandum; or

         (k) to evidence any waiver by any Rating Agency as to any requirement or condition, as applicable, of such Rating Agency set forth herein.

         The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

         The Trustee shall not enter into any such supplemental indenture until it has received Rating Agency Confirmation. At the cost of the Issuer, the Trustee shall provide to each Securityholder and, if applicable, each Rating Agency, a copy of any proposed supplemental indenture (or a description of the substance thereof) at least 10 days prior to the execution thereof by the Trustee and a copy of the executed supplemental indenture after its execution.

Section 8.2.    Supplemental Indentures with Consent of Securityholders.

         With the consent of a Majority of the Notes, by Act of said Holders delivered to the Trustee and the Issuer, the Trustee and Issuer may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Securities under this Indenture, provided, that notwithstanding anything in this Indenture to the contrary, no such proposed supplemental indenture shall, without the consent of each Holder adversely affected thereby:

         (a) change the Stated Maturity of the Notes or the due date of any installment of interest or Additional Costs on the Securities; reduce the principal amount thereof or the Interest Rate (if any) thereon; change the earliest date on which the Commitments may be terminated or reduced pursuant to
Section 9.3; change the provisions of this Indenture relating to the application of proceeds of any Collateral to the payment of principal, interest, Additional Costs or other amounts with respect to Notes; change any place where, or the coin or currency in which, any Security or the principal thereof or interest, or Additional Cost thereon is payable; or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

         (b) reduce the percentage of the Aggregate Outstanding Amount or number of Holders of Securities whose consent is required for the authorization of any such supplemental

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indenture or for any waiver of compliance with certain provisions of this
Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

         (c) materially impair or materially and adversely affect the Collateral except as otherwise permitted in this Indenture;

         (d) except as permitted by the Indenture, permit the creation of any Lien ranking prior to or on a parity with the Lien under the Pledge Agreement with respect to any part of the Collateral or terminate such Lien on any property at any time subject hereto or deprive any Noteholder of the security afforded by the Lien of the Pledge Agreement;

         (e) reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes whose consent is required to request or instruct the Trustee to exercise the remedies available to the Noteholders under the Pledge Agreement;

         (f) modify any of the provisions of this Section 8.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security adversely affected thereby;

         (g)    modify the definition of the term "Outstanding"; or

         (h) modify any of the provisions of this Indenture in such a manner as to affect the methodology for calculation of the amount of any payment with respect to any Security on any Payment Date.

         Not later than 10 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Issuer, shall mail to the Holders of the Securities, the Investment Manager and each Rating Agency, a copy of such supplemental indenture and a notice reciting in substance the provisions of the next following sentence and stating whether or not Rating Agency Confirmation has been or will be solicited in connection with such proposed supplemental indenture. The Trustee may, or may rely on an Opinion of Counsel (a copy of which will be provided to the Rating Agencies) to, determine whether or not the Holders of Securities would be materially and adversely affected, as applicable, by such change (after giving notice of such change to the Holders of such Securities). Such determination shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in
Section 8.3 hereof.

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Issuer, shall mail to the Holders of the Securities, the Investment Manager and each Rating Agency, a copy thereof. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

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Section 8.3.    Execution of Supplemental Indentures.

         It shall not be necessary for any Act of Securityholders under Section
8.1 or 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3 hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise; provided, however, that with respect to any amendment or supplement to this Indenture which would (i) increase the duties or liabilities of, or that adversely change the economic consequences to the Investment Manager, or (ii) materially expand or restrict the Investment Manager's discretion, the Investment Manager shall not be bound thereby unless the Investment Manager shall have consented thereto in writing, such consent not to be unreasonably withheld or delayed.

Section 8.4.    Certain Further Limitations on Supplemental Indentures.

         Notwithstanding anything to the contrary herein, the Issuer agrees that it will not consent to or enter into any indenture supplemental hereto or any amendment to any other document related hereto that:

         (a) amends any provision of this Indenture or such other document relating to the institution of proceedings for the Issuer to be adjudicated as bankrupt or insolvent, or the consent by the Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing with respect to the Issuer of a petition or answer or consent seeking reorganization or relief under applicable bankruptcy or similar law, or the consent by the Issuer or to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer of any substantial part of its property; or

         (b) amends any provision of this Indenture or such other document that provides that the obligations of the Issuer are limited recourse obligations of the Issuer, payable solely from the assets of the Issuer in accordance with the terms of the Indenture.

Section 8.5.    Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

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Section 8.6.    Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities, so modified as to conform in the opinion of the Trustee and the Issuer, to any such supplemental indenture, may be prepared and executed by the Issuer, and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE 9

                               PREPAYMENT OF NOTES

Section 9.1.    Mandatory Prepayment.

         (a) The Issuer shall make a Prepayment of the Notes on each date when any reduction in the Total Maximum Commitment shall become effective, whether pursuant to Section 9.3 or otherwise, in an amount such that no Excess Amount exists immediately following such reduction.

         (b) The Issuer shall make a Prepayment of the Notes on any day when required to comply with the Over-Collateralization Tests pursuant to Section 7.7.

Section 9.2.    Voluntary Prepayments of Notes.

         (a) The Notes may be prepaid (in whole or in part) at the option of the Issuer without premium on any Payment Date on which the Issuer has available Cash. Furthermore, on any Business Day (other than a Payment Date) on which the Issuer has available Cash, the Notes may be prepaid (in whole or in part) without premium at the option of the Issuer. The Holders of the Notes shall be entitled to receive any related Break Funding Costs on the next Payment Date. Prepayments will be made by the Issuer on a pro rata basis based on the Drawn Amount of the Notes. In connection with a Prepayment, the Issuer shall comply in all respects with the terms of the Note Purchase Agreement.

         (b) Except with respect to any Prepayment required to be made, the aggregate principal amount of any Prepayment of the Notes (taken as a whole) shall be an integral multiple of $1,000,000 and at least $5,000,000.

         (c) The Issuer will duly and punctually perform each of its obligations under the Note Purchase Agreement.

Section 9.3.    Commitment Reductions.

         (a) The Issuer may not reduce the Commitments at any time during the Non-Reduction Period unless, in each case, any such Commitment reduction is necessary to comply with any asset coverage ratio required to be maintained by the Issuer pursuant to Section 18 of the Investment Company Act. At any time after the Non-Reduction Period, the Issuer may, from time to time on any Payment Date, voluntarily reduce, in whole or in part, the amount of the

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Total Maximum Commitment; provided, that (i) all such reductions shall (x)
require at least five Business Days' prior notice to the Trustee, the Note Agent and the Rating Agencies, and (y) permanently reduce the Total Maximum Commitment by the amount of such reduction (such reduction permanently reducing the amount resulting from each calculation of Total Maximum Commitment thereafter), (ii) any partial reduction of the Total Maximum Commitment shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof, and (iii) no such reduction shall reduce the Commitments to an amount less than the Aggregate Outstanding Amount, unless a mandatory Prepayment of the Notes shall be made on the date of such reduction pursuant to Section 9.1(a). Notwithstanding the foregoing, the Issuer will have the right to (i) terminate the Commitment of any Holder pursuant to Section 9.3(b), and (ii) terminate the Commitment of any Holder that fails to satisfy the Rating Criteria in accordance with and under the circumstances described in the Note Purchase Agreement.

         (b) If, as a result of any Change in Law, the Issuer is required to pay any Tax Gross-Up Amount or any Increased Costs to any Holder, then in each such case the Issuer shall have the right to (i) replace such Holder with another Permitted Holder or (ii) terminate the Commitment of such Holder. In the event the Issuer elects to replace any such Holder or terminate the Commitment of any such Holder pursuant to this paragraph (b), the Issuer will give 10 Business Days advance notice thereof to such Holder, the Trustee and the Note Agent and will, on the date of replacement of such Holder or the date of the termination of the Commitment of such Holder, pay or cause to be paid to the Trustee for the benefit of such Holder an amount equal to the outstanding principal amount of the Borrowings owing to such Holder, the accrued and unpaid interest thereon and any Additional Costs owing through the date of such prepayment or termination; provided, however, that notwithstanding the foregoing, if such Holder transfers its Notes (subject to all applicable conditions set forth in this Indenture and the Note Purchase Agreement relating to the transfer of an interest in any Note) to an Affiliate of such Holder within such 10 Business Day period and as a result of such transfer the Issuer is no longer required to pay any Tax Gross-Up Amount or any Increased Costs, then the Issuer shall not be permitted to exercise the rights referenced in subclauses (i) and (ii) above at the end of such 10 Business Day period.

                                  ARTICLE 10

                      ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1.   Collection of Money; General Account Requirements.

         (a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall segregate and hold all such Money and property received by it in trust for the benefit of the Noteholders and shall apply it as provided in this Indenture.

         (b) The accounts established by the Trustee pursuant to this Article 10 may include any number of sub-accounts deemed necessary by the Trustee or requested by the Custodian for convenience in administering any Money received by the Trustee. In addition, all Cash deposited in the accounts established pursuant to this Article 10 shall be invested in Cash

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Equivalents in accordance with the procedures set forth in Sections 10.2(b) and
10.2(c) and any restrictions applicable to such accounts.

         (c) The Collateral Accounts shall be maintained pursuant to the Custodial Agreement and the Pledge Agreement providing, inter alia, that the establishment and maintenance of such Collateral Account will be governed by the law of a jurisdiction satisfactory to the Issuer and the Trustee. All Monies held by or deposited with the Trustee in any Account shall be deposited in one or more trust accounts of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity and having a long-term debt rating of at least "Baa2" by Moody's and "BBB" by S&P to be held in trust for the benefit of the Secured Parties. The Trustee agrees to give the Issuer and the Collateral Agent immediate notice if any Account or any funds on deposit therein, or otherwise to the credit of such Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

Section 10.2.   Collection Account.

         (a) The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the "Collection Account" into which the Trustee shall from time to time deposit:

                        (A)     all Payment Proceeds; and

                        (B) all proceeds received from the disposition of any Collateral under the Pledge Agreement not required to otherwise be applied in accordance with the terms of the Pledge Agreement.

         In addition, the Issuer may, but under no circumstances shall be required to, deposit from time to time such other Monies in the Collection Account as it deems, in its sole discretion, to be advisable. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee and shall be applied to the purposes herein provided.

         (b) All amounts described in Section 10.2(a) received by the Trustee shall be immediately deposited in the Collection Account. Subject to Sections 10.2(d) and 10.2(e), all such amounts, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection Account subject to disbursement and withdrawal as provided in this Section 10.2. By Issuer Order executed by an Authorized Officer of the Issuer (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Account as so directed in Cash Equivalents.

         (c) If prior to the occurrence of an Event of Default, the Issuer shall not have given any investment directions pursuant to Section 10.2(b), the Trustee shall invest and reinvest the funds held in the Collection Account, as fully as practicable, but only in one or more Cash Equivalents as directed by the Investment Manager. If, after the occurrence of an Event of Default, the Issuer shall not have given investment directions to the Trustee pursuant to Section

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10.2(b) for three consecutive days, the Trustee shall invest and reinvest such
Monies as fully as practicable in Cash Equivalents maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in, any gain realized from such investments shall be credited to, and any loss resulting from such investments shall be charged to the Collection Account. The Trustee shall not in any way be held liable by reason of any insufficiency of the Collection Account resulting from any loss relating to any such investment.

         (d) The Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, use Payment Proceeds to make Prepayments on the Notes in accordance with Section 9.1 or Section 9.2.

         (e) An Authorized Officer of the Issuer shall direct the Trustee to, and upon the receipt of such written instructions, the Trustee shall, transfer to the Payment Account, for application pursuant to Section 11.1(a) of the Indenture, on or about the Business Day prior to each Payment Date, any amounts then held in the Collection Account; except that, to the extent that Payment Proceeds in the Collection Account as of such date are in excess of the amounts required to be distributed on the next Payment Date, the Issuer may direct the Trustee to either (i) retain such excess amounts in the Collection Account and not to transfer such excess amounts to the Payment Account, or (ii) so long as no Default or Event of Default then exists, return such excess amounts to the Issuer.

Section 10.3.   Payment Account;  Advance Funding Account.

         (a) Payment Account. The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the "Payment Account." Except as otherwise provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Securities in accordance with their terms and the provisions of this Indenture, Administrative Expenses, and other amounts specified therein, and to make Prepayments in accordance with Section 9.2.

         (b) Advance Funding Account. The Trustee shall, prior to the Closing Date, establish a segregated trust account designated the "Advance Funding Account." Any Aggregate Undrawn Amount deposited with the Trustee pursuant to
Section 2.12(e) as a result of the failure of a holder of a beneficial interest in the Notes to satisfy the Rating Criteria and any subsequent Prepayments in respect of such holder's Notes shall be placed in a separate subaccount relating to such holder in the Advance Funding Account and shall be used by the Trustee to fund such holder's pro rata portion of any subsequent Borrowing on the Notes. Amounts so placed in the Advance Funding Account shall, for all other purposes under this Indenture, be part of the Aggregate Undrawn Amount and such holder shall be entitled to receive the applicable Commitment Fee thereon. Amounts held in each subaccount of the Advance Funding Account shall be invested in Cash Equivalents at the direction of the Issuer and the income received from such investments shall be remitted to such holder on each Payment Date. As soon as practical after the holder (or a transferee of such holder) satisfies the Rating Criteria, any amounts remaining in the Advance Funding Account or the related subaccount thereof shall be refunded to the related holder along with any income and proceeds thereon upon written notice to the

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Trustee. Amounts in the Advance Funding Account shall not be the property of the
Issuer and shall not secure the payment of the Notes, but shall be applied only as provided herein.

Section 10.4.   Collateral Accounts.

         The Collateral Agent shall, prior to the Closing Date, establish the Custodial Account, the Escrow Account and the Liquidation Account (collectively, the "Collateral Accounts") in accordance with the terms of the Pledge Agreement and shall maintain such accounts in accordance with the Pledge Agreement.

Section 10.5.   Reports by Trustee.

         The Trustee shall supply in a timely fashion to the Issuer, the Custodian and the Investment Manager any information regularly maintained by the Trustee in connection with the transactions described in this Indenture that the Issuer may from time to time request with respect to the each Account and any other information reasonably needed and available in the Trustee's files in connection with the transactions described in this Indenture to complete the Valuation Statement. The Trustee shall also cause the amount of interest paid on the Securities on each Payment Date to be communicated to DTC and Clearstream (as long as any of the Securities are listed thereon) by the Business Day immediately following such Payment Date.

         Nothing in this Section 10.5 shall be construed to impose upon the Trustee any duty to prepare any report or statement required under this Section
10.5 or to calculate or compute information required to be set forth in any such report or statement other than information regularly maintained by the Trustee by reason of its acting as Trustee hereunder.

Section 10.6.   Accountings.

         (a) On each Business Day the Issuer shall in good faith (i) calculate the Moody's Senior Advance Amount and the Moody's Total Advance Amount using the Moody's Valuation Procedures using the most recent Market Value for each Fund Investment determined in accordance with the Moody's Collateral Valuation Schedule and (ii) calculate the S&P Senior Advance Amount and the S&P Total Advance Amount using the S&P Valuation Procedures using the most recent Market Value for each Fund Investment determined in accordance with the terms of the S&P Collateral Valuation Schedule. All such calculations by the Issuer shall be based upon information reflected on the books and records of the Issuer as of 2:00 p.m. New York time on each Business Day. The Market Value of each Fund Investment shall be calculated by the Issuer based on the Market Value Price from the most recent Valuation Statement (x) for purposes of the Moody's Valuation Procedures, when and as set forth in the Moody's Collateral Valuation Schedule and (y) for purposes of the S&P Valuation Procedures, when and as set forth in the S&P Collateral Valuation Schedule.

         (b) As soon as reasonably practicable, and in no event later than five Business Days of each Reporting Date, the Issuer shall furnish to the Rating Agencies and the Trustee a Valuation Statement certified by the Issuer as of such Reporting Date, which shall include:

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                (i)     a schedule of all Fund Investments by issue and by Asset
Category included in the determination of the Senior Advance Amount and the Total Advance Amount, setting forth:

                (A) the current Market Value of each such Fund Investment and the original cost of each such Fund Investment;

                (B) the written quotations from Approved Dealers, closing price or closing bid price on an Approved Exchange, and any Approved Third-Party Appraisal or quotation from an Approved Investment Banking Firm or other means used for calculating the Market Value of each such Fund Investment;

                (C) to the extent applicable, information as to rating, maturity, the Yield-to-Worst, and whether each such Fund Investment was Performing as of such Reporting Date; and

                (D) the Advance Rates applied to each such Fund Investment to derive the portion of the Senior Advance Amount or the Total Advance Amount, as applicable, attributable to each such Fund Investment;

                (ii) a schedule of all Unquoted Investments owned by the Issuer, setting forth the Market Value of each such Unquoted Investment and the date of the determination of such Market Value, its Asset Category, its cost and, when applicable, the value provided by an Approved Third-Party Appraisal or Approved Investment Banking Firm and the date of determination of such value;

                (iii) the aggregate Market Value of all Eligible Investments, setting forth a list of Excluded Investments and calculations of applicable Portfolio Limitations;

                (iv) the calculation of the Senior Advance Amount and the Total Advance Amount under the Moody's Collateral Valuation Schedule and the S&P Collateral Valuation Schedule as of such date;

                (v) a schedule of the Secured Hedging Net Exposure of each Secured Hedging Transaction then outstanding;

                (vi) a schedule of the aggregate amount of Indebtedness incurred as permitted under Section 7.14 and outstanding;

                (vii) a schedule of all of the assets sold with their respective purchase and sale prices and the date of such purchase and sale of such assets sold;

                (viii) a statement certifying that, except as otherwise indicated on the Valuation Statement, the Issuer had determined the current Market Value of all Fund Investments using quotations provided since the date of the immediately prior Valuation Statement;

                (ix) a schedule identifying all Unquoted Investments and the Market Value thereof as determined by the Issuer in accordance with the Collateral Valuation Schedules; and

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                (x)     a schedule identifying the Market Value of all of the
Fixed Income Investments that are the subject of any Short Sale Transaction.

         The information provided hereunder identifying the Fund Investments and Market Values and/or Market Value Prices therefor is intended solely for the purpose of credit analysis by the Holders. Each Holder agrees that it shall not use any such information for trading purposes or furnish such information to trading personnel or to any other Person for any purpose which is inconsistent with the foregoing restrictions or this Indenture.

         (c) Notwithstanding the provisions of Section 10.6(b), in the event that the Issuer in good faith determines that a market disruption makes it impracticable to deliver a Valuation Statement to be provided hereunder on its due date, the Issuer may deliver such Valuation Statement within four Business Days after its due date set forth herein and no Default in respect of Section 10.6(b) shall occur or be deemed to occur for such four Business Days; provided that on such due date the Issuer shall have furnished to the Trustee and the Rating Agencies a written statement, certified by the Issuer as of each such date, that the Issuer reasonably believes that it is in compliance with the Over-Collateralization Tests.

         (d) Not later than the Business Day following any Excess Date, the Issuer will deliver to the Trustee and the Rating Agencies a supplement to the most recent Valuation Statement setting forth each of the items included in the Valuation Statement as of such Excess Date.

         (e) The Issuer's determination of the Senior Advance Amount, the Total Advance Amount and the Market Value Price and the Market Value of Fund Investments pursuant to 10.6(a) and (b), respectively, in good faith shall be deemed correct for purposes of this Indenture, unless, within 30 days after receiving the applicable Valuation Statement, the Trustee acting at the direction of any Holder shall object in writing that such determination was made in a manner inconsistent with the provisions of this Indenture and disadvantageous to the Holders or as having been calculated in error. In the event of any such dispute as to the calculation of the Senior Advance Amount, the Total Advance Amount or Market Value, as the case may be, the good faith, reasonable and mutually agreeable determination of the Majority of the Notes shall be conclusive.

         (f) Concurrently with the delivery of the statement of the Independent Public Accountant accompanying the consolidated financial statements of the Issuer as of each fiscal year-end of the Issuer and for the fiscal year then ended (beginning with the fiscal year ended December 31, 2005), pursuant to
Section 7.23(d), the Issuer shall cause the Independent Public Accountant to provide a report as of such fiscal year-end containing information and calculations with respect to the Senior Advance Amount, the Total Advance Amount and the Aggregate Liquidation Preference as of such fiscal year-end (an "Agreed-Upon Procedures Report") in a form acceptable to the Rating Agencies. The Issuer shall be responsible for the fees and expenses of the Independent Public Accountant for each Agreed-Upon Procedures Report as of each fiscal year-end of the Issuer.

Section 10.7.   Reports to Rating Agencies: Ratings Changes.

         In addition to the information and reports specifically required to be provided to each Rating

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Agency pursuant to the terms of this Indenture, the Issuer shall provide each
Rating Agency with all information or reports delivered to the Trustee hereunder, and such additional information as each Rating Agency may from time to time reasonably request and the Issuer determines in its sole discretion may be obtained and provided without unreasonable burden or expense. The Issuer shall promptly notify the Trustee if the rating on any of the Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn.

                                   ARTICLE 11

                              APPLICATION OF MONIES

Section 11.1. Disbursements of Monies from Payment Account Prior to Liquidation Direction.

         (a) Prior to a Liquidation Direction, the Issuer shall have the right, subject to Section 2.1(c) of the Pledge Agreement, to direct the application of amounts deposited by the Issuer in the Payment Account; provided, however, that in no event will the amount of any Administrative Expenses paid in any year period measured from the Closing Date until the first anniversary of the Closing Date and each subsequent year period thereafter be in excess of the Administrative Expense Limit.

         (b) Not later than 12:00 p.m., New York time, on or before the Business Day preceding each Payment Date, the Issuer shall remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

         (c) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required to be made on such date, the Trustee shall make the disbursements according to the written direction of the Issuer given at least two Business Days prior to the Payment Date pursuant to
Section 11.1(a) above to the extent funds are available therefor.

         (d) In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a), the Trustee shall remit such funds as directed, to the extent available, to the appropriate vendor no later than each Payment Date.

Section 11.2. Disbursements of Monies from Payment Account and Collection Account After Liquidation Direction.

         After a Liquidation Direction, and notwithstanding any other provision in this Indenture, all amounts, if any, in the Payment Account or the Collection Account shall be delivered by the Trustee to the Collateral Agent to be disbursed by the Collateral Agent in accordance with the terms of the Pledge Agreement.

                                  ARTICLE 12

                                MISCELLANEOUS

Section 12.1.   Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of; any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer or the Investment Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Investment Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Investment Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Investment Manager or such other Person, unless such Authorized Officer of the Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, stating that the information with respect to such matters is in the possession of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 12.2.   Acts of Securityholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 12.2.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

         (c) The principal amount and registered numbers of Securities held by any Person, and the date of its holding the same, shall be proved by the Security Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Securities shall bind the Holder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Securityholder under this Indenture, subject to the terms and conditions of the Indenture, including, without limitation, Section 5.12, a Securityholder or Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Securityholder, the Issuer, or any other Person, except for any liability to which such Securityholder may be subject to the extent such liability results from such Securityholder's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

         (f) Any Securityholder shall have the right, upon five Business Days' prior notice to the Trustee to obtain a complete list of Securityholders.

Section 12.3. Notices, etc., to Trustee, the Issuer, the Investment Manager, Moody's and S&P.

         Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver, confirmation or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form at the following address (or at any other address provided in writing by the relevant party):

         (a) the Trustee at its Corporate Trust Office, telephone no. (713) 216-3583, telecopy no. (713) 216-2202, Attention: Worldwide Securities Services- York Enhanced Strategies Fund, LLC;

         (b) the Issuer at 767 Fifth Avenue, 17th Floor, New York, New York 10153, telephone no. (212) 300-1300, telecopy no. (212) 300-1301, Attention:
Adam J. Semler;

         (c) the Investment Manager at 767 Fifth Avenue, 17th Floor, New York, New York 10153, telephone no. (212) 300-1300, telecopy no. (212) 300-1301,
Attention: Adam J. Semler;

         (d) the Placement Agents at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, telephone no. (212) 761-4000, telecopy no.
(212) 507-2790, Attention: Fatima Steiner;

         (e) Moody's at Moody's Investors Service, 99 Church Street, New York, New York 10007, telecopy no. (212) 553-0355, cdomonitoring@moodys.com,
Attention: CBO/CLO Monitoring;

         (f)    S&P at 55 Water Street, New York, New York, 10041, telephone no.
(212) 438-6234, telecopy no. (212) 438-2658, Attention: Market Value Surveillance; or

         (g) each Secured Hedging Creditor at the address specified in the relevant documents relating to the applicable Secured Hedging Transaction.

Section 12.4.   Notices to Holders; Waiver.

         Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

         (a) such notice shall be sufficiently given to Holders of Securities, if in writing and mailed, first class postage prepaid, to each Holder of Securities, as the case may be, of any event, as affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

         (b)    such notice shall be in the English language.

         Such notices will be deemed to have been given on the date of such mailing.

         The Trustee will deliver to the Holders of the Securities, any information or notice requested in accordance with this Indenture to be so delivered by at least 25% of the Aggregate Outstanding Amount of the Securities.

         The Trustee shall deliver or cause to be delivered to each Secured Hedging Creditor copies of all notices and reports delivered or caused to be delivered by the Issuer or the Trustee (including those to be delivered by the Investment Manager on behalf of the Issuer) to any Holder pursuant to terms hereof by the same means and simultaneously with the delivery thereof to such Holder.

         Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee and such filing shall be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 12.5.   Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.6.   Successors and Assigns.

         All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 12.7.   Separability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.8.   Benefits of Indenture.

         Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Securityholders, the Investment Manager, and each Secured Hedging Creditor (which shall be express third party beneficiaries of this Indenture) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.9.   Governing Law.

         THIS INDENTURE AND EACH SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

Section 12.10.  Submission to Jurisdiction.

         The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Securities or this Indenture, and the Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Issuer hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer's agent set forth in Section 7.2. The Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 12.11.  Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.12.  Limited Recourse.

         The parties hereto hereby covenant and agree that, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all outstanding commercial paper and any other debt securities of a Holder, rated by an internationally recognized agency, it will not institute against, or join any other person in instituting against, such Holder any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or other similar proceeding under the laws of any jurisdiction. The provisions of this Section 12.12 shall survive the termination of this Indenture.

Section 12.13.  Acts of Issuer.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Investment Manager on the Issuer's behalf.

Section 12.14.  Waiver of Jury Trial.

         The Trustee and the Issuer each hereby knowingly, voluntarily and intentionally waives (to the extent permitted by applicable law) any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of under, or in connection with, this Indenture, the Securities or any other related documents, or any course of conduct, course of dealing, statements (whether verbal or written), or actions of the Trustee or the Issuer. This provision is a material inducement for the Trustee and the Issuer to enter into this Indenture.

Section 12.15.  Escheat.

         In the absence of a written request from the Issuer to return unclaimed funds to the Issuer, the Trustee shall from time to time following the final Payment Date with respect to the Securities deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section
12.15 shall be held uninvested and without any liability for interest.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                              YORK ENHANCED STRATEGIES FUND, LLC

                                              By:_______________________________
                                                   Name:
                                                   Title:

                                              JPMORGAN CHASE BANK, NATIONAL
                                              ASSOCIATION, as Trustee

                                              By:_______________________________
                                                   Name:
                                                   Title:

                                   SCHEDULE A

                     MOODY'S COLLATERAL VALUATION SCHEDULE

CALCULATION OF MOODY'S ADVANCE AMOUNT.

         "Moody's Advance Rate" means the Moody's Senior Advance Rate or the Moody's Total Advance Rate, as applicable.

         "Moody's Senior Advance Rate" means, for purposes of determining the Senior Over-Collateralization Test, for each Moody's Asset Category, the percentage specified in the table below opposite such Moody's Asset Category:

              MOODY'S                        MOODY'S Aaa
          ASSET CATEGORY                    ADVANCE RATE
          --------------                    -------------
                A-1                           100.00%
                A-2                            97.00%
                A-3                            91.75%
                A-4                            79.75%
                A-5                            69.25%
                A-6                            63.75%
                B-1                            89.00%
                B-2                            87.70%
                B-3                            75.25%
                B-4                            81.50%
                B-5                            79.00%
                B-6                            59.00%
                B-7                            73.00%
                B-8                            68.75%
                B-9                            54.50%
               B-10                            48.50%
                C-1                            91.00%
                C-2                            79.75%
                C-3                            83.75%
                C-4                            71.25%
                C-5                            66.75%
                C-6                            52.25%
                D-1                            80.00%
                D-2                            73.00%
                D-3                            70.00%
                D-4                            64.75%
                D-5                            48.00%
                D-6                            44.50%
                E-1                            72.00%
                E-2                            66.75%
                E-3                            61.00%
                E-4                            57.75%
                E-5                            35.50%
                E-6                            35.50%
                F-1                            53.50%
                F-2                            50.25%

              MOODY'S                        MOODY'S Aaa
          ASSET CATEGORY                    ADVANCE RATE
          --------------                    -------------
                F-3                            42.25%
                F-4                            42.25%
                F-5                            25.25%
                F-6                            25.25%
                G-1                            57.00%
                G-2                            47.75%
                G-3                            40.75%
                G-4                            29.75%
                H-1                            24.50%
                H-2                            22.25%
                H-3                            18.75%
                H-4                            15.75%
                I-1                            58.75%
                I-2                            39.25%
                I-3                            19.25%
               J-1(A)                          33.00%
               J-1(B)                          18.00%
                J-2                            20.25%
                J-3                            14.25%
                J-4                            26.25%

         "Moody's Total Advance Rate" means, for purposes of determining the Total Over-Collateralization Test, for each Moody's Asset Category, the percentage specified in the table below opposite such Moody's Asset Category:

              MOODY'S                        MOODY'S Aa2
          ASSET CATEGORY                    ADVANCE RATE
          --------------                    ------------
                A-1                           100.00%
                A-2                            97.50%
                A-3                            93.00%
                A-4                            82.75%
                A-5                            73.50%
                A-6                            67.50%
                B-1                            90.50%
                B-2                            89.50%
                B-3                            79.25%
                B-4                            85.25%
                B-5                            83.25%
                B-6                            66.25%
                B-7                            78.75%
                B-8                            74.00%
                B-9                            61.75%
               B-10                            55.00%
                C-1                            93.00%
                C-2                            84.25%
                C-3                            86.75%
                C-4                            76.50%
                C-5                            71.50%
                C-6                            55.75%

              MOODY'S                        MOODY'S Aa2
          ASSET CATEGORY                    ADVANCE RATE
          --------------                    ------------
                D-1                            83.75%
                D-2                            78.00%
                D-3                            74.50%
                D-4                            70.00%
                D-5                            52.00%
                D-6                            48.00%
                E-1                            77.00%
                E-2                            72.50%
                E-3                            66.75%
                E-4                            63.70%
                E-5                            39.25%
                E-6                            39.25%
                F-1                            60.75%
                F-2                            57.75%
                F-3                            49.00%
                F-4                            49.00%
                F-5                            29.50%
                F-6                            29.50%
                G-1                            60.75%
                G-2                            52.00%
                G-3                            47.00%
                G-4                            34.25%
                H-1                            31.25%
                H-2                            28.50%
                H-3                            25.50%
                H-4                            21.50%
                I-1                            62.75%
                I-2                            45.00%
                I-3                            24.50%
               J-1(A)                          44.00%
               J-1(B)                          24.50%
                J-2                            20.50%
                J-3                            14.75%
                J-4                            27.00%

         "Moody's Advance Amount" means the Moody's Senior Advance Amount or the Moody's Total Advance Amount, as applicable. Notwithstanding the foregoing or anything in the definitions of Moody's Senior Advance Amount or Moody's Total Advance Amount, for purposes of determining the Moody's Advance Amount,

         (a)    the Market Value of any Unhedged Foreign Investment shall be
95% of the Market Value thereof otherwise determined in accordance with the above procedures; provided that, if the Foreign Issuer of such Unhedged Foreign Investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's), the Market Value of such Unhedged Foreign Investment shall be 85% of the Market Value thereof otherwise determined in accordance with the above procedures;

         (b) the percentage applicable above to Cash in a currency other than Dollars shall be 95% (and not 100%; provided that, if such Cash is the currency of a country whose sovereign debt rating in a non-local currency is not assigned a rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's), the applicable percentage shall be 85%, unless such Cash is protected against currency fluctuations as a result of Currency Hedging Transactions, in which case, the percentage applicable shall be 100%;

         (c) the Market Value of any Structured Product Transaction, if positive, shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures and, in the case of any Structured Product Transaction in which the Issuer purchases a CDS, the full amount of the premiums to be paid by the Issuer for the duration of such CDS will be deducted from the Market Value of such Structured Product Transaction; and

         (d) with respect to any Fund Investments in any Foreign Issuer from a country that becomes an Ineligible Country after the Issuer has invested in such Fund Investment (and such Fund Investment does not have a guarantor located in a currently Eligible Country), so long as such Fund Investment is not an Excluded Investment under clause (viii) of the definition thereof, the Market Value of such Fund Investment shall be 90% of the Market Value thereof otherwise determined in accordance with the above procedures.

         For purposes of calculating the Moody's Advance Amount, the Issuer shall assign each Eligible Investment to one of the following categories (each, a "Moody's Asset Category") commencing upon the initial acquisition thereof (and, for purposes of this categorization, the Market Value Price of a Fund Investment trading at par is equal to $1.00):

         "Asset Category A-1 Investments" means (a) Cash and (b) Cash Equivalents described in clause (vi) of the definition of such term and (c) Cash Equivalents described in clauses (i), (ii), (iii) or (iv) of the definition of such term that mature on the Business Day next following the date of acquisition thereof or, in the case of any money market accounts, are payable on demand of the holder or within one Business Day of demand.

         "Asset Category A-2 Investments" means Cash Equivalents (other than Cash in U.S. dollars, U.S. Government Securities and Cash Equivalents described in clauses (b) or (c) of the definition of Asset Category A-1 Investments) and U.S. Government Securities with maturities of less than or equal to 183 days.

         "Asset Category A-3 Investments" means U.S. Government Securities with final maturities more than 183 days but less than or equal to two (2) years.

         "Asset Category A-4 Investments" means U.S. Government Securities with final maturities more than two (2) years but less than or equal to ten (10) years.

         "Asset Category A-5 Investments" means U.S. Government Securities with final maturities more than ten (10) years but less than or equal to twenty (20) years.

         "Asset Category A-6 Investments" means U.S. Government Securities with final maturities more than twenty (20) years but less than or equal to thirty
(30) years.

         "Asset Category B-1 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and
(iii) are rated "Ba3" or better by Moody's.

         "Asset Category B-2 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and
(iii) are rated "B1", "B2" or "B3" by Moody's.

         "Asset Category B-3 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and
(iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

         "Asset Category B-4 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "Ba3" or better by Moody's.

         "Asset Category B-5 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "B 1", "B2" or "B3" by Moody's.

         "Asset Category B-6 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

         "Asset Category B-7 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "Ba3" or better by Moody's.

         "Asset Category B-8 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "B1", "B2" or "B3" by Moody's.

         "Asset Category B-9 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

         "Asset Category B-10 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price less than $0.70.

         "Asset Category C-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Baa3" or better by Moody's.

         "Asset Category C-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Baa3" or better by Moody's.

         "Asset Category C-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Baa3" or better by Moody's.

         "Asset Category C-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Baa3" or better by Moody's.

         "Asset Category C-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Baa3" or better by Moody's.

         "Asset Category C-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Baa3" or better by Moody's.

         "Asset Category D-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

         "Asset Category D-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

         "Asset Category D-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

         "Asset Category D-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

         "Asset Category D-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Bal", "Ba2" or "Ba3" by Moody's.

         "Asset Category D-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing,

(ii) pay interest at a fixed rate, (iii) have a final maturity of more than ten
(10) years and (iv) are rated "Bal", "Ba2" or "Ba3" by Moody's.

         "Asset Category E-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "B1", "B2" or "B3" by Moody's.

         "Asset Category E-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "B1", "B2" or "B3" by Moody's.

         "Asset Category E-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

         "Asset Category E-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

         "Asset Category E-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

         "Asset Category E-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

         "Asset Category F-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

         "Asset Category F-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

         "Asset Category F-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

         "Asset Category F-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

         "Asset Category F-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

         "Asset Category F-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

         "Asset Category G-1 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which (i) are Performing and (ii) are rated "Baa3" or better by Moody's.

         "Asset Category G-2 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which (i) are Performing and (ii) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

         "Asset Category G-3 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which (i) are Performing and (ii) are rated "B1", "B2" or "B3" by Moody's.

         "Asset Category G-4 Investments" means all other convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which are Performing.

         "Asset Category H-1 Investments" means convertible Preferred Stock which (i) is Performing and (ii) is publicly issued Preferred Stock.

         "Asset Category H-2 Investments" means Preferred Stock which is not convertible Preferred Stock and which (i) is Performing and (ii) is publicly issued Preferred Stock.

         "Asset Category H-3 Investments" means convertible Preferred Stock which (i) is Performing and (ii) is privately issued Preferred Stock.

         "Asset Category H-4 Investments" means Preferred Stock which is not convertible Preferred Stock and which (i) is Performing and (ii) is privately issued Preferred Stock.

         "Asset Category I-1 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price greater than or equal to $0.85.

         "Asset Category I-2 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price less than $0.85.

         "Asset Category I-3 Investments" means High Yield Bonds and Mezzanine Investments (convertible and non-convertible) and Preferred Stock, in each case, which are non-Performing.

         "Asset Category J-1 (A) Investments" means Equity Securities that are issued by companies that are included in the S&P 500.

         "Asset Category J-1 (B) Investments" means Equity Securities that are issued by companies that are not included in the S&P 500.

         "Asset Category J-2 Investments" means Private Equity Securities (other than Preferred Stock).

         "Asset Category J-3 Investments" means CDO Debt Securities and Structured Product Transactions (other than Fully Collateralized Structured Product Transactions) and Fund Investments (other than Preferred Stock) in Mezzanine Investments not otherwise described in any of the preceding Asset Categories.

         "Asset Category J-4 Investments" means Fund Investments in Bank Loans or High Yield Bonds not otherwise described in any of the preceding Asset Categories.

         Rating Procedures. References herein to any rating by Moody's or S&P shall include ratings determined by such Rating Agency or in accordance with guidelines approved by such Rating Agency (including, in the case of Moody's, Moody's Rating Correlation Procedures) and shall also be deemed to include an equivalent rating in a successor rating category of Moody's or S&P, as the case may be, or if neither of Moody's or S&P is in the business of rating securities, an equivalent rating from another Rating Agency. Notwithstanding the foregoing, for so long as Moody's is in the business of rating securities, unless the Rating Agency Condition with respect to Moody's shall have been satisfied or the Fund Investment in question is issued by Moody's or any Affiliate of Moody's, the Moody's Rating Correlation Procedures shall be applied.

         Notwithstanding any other provision contained above:

                (i) for purposes of determining whether a Fund Investment falls within a specific Moody's Asset Category, to the extent that any Fund Investment would fall in more than one of the Moody's Asset Categories, such Fund Investment shall be deemed to fall into the Moody's Asset Category with the lowest specified Moody's Advance Rate unless the Credit Enhancer otherwise agrees and the Rating Agency Condition with respect to Moody's has been satisfied;

                (ii) Fund Investments that are CDO Debt Securities will be assigned to an Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating subcategories) below the Moody's rating, if such CDO Debt Security is rated by Moody's, and (ii) two rating categories (i.e., six rating subcategories) below the actual public S&P's rating, if such CDO Debt Security is not rated by Moody's but is publicly rated by S&P;

                (iii) any Fund Investments constituting Busted Convertible Bonds shall be deemed to fall into the Moody's Asset Category into which such Fund Investment would otherwise fall if it were not a convertible security; provided that the Market Value of any Busted

Convertible Bonds shall be 95% of the Market Value thereof otherwise determined in accordance with the valuation procedures set forth herein;

                (iv) for the purpose of determining the Moody's Advance Rate applicable to a Fully Collateralized Structured Product Transaction, such Fully Collateralized Structured Product Transaction shall be deemed to fall into the Moody's Asset Category of its reference obligation; all other Structured Product Transactions shall be Moody's Asset Category J-3 Investments;

                (v) for the purpose of determining the Moody's Advance Rate applicable to Fund Investments that are Hedging and Short Sale Transactions, at any time during the 60-day time period described in clause (vii) of the definition of Excluded Investments below, the Moody's Advance Rate will be 90% of the Moody's Advance Rate calculated for such Fund Investment pursuant to the Moody's Advance Rate table in the definition of Moody's Advance Rate above; and

                (vi) for the purpose of determining the Moody's Advance Rate applicable to Fund Investments in Bank Loan Participations at any time during the 60-day time period described in clause (vii) of the definition of Excluded Investments below, the Moody's Advance Rate will be 90% of the Moody's Advance Rate, calculated for such Fund Investment pursuant to the Moody's Advance Rate table above.

         "Moody's Senior Advance Amount" as of any date of determination under the Senior Over-Collateralization Test, means an amount equal to the sum of (i) the aggregate for all Eligible Investments (other than Short Sale Transactions and Warrant/Option Investments) determined for each such Eligible Investment by multiplying (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) by (2) the Moody's Senior Advance Rate for the Moody's Asset Category applicable to such Eligible Investment under the Senior Over-Collateralization Test, (ii) the aggregate Secured Hedging Advance Amounts as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the Moody's Warrant/Option Advance Amount as of such date, (v) the Moody's Net Accrual Amount as of such date, and (vi) the Aggregate Short Sale Advance Amount as of such date.

         "Moody's Total Advance Amount" as of any date of determination under the Total Over-Collateralization Test, means an amount equal to the sum of (i) the aggregate for all Eligible Investments (other than Short Sale Transactions and Warrant/Option Investments) determined for each such Eligible Investment by multiplying (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) by (2) the Moody's Total Advance Rate for the Moody's Asset Category applicable to such Eligible Investment under the Total Over-Collateralization Test, (ii) the aggregate Secured Hedging Advance Amounts, as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the Moody's Warrant/Option Advance Amount as of such date, (v) the Moody's Net Accrual Amount as of such date, and (vi) the Aggregate Short Sale Advance Amount as of such date.

DETERMINATION OF FUND INVESTMENTS CONSTITUTING ELIGIBLE INVESTMENTS

         "Eligible Investments" means, at any date, all Fund Investments in the Collateral on such date other than Excluded Investments.

         "Excluded Investments" means (without duplication):

                (i) Fund Investments to the extent that they are (A) not subject to a perfected security interest (subject in priority only to any liens permitted under the Indenture) in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties (as defined in the Pledge and Intercreditor Agreement) or (B) subject to any Liens other than Permitted Liens (the terms "Liens" and "Permitted Liens" as used in this Schedule have the meanings ascribed thereto under the Indenture); provided, however, that Liens on Cash or other Fund Investments held in a Short Sale Customer Account or a Short Sale Broker Account shall not be Permitted Liens for purposes of this definition and Cash or Fund Investments held in any Short Sale Customer Account or Short Sale Broker Account shall be Excluded Investments;

                (ii)    Excess Fund Investments;

                (iii)   Fund Investments that have been borrowed or lent;

                (iv) Fund Investments denominated in any currency (A) that is not a currency freely convertible into Dollars or (B) that is subject to any currency exchange restrictions;

                (v) Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, unless at the time of purchase of such Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, at least 100% of the Market Value of such Fund Investments is protected against currency fluctuations pursuant to Currency Hedging Transactions;

                (vi) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities do not permit the issuer of such CDO Debt Securities to purchase a security issued by a Foreign Issuer from a country whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "Aa2" or better by Moody's if after giving effect to such purchase more than 5% of the total funded debt and contributed equity capitalization of the issuer of such CDO Debt Securities would be invested in countries whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "Aa2" or better by Moody's;

                (vii) Fund Investments in any Bank Loan Participation held by the Issuer for more than 60 consecutive days during any period while the participating entity has a long-term debt-rating of below "A3" by Moody's (unless the obligation of such participating entity is guaranteed by an entity whose long-term debt obligations are rated "A3" or better by Moody's (and, if rated "A3" by Moody's, such rating has not been placed in a credit watch with negative implications by Moody's);

                (viii) Fund Investments in any Foreign Issuer from an Ineligible Country (unless the applicable Fund Investment is unconditionally and irrevocably guaranteed by a guarantor located in a currently Eligible Country); provided, that if a country becomes an Ineligible Country after the Issuer has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Eligible Country), such Fund Investment will not be subject to this clause (viii) until such country has been an Ineligible Country for 180 consecutive days;

                (ix) Fund Investments in CDO Debt Securities issued by an issuer for which the Investment Manager or any of its Affiliates acts as the collateral manager or investment manager or in any comparable capacity;

                (x)     Fund Investments in securities issued by the Issuer;

                (xi) Fund Investments in any Hedging and Short Sale Transaction held by the Issuer for more than 60 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a long-term debt-rating of lower than "A3" by Moody's (unless the obligations of such counterparty are guaranteed by an entity whose long-term debt rating is "A3" or higher by Moody's) (in each case, if rated "A3" by Moody's, such rating has not been placed in a credit watch with negative implications by Moody's);

                (xii)   Fund Investments in CDO Equity Securities;

                (xiii) Fund Investments in catastrophe bonds and any other non-credit risk securities; and

                (xiv) Fund Investments not otherwise expressly described in the Asset Categories above.

         Excluded Investments are excluded from the calculation of the Market Value of the Collateral for purposes of the Moody's Valuation Procedures; however, the Collateral may include Excluded Investments.

APPLICATION OF PORTFOLIO LIMITATIONS

         "Portfolio Limitations" means, at any applicable date of determination (determined without duplication):

                (i) the aggregate Market Value of Fund Investments in any single issuer in excess of 5% of Total Capitalization; provided, however, that the foregoing 5% limit will be increased, up to a maximum of 7.5% (not to include any Non-Cash Pay Instruments, any Non-Performing Instruments or any Company Investments (other than Equity Securities) that are rated "Caal" or lower by Moody's), for each of any three issuers;

                (ii) the aggregate Market Value of Fund Investments in issuers in any single Industry in excess of 15% of Total Capitalization; provided, however, that the foregoing 15% limit will be excepted, up to a maximum of 20%, for each of any two Industry classifications;

                (iii) the aggregate Market Value of Fund Investments in all Semi-Liquid Investments, Illiquid Investments and Non-Cash Pay Instruments in excess of 45% of Total Capitalization;

                (iv) the aggregate Market Value of Fund Investments in all Illiquid Investments in excess of 20% of Total Capitalization;

                (v) the aggregate Market Value of Fund Investments consisting of(a) Bank Loan Participations wherein the participating entities (or the entities guaranteeing the obligations of such participating entities) with the same rating by Moody's in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Credit Enhancer and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied), and (c) Bank Loan Participations wherein the total exposure to any single participating entity is in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Credit Enhancer and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied);

----------------------------------------  --------------------------------------  --------------------------------------
          LONG TERM RATING OF                          ANY SINGLE                               AGGREGATE
        PARTICIPATING ENTITIES                 PARTICIPATING ENTITY LIMIT             PARTICIPATING ENTITIES LIMIT
----------------------------------------  --------------------------------------  --------------------------------------
                  Aaa                                     7.5%                                    20.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  Aa1                                     7.5%                                    20.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  Aa2                                     7.5%                                    20.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  Aa3                                     7.5%                                    15.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  A1                                      5.0%                                    15.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  A2                                      2.5%                                    10.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  A3*                                     2.5%                                    5.0%
----------------------------------------  --------------------------------------  --------------------------------------
             Baa1 or lower                                0.0%                                    0.0%
----------------------------------------  --------------------------------------  --------------------------------------

         Notwithstanding the foregoing, in no event will the aggregate Market Value of the Bank Loan Participations exceed 20% of Total Capitalization at any time.

_________________________________
* The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

                (vi) the aggregate Market Value of Fund Investments consisting of (a) Hedging and Short Sale Transactions wherein the counterparties (or the entities guaranteeing the obligations of such counterparties) with the same rating by Moody's in excess of the applicable percentage of Total Capitalization set forth below (or such greater percentage approved by the Credit Enhancer and the Trustee and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied) and (b) Hedging and Short Sale Transactions wherein the total exposure to any single counterparty is in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Credit Enhancer and the Trustee and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied);

----------------------------------------  --------------------------------------  --------------------------------------
          LONG TERM RATING OF                          ANY SINGLE                               AGGREGATE
            COUNTERPARTIES                         COUNTERPARTY LIMIT                     COUNTERPARTIES LIMIT
----------------------------------------  --------------------------------------  --------------------------------------
                  Aaa                                     7.5%                                    20.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  Aa1                                     7.5%                                    20.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  Aa2                                     7.5%                                    20.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  Aa3                                     7.5%                                    15.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  A1                                      5.0%                                    15.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  A2                                      2.5%                                    10.0%
----------------------------------------  --------------------------------------  --------------------------------------
                  A3*                                     2.5%                                    5.0%
----------------------------------------  --------------------------------------  --------------------------------------
             Baa1 or lower                                0.0%                                    0.0%
----------------------------------------  --------------------------------------  --------------------------------------

         Notwithstanding the foregoing, in no event will the aggregate Market Value of Hedging and Short Sale Transactions exceed 20% of Total Capitalization at any time.

_________________________________
* The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

                (vii) the aggregate Market Value of Fund Investments (calculated using the absolute value of each Fund Investment) consisting of Structured Product Transactions in excess of 10% of Total Capitalization;

                (viii) the aggregate Market Value of Fund Investments consisting of Non-Performing Instruments in excess of 25% of Total Capitalization;

                (ix) the aggregate Market Value of Fund Investments consisting of convertible securities in excess of 25% of Total Capitalization;

                (x) the aggregate Market Value of Fund Investments consisting of CDO Debt Securities in excess of 5% of Total Capitalization;

                (xi) the aggregate Market Value of Fund Investments that are Preferred Stock in excess of 15% of Total Capitalization;

                (xii) the aggregate Market Value of Fund Investments consisting of(A) Private Equity Securities of any single issuer in excess of 3% of Total Capitalization; provided that the foregoing 3% limit will be increased, up to a maximum of 4%, for each of any two issuers of Private Equity Securities; provided, further, that the foregoing 4% limit will be increased, up to a maximum of 5%, for one of such two issuers of Private Equity Securities; and (B) Private Equity Securities in excess of 10% of Total Capitalization;

                (xiii) the aggregate Market Value of Fund Investments that are Asset-Backed Securities in excess of 5% of Total Capitalization;

                (xiv) the aggregate Market Value of Fund Investments that are Dollar-denominated investments (A) in Foreign Issuers domiciled in Designated Countries in excess of 10% of Total Capitalization and (B) in any single Foreign Issuer domiciled in a Designated Country in excess of 5% of Total
Capitalization;

                (xv) the aggregate Market Value of Fund Investments that are non-Dollar-denominated investments in excess of 10% of Total Capitalization;

                (xvi) the aggregate Market Value of Fund Investments that are Equity Securities in excess of 20% of Total Capitalization; and

                (xvii) the aggregate Market Value of Fund Investments that are (determined without duplication) Non-Performing Instruments, Equity Securities and Fund Investments that are rated "Caal" or lower by Moody's in excess of 50% of Total Capitalization.

         Notwithstanding the foregoing:

                (A) in the event that a Fund Investment is reclassified after its acquisition by the Issuer, for purposes of calculating the Moody's Advance Amount, the exclusions described above in clauses (iii) and (iv), that would otherwise become applicable following such reclassification will not apply to assets owned by the Issuer (or which the Issuer had committed to purchase) on or prior to the date of such reclassification until 30 days after such reclassification but shall apply (on a pro forma basis giving effect to such reclassification for all Fund Investments) to any asset acquired by the Issuer after the date of such reclassification which the Issuer had not committed to purchase on or prior to the date of such reclassification;

                (B) for purposes of clause (i) above, a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; and

                (C) under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Limitations set forth above.

DETERMINATION OF THE MARKET VALUE OF FUND INVESTMENTS

         The Issuer shall calculate the Market Value (i) of each Fund Investment that is not an Unquoted Investment on a weekly basis as of the Determination Date for each calendar week and (ii) of each Fund Investment that is an Unquoted Investment as set forth in the definition of "Market Value" below.

         "Market Value" means

         (a)    with respect to Cash, the current balance thereof;

         (b) with respect to any Cash Equivalent (x) of the type described in clause (ii) of the definition thereof (excluding banker's acceptances), the current balance thereof, (y) of a type described in clause (iii) of the definition thereof (and banker's acceptances described in clause (ii) thereof), the original purchase price thereof, and (z) of a type described in clause (v) of the definition thereof, the aggregate current net value thereof;

         (c) with respect to any Fund Investment (other than Structured Product Transactions, Unquoted Investments, Cash and Cash Equivalents described in clause (b) above) at any date, an amount determined by the Issuer that is not in excess of the product of (x) the Market Value Price for each unit of such Fund Investment on such date (and, with respect to any Securities which have an amortizing principal amount, the then current factor related thereto, if applicable) times (y) the number of units of such Fund Investment held by the Issuer; and

         (d) with respect to any Fund Investment other than Cash and Cash Equivalents which is an Unquoted Investment at any date, the value thereof most recently determined by the Issuer in accordance with the procedures described below;

         provided, however, (x) for purposes of making such determinations,

                (A) the frequency of determination of the Market Value of any Illiquid Investment will be at least quarterly as of each Quarterly Date and, except as otherwise provided in the following clauses, the frequency of determination of the Market Value of any Semi-Liquid Investment will be at least monthly as of the last Business Day of each calendar month;

                (B) for Semi-Liquid Investment positions with a Market Value of $35 million or greater but less than $70 million (and all positions subject to this clause (x)(2) by reason of clause (y) below), a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly;

                (C) for Semi-Liquid Investment positions with a Market Value of $70 million or greater, a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly and an Approved Third-Party Appraisal at least quarterly; and

                (D) for Illiquid Investment positions with a Market Value of $35 million or greater (and all positions subject to this clause (x)(4) by reason of clause (y) below) an Approved Third-Party Appraisal at least quarterly;

         (y) notwithstanding the foregoing, the aggregate Market Value of all Unquoted Investment positions whose value is determined by the Issuer without relying on the methodology set forth in subclauses (2), (3) or (4) of clause (x) above (it being understood that such methodology may be used for Unquoted Investments with Market Values below the thresholds set forth in such subclauses) may not exceed 5% of Total Capitalization and all such Unquoted Investment positions (i.e., those in excess of such limit and as selected by the Issuer) will be subject to subclauses (2) or (4) of clause (x) above depending upon whether any such Unquoted Investment is a Semi-Liquid Investment or an Illiquid Investment; and

         (z) in no event will the Market Value of any Unquoted Investment exceed the lesser of (i) the most recently obtained quotation or appraisal obtained as provided in clauses (x) or (y) above and (2) the value most recently determined by the Issuer.

         Notwithstanding the foregoing, if the Investment Manager shall on any day actually determine that (i) the Market Value of any Semi-Liquid Investment determined as of the last Business Day of the preceding calendar month or (ii) the Market Value of any Illiquid Investment determined as of the last Quarterly Date has decreased since such last Business Day of the preceding calendar month or last Quarterly Date, the Market Value of such Fund Investment shall be such decreased value, and if the Investment Manager subsequently actually determines on any day prior to the next determination of its Market Value that the value of such Fund Investment has further decreased, the Market Value of such Fund Investment shall be such decreased value. If, on the other hand, the Investment Manager shall subsequently actually determine that the value of such Fund Investment has increased, the Market Value of such Fund Investment shall be such increased value; provided that in no event shall the Market Value of any such Fund Investment whose value is so increased be greater than the Market Value of such

Fund Investment previously determined as of the last Business Day of the preceding calendar month (in the case of Semi-Liquid Investments) or as of the last Quarterly Date (in the case of Illiquid Investments). It is expressly understood that the Investment Manager shall have no duty whatsoever to specifically monitor or otherwise investigate any value changes described in this paragraph.

         Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently determined by the Issuer and cost. In the event that the Issuer elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as the case may be, then the Market Value of such Unquoted Investment shall be such lower value used by the Issuer for purposes of its own financial accounting records.

         Notwithstanding the foregoing, the Market Value of any Structured Product Transaction at any date will be equal to the net settlement amount, if any, that the Issuer would receive if such Structured Product Transaction was terminated or liquidated early in accordance with its terms on such date as determined by the Issuer.

         The Market Value of any CDO Debt Security shall be based upon a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal.

         The Market Value of any Defensive Hedge Transaction where the related Fund Investment is part of the Collateral shall be the amount, as determined by the Issuer, by which the Protected Market Value with respect to such Fund Investment exceeds the product of the Market Value of the Fund Investment (or, if less, the portion thereof that is an Eligible Investment), as otherwise determined in accordance with these procedures, and the applicable Advance Rate for such Fund Investment. The Market Value of any Defensive Hedge Transaction where the Fund Investment is not part of the Collateral shall be the Protected Market Value with respect to such Fund Investment.

         For purposes of the definition of Market Value, (i) accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination and (ii) the Market Value of all non-Dollar Fund Investments shall be converted into Dollars at the then current spot rate (after taking into account the effect of any Currency Hedging Transactions with respect to such Fund Investment).

         "Market Value Price" means with respect to any Fund Investment (other than Cash, Structured Product Transactions and Unquoted Investments) at any date, the price for each unit of such Fund Investment at such date obtained from an Approved Source, including any of (a) in the case of an Approved Exchange, the closing price as of the most recent Determination Date on such Approved Exchange, or if such Approved Exchange is NASDAQ, the closing bid price at such date (or if such Approved Exchange is closed for business at such date, then the most recent available closing price or closing bid price, as the case may be), provided that bonds may not be priced based upon the price on an Approved Exchange pursuant to this clause (a), (i) prior to the termination (without replacement) of the Indenture, without the consent of the Trustee and the Credit Enhancer and (ii) after termination (without replacement) of the Indenture, without the consent of the Credit Enhancer, (b) the average of the bid prices at such date quoted by two Approved Dealers, or (c) the price obtained at such date from an Approved Pricing Service.

         For the purpose of this Schedule, any calculation or other determination required to be made by the Issuer shall be made by the Investment Manager on behalf of the Issuer, subject to the provisions of the Investment Management Agreement.

CERTAIN DEFINITIONS

         The following are definitions of certain terms used in this Schedule and elsewhere in the Indenture. Terms used in this Schedule and not defined below have the meanings given them elsewhere in this Schedule or in the Indenture.

         "Advance Rate" means the Moody's Advance Rate.

         "Aggregate Short Sale Advance Amount" means as of any date of determination, the aggregate of the Short Sale Advance Amount of all Short Sale Transactions; provided, however that if on any date the aggregate Market Value (as determined as of the date each Bank Loan or Security was borrowed by the Issuer in connection with any Short Sale Transaction) of the Bank Loans and other Securities comprising all Short Sale Transactions exceeds the greater of
(A) 15% of Total Capitalization and (B) 15% of the Net Asset Value of the Issuer, then the Aggregate Short Sale Advance Amount for that portion of the Bank Loans or other Securities comprising such Short Sale Transactions, the Market Value (as determined as of the date each Bank Loan or Security was borrowed by the Issuer in connection with any Short Sale Transaction) of which exceeds the greater of (A) or (B) above, shall be deemed to be zero.

         "Approved Counterparty" means (i) any financial institutions, banks or investment banking firms having a long term rating of at least "Al" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Al" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) or (ii) any counterparty set forth in the Indenture (or any successor to any such listed counterparty) or any other counterparty designated by the Issuer in writing and approved by the Credit Enhancer.

         "Approved Dealer" means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Federal Reserve Board, which as of the date hereof maintains a website at http://www.ny.frb.org, or (c) in the case of either of the foregoing, the banks and broker-dealers set forth on Annex I hereto under "Approved Dealers."

         "Approved Exchange" means, with respect to any Security, (a) any major securities or options exchange, the NASDAQ or any other exchange or quotation system providing regularly published securities prices designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, or (b) the exchanges set forth on Annex I hereto under "Approved Exchanges."

         "Approved Investment Banking Firm" means (a) any investment banking firm designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, or (b) the firms set forth on Annex I hereto under "Approved Investment Banking Firms."

         "Approved Pricing Service" means (a) a pricing or quotation service designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, or (b) the services set forth on Annex I hereto under "Approved Pricing Services."

         "Approved Source" means any of (i) two Approved Dealers, (ii) an Approved Exchange or (iii) an Approved Pricing Service, provided, that, for purposes of the Over-Collateralization Tests, a Bank Loan, High Yield Bond or Mezzanine Investment which is a Fund Investment shall be considered "quoted" or "priced" by an Approved Source only if, in the reasonable judgment of the Issuer, such Approved Source will continue to provide quotations with respect to such Bank Loan, High Yield Bond or Mezzanine Investment on an on-going basis in the ordinary course of its business as a pricing service or dealer, as the case may be.

         "Approved Third-Party Appraisal" means an appraisal by an Approved Third-Party Appraiser.

         "Approved Third-Party Appraiser" means (a) a third-party appraiser that is not an Affiliate of either the Issuer or the Investment Manager (or subject to an agreement to become such an Affiliate) designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, or (b) the third-party appraisers set forth on Annex I hereto under "Approved Third-Party Appraisers."

         "Asset-Backed Security" means any fixed income Security that is (i) backed by and paid primarily from the proceeds (or payments or proceeds of a disposition) of Eligible Assets, and (ii) issued in a transaction structured to
(A) isolate the Security and the Eligible Assets backing the Security from the credit risk of the sponsor of the transaction and (B) result in the creditworthiness of such Security being primarily dependent upon (x) the creditworthiness of the Eligible Assets backing such Security and (y) any credit support provided with respect to the creditworthiness of such Eligible Assets; provided, however, that in no event shall an "Asset-Backed Security" include any of the following: (a) a Security issued to provide debtor-in-possession financing, (b) a Security issued in connection with a receivables financing, an equipment trust certificate or similar Security, (c) an Equity Security (including an Equity Security that is characterized as a note), (d) a Structured Product Transaction, (e) a CDO Debt Security or (f) a Defensive Hedge Transaction.

         "Bank Loan Participation" means a Bank Loan in the form of a participation.

         "Bank Loans" means direct purchases of, assignments of, participations in and other interests in senior debt (including term loans, revolving credit lines and other similar loans and investments).

         "Business Day" means each day other than a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

         "Busted Convertible Bond" means any convertible bond that, in the Issuer's determination, trades like a fixed income investment and has a negligible option value.

         "Capital Stock" of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

         "Cash" means any immediately available funds in U.S. dollars or any currency other than U.S. dollars which is a freely convertible currency (including amounts held in the Custodial Account or on deposit with the Custodian pursuant to "sweep" arrangements linked to the Custodial Account).

         "Cash Equivalents" means investments (other than Cash) that are one or more of the following obligations or Securities:

                (i)     U.S. Government Securities;

                (ii) certificates of deposit of, banker's acceptances issued by or money market accounts in any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least "P-1" if rated by Moody's or "A- 1+" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long term debt obligations of such holding company are rated and such rating is at least "Al" if rated by Moody's and "A+" if rated by S&P (or, if rated "Al" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's));

                (iii) commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short term rating of at least "P- l" if rated by Moody's or "A-1" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's);

                (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least "P-1" if rated by Moody's and "A- l" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) either at the time of such investment or the making of a contractual commitment providing for such investment;

                (v) shares of any money market fund or similar investment vehicle, so long as such money market fund is rated and has at the time of such investment a short-term rating of at least "Aaa" and "MRl+" if rated by Moody's and "AAA" if rated by S&P (and, if rated "Aaa" and "MRl+" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's);

                (vi) unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (v) above entered into with a depository institution, trust company or corporation of the type described in clause (iii) above or a Subsidiary of any such depository institution, trust company or corporation if such depository institution, trust company or corporation also has a rating of at least "Al" and "P-1" if rated by Moody's or "A+" if rated by S&P (and, if rated "Al" and "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's); and

                (vii) preferred shares rated in the highest investment rating category by Moody's and S&P or otherwise with respect to which the Rating Agency Condition is satisfied;

provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (ii) and (iii) above shall mature within 183 days of issuance;
(iii) if any of Moody's or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody's or S&P, as the case may be; (iv) if any of Moody's or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another Rating Agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; (vi) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or Eligible Foreign Currencies; and (vii) none of the foregoing obligations or securities will constitute Cash Equivalents (A) if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, or (B) if such security has an assigned rating from S&P with an "r" or "t" subscript, or (C) if such security is a mortgage-backed security or (D) if such security is an inverse floater security.

         "CDO Debt Securities" means any Securities that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon the sale of a pool of Securities serving as collateral for such Securities; provided that if more than one class or other similar designation of such Securities receive payments that depend primarily on cash flow from all or substantially all of the underlying collateral Securities, then the class or other similar designation the payment of which is most deeply subordinated (other than any class or other similar designation constituting only nominal capital) and any class or other similar designation that, as indicated in any relevant offering documentation, is stated to be at least reasonably likely to be treated as equity for U.S. Federal income tax purposes will be excluded from "CDO Debt Securities"; provided, further that (x) CDO Debt Securities shall not include any Structured Product Transaction and (y) CDO Debt Securities shall only include CDO Debt Securities issued in a "cash-flow" or "market value" collateralized debt obligation transactions.

         "CDO Equity Securities" means any Securities (other than CDO Debt Securities) that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon sale of a pool of Securities serving as collateral for such Securities (whether or not such Securities have been rated by a nationally recognized statistical rating organization); provided that CDO Equity Securities shall not include any Structured Product Transaction.

         "CDS" means a credit default swap substantially in the form approved by the Credit Enhancer, which approval shall not be unreasonably withheld.

         "Contributed Company Capital" means, at any date, the aggregate gross amount of Cash contributed as equity capital (excluding, for the avoidance of doubt, the Preferred Shares) to the Issuer by the holders of the Common Shares on or prior to such date (without regard to any other changes in Company Equity).

         "Currency Hedging Transaction" means (i) any Swap Transaction entered into by the Issuer with an Eligible Counterparty intended to convert any payment on a Debt or other obligation of the Issuer or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Issuer is denominated and (ii) any Swap Transaction entered into by the Issuer intended to convert any payment on a Debt or other obligation of the Issuer or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Issuer is denominated and pursuant to which the Issuer has no on-going payment obligations.

         "Defensive Hedge Advance Amount" means, as of any date of determination, 98% of the aggregate Market Value of all Defensive Hedge Transactions; provided, however, that the Defensive Hedge Advance Amount shall in no event exceed an amount equal to (x) 20% of the Total Capitalization as of such date of determination less (y) the sum of the aggregate Market Value as of such date of determination of all Fund Investments in Bank Loan Participations and Structured Product Transactions and, if the Secured Hedging Advance Amount is positive, the Secured Hedging Advance Amount.

         "Defensive Hedge Transaction" means a Hedging and Short Sale Transaction between the Issuer and an Eligible Counterparty intended to protect the Issuer against fluctuations in the market value of a Fund Investment and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Issuer, to (a) purchase the Fund Investment at an agreed strike price or (b) pay to the Issuer, at the Issuer's election, an amount by which an agreed strike price exceeds the current price of the Fund Investment;
(ii) the Eligible Counterparty does not have recourse to the Collateral or the Issuer for any amounts owing to such counterparty thereunder; and (iii) the Issuer may (a) pay a fee to the Eligible Counterparty in connection with the transaction, (b) remove the Fund Investment from the Custodial Account (whereby it is no longer part of the Collateral) and pledge the Fund Investment to the counterparty as security for its obligations to the Eligible Counterparty and
(c) agree to deliver the Fund Investment to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

         "Designated Country" means (i) each of Canada, Great Britain, Australia, Denmark, New Zealand, Sweden, Switzerland, Luxembourg, The Netherlands and any G-7 nation, (ii) any other country whose unsupported sovereign debt obligations are rated at least Aa2 by Moody's and (iii) each other country identified by the Fund from time to time and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

         "Determination Date" means (a) with respect to any regularly scheduled Valuation Statement prepared pursuant to the Indenture or the Operating Agreement and any other Preferred Shares document, the related Reporting Date,
(b) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Issuer is in compliance, or reasonably believes it is in compliance, with the covenants relating to the Over-Collateralization Tests, the last Business Day of the preceding calendar week ending prior to such date and
(c) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Issuer is not, or reasonably believes that it is not, in compliance with any covenant relating to the Over-Collateralization Tests, the date on which the most current pricing information with respect to such Fund Investment is reasonably available.

         "Distressed Debt" means debt Securities and Bank Loans which are, in the Investment Manager's reasonable business judgment, impaired in fundamental ways due to credit, liquidity, interest rate or other issues, which may not be performing or may be in default, and which are generally trading at a substantial discount to par.

         "Eligible Assets" means financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

         "Eligible Counterparty" means, with respect to any Hedging and Short Sale Transaction (other than a CDS in which the Issuer is the counterparty writing or providing the protection with respect to the reference asset), (a) any Approved Counterparty or (b) any Person (i) (x) in the case of a Currency Hedging Transaction, having a long term rating of at least "Aa3" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Aa3" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) and (y) in all other cases, having a long term rating of at least "Al" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Al" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's), (ii) if no short term rating is available, (x) in the case of a Currency Hedging Transaction, having a long term rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (y) all other cases, having a long term rating of "Aa3" or better by Moody's (and, if rated "Aa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) or (iii) whose obligations in respect of all Hedging and Short Sale Transactions entered into with the Issuer are absolutely and unconditionally guaranteed by an Affiliate of such Person having (x) (A) in the case of a Currency Hedging Transaction, having a long term rating of at least "Aa3" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Aa3" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) and (B) in all other cases, having a long term rating of at least "Al" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Al" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) or (y) if no short term rating is available, (A) in the case of a Currency Hedging Transaction, having a long term rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (B) in all other cases, having a long term rating of "Aa3" or better by Moody's (and, if rated "Aa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's); provided that with respect to any counterparty with which the Issuer has entered into a Hedging and Short Sale Transaction, such counterparty that would qualify as an "Eligible Counterparty" pursuant to clause (b) above but for the fact that such counterparty had suffered a ratings downgrade shall be deemed to be an "Eligible Counterparty" for thirty 30 days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

         "Eligible Country" means each country (i) whose unsupported sovereign debt obligations are rated "Aa2" or better by Moody's (and, if rated "M1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) or (ii) that is a Designated Country whose unsupported sovereign debt obligations are rated "A3" or better by Moody's (and, if rated "A3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's).

         "Eligible Foreign Currencies" means (i) Australian Dollars, Canadian Dollars, Pounds Sterling and Euros and (ii) each other currency identified by the Issuer from time to time and confirmed in writing as acceptable by the Trustee, the Credit Enhancer and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

         "Eligible Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

         "Equity Securities" means equity securities (including, for the avoidance of doubt, Private Equity Securities) that will generally consist of common or preferred stock of small to medium capitalization companies that have either (i) undergone leveraged buyouts or recapitalizations, yet are still substantially leveraged, or (ii) been burdened by complex legal, financial or ownership issues and are selling at a discount to the underlying asset or business value.

         "Excess Fund Investments" means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Total Capitalization set forth in the definition of Portfolio Limitations (in each case determined by the Issuer using the most recent Market Value for the applicable Fund Investments).

         "Excluded Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

         "Foreign Issuer" means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer: (i) an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States, or (ii) an issuer of a CDO Debt Security.

         "Fully Collateralized Structured Product Transaction" means a Structured Product Transaction relating to a single Bank Loan or High Yield Bond pursuant to which the Issuer is required to pledge collateral in an amount that is not less than 100% of the notional amount of such transaction.

         "Fund Investments" means all Cash, Cash Equivalents, Bank Loans, Securities, Short Sale Transactions and Structured Product Transactions owned by the Issuer. Fund Investments which the Issuer has contracted to purchase shall not be deemed for purposes of the Indenture to be owned by the Issuer until settlement of such purchase and Fund Investments which the Issuer has contracted to sell shall not cease to be Fund Investments for purposes of the Indenture until settlement of such sale.

         "Hedging and Short Sale Transaction" means any transaction entered into by the Issuer with an Eligible Counterparty that is (i) a Swap Transaction; (ii) an Interest Rate Hedging Transaction; (iii) a Currency Hedging Transaction; (iv) a transaction under which the Issuer borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale"), (v) a Securities Lending Transaction; (vi) a credit derivative transaction (including, but not limited to, a CDS) or repurchase agreement; (vii) an obligation to enter into any of the foregoing; or
(viii) any combination of any of the foregoing.

         "High Yield Bonds" means debt Securities (including convertible debt Securities) that are generally rated below "Baa3" by Moody's, (a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans, Mezzanine Investments or CDO Debt Securities.

         "Illiquid Investments" means (a) Unquoted Investments that do not qualify as Semi-Liquid Investments.

         "Industry" means any industry category listed in Annex I hereto under "Moody's Industry Classifications" or any other such industry category designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

         "Ineligible Country" means any country other than the United States or an Eligible Country.

         "Interest Only Security" means any security that by its terms provides for periodic payments of interest and does not provide for the repayment of a stated principal amount.

         "Interest Rate Hedging Transaction" means (i) any Swap Transaction entered into by the Issuer with an Eligible Counterparty intended to protect the Issuer against changes in the floating rate of interest payable on all or a portion of any Debt or other obligation of the Issuer or its subsidiaries or on any Fund Investment or to protect against fluctuations in interest rates, or
(ii) any Swap Transaction or repurchase agreement entered into by the Issuer, in each case with an Eligible Counterparty, intended to protect against changes in the market value of any Fund Investment resulting from fluctuations in interest rates.

         "Market Value" has the meaning assigned to such terms in this Schedule under "Determination of Market Value of Fund Investments."

         "Market Value Price" has the meaning assigned to such term in this Schedule under "Determination of Market Value of Fund Investments."

         "Mezzanine Investments" means (i) debt Securities or other obligations of an issuer (including convertible debt Securities and obligations and Securities backed by real estate collateral) that (A) are subordinated to other debt of such issuer and (B) may be issued with equity participation features such as convertibility, senior equity securities, common stock or warrants or
(ii) Preferred Stock issued in connection with management buyouts, acquisitions, refinancings, recapitalizations and later stage growth capital financings.

         "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

         "Moody's Net Accrual Amount" means, as of any date, an amount, which may be positive or negative, equal to (i) the aggregate amount of accrued interest payable to the Issuer on all interest-bearing Eligible Investments, all declared but unpaid dividends payable on Eligible Investments that are Equity Securities and all due and unpaid commitment fees payable to the Issuer in respect of Eligible Investments, in each case as of such date minus (ii) the aggregate amount of accrued interest, dividends (including, without duplication, any Company Tax Distribution), premiums, commitment fees and Unissued Share Fee and accrued and unpaid Administrative Expenses, if any, payable by the Issuer as of such date in respect of the Indebtedness issued pursuant to the Indenture and the Preferred Shares, respectively; provided that until the earlier of two years after the Closing Date or the date on which the Issuer shall have drawn $404.5 million of the Equity Capital Commitments, the Moody's Net Accrual Amount shall not be less than zero.

         "Moody's Rating Correlation Procedures" means the following procedures, which shall be applied to any Fund Investment for which an Assigned Moody's Rating is not otherwise required and does not have an Assigned Moody's Rating:

                (i) if another security or obligation of the same issuer has an Assigned Moody's Rating, then the applicable rating of such Fund Investment shall be determined as follows: (a) if there is an Assigned Moody's Rating of a security of the issuer of the same priority, then the rating of such Fund Investment shall be such rating; (b) if the Assigned Moody's Rating is on a senior unsecured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating, if such Fund Investment is a senior secured obligation of the issuer, with a rating of "Aaa" remaining the same; (2) shall be two subcategories below such Assigned Moody's Rating, if such rating is "B 1" or higher and if such Fund Investment is a subordinated obligation of the issuer, (3) shall be one subcategory below such Assigned Moody's Rating if such rating is between "B2" and "Ca," inclusive, and if such Fund Investment is a subordinated obligation of the issuer; and (4) otherwise shall be "C" if such Fund Investment is a subordinated obligation of the issuer; (c) if the Assigned Moody's Rating is on a subordinated obligation of the issuer and if such Fund Investment is a senior secured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating if such rating is "Baa3" or higher, (2) shall be two subcategories above such Assigned Moody's Rating if such rating is "B2" or higher, but lower than "Baa3,"
(3) shall be one subcategory above such Assigned Moody's Rating if such rating is "B 3" and (4) otherwise shall equal such rating; (d) if there is an Assigned Moody's Rating on a subordinated obligation of the issuer and if such Fund

Investment is a senior unsecured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating if such rating is "B3" or higher and (2) otherwise shall equal such rating; and (e) if the Assigned Moody's Rating is on a senior secured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory below such Assigned Moody's Rating if such rating is "Ca" or higher and such Fund Investment is a senior unsecured obligation of the issuer; (2) shall be two subcategories below such Assigned Moody's Rating if such rating is "Caa2" or higher and such Fund Investment is a subordinated obligation of the issuer; and (3) otherwise shall be "C"; and

                (ii) if no other security or obligation of the same issuer has an Assigned Moody's Rating, the applicable ratings of such Fund Investment shall be determined using any one of the methods below:

A. (1) if such Fund Investment has an Assigned S&P Rating, then the applicable rating of such Fund Investment will be (a) one subcategory below the Moody's equivalent of the Assigned S&P Rating if such Fund Investment is rated "BBB-" or higher by S&P; and (b) two subcategories below the Moody's equivalent of the Assigned S&P Rating if such Fund Investment is rated "BB+" or lower by S&P; and

                (2) if such Fund Investment does not have an Assigned S&P Rating but another security or obligation of the issuer has an Assigned S&P Rating ("parallel security"), then the Issuer may elect (x) to apply the Moody's equivalent of the rating of such parallel security determined in accordance with the methodology set forth in subclause (1) above, in which case, the applicable rating of such Fund Investment will be determined in accordance with the methodology set forth in clause (i) above (for such purpose treating the parallel security as if it had an Assigned Moody's Rating with the rating determined pursuant to this subclause (2)) or (y) to present such Fund Investment to Moody's for an estimate of such Fund Investment's rating factor as provided in clause B below;

B. if such Fund Investment does not have an Assigned Moody's Rating or Assigned S&P Rating and (x) no other security or obligation of the issuer has an Assigned Moody's Rating or Assigned S&P Rating or (y) another security or obligation of the issuer has an Assigned S&P Rating, and the Issuer so elects as provided in clause A(2)(y) above, then the Issuer may present such Fund Investment to Moody's for an estimate of such Fund Investment's rating factor, from which its corresponding Moody's rating may be determined, which shall be the applicable rating; provided that pending receipt from Moody's of such estimate, such Fund Investment shall have an applicable rating of "B3" if the Issuer certifies to the Trustee that the Issuer believes that such estimate will be at least "B3";

C. with respect to a Fund Investment issued by a U.S. issuer, if (1) neither the issuer nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt securities or obligations of the issuer are in default, (3) neither the issuer nor any of its Affiliates have defaulted on the payment of any debt during the past two years, (4) the issuer has been in existence for the past four years, (5) the issuer is current on any cumulative dividends, (6) the fixed-charge ratio for the issuer exceeds 120% for each of the past two fiscal years (and for the most recent four quarters), (7) the issuer had a net profit before tax in the past fiscal year and the most recent quarter, and (8) the annual financial statements of the issuer are unqualified and certified by a firm of independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer, the applicable rating of such Fund Investment will be "B3" if such Fund Investment is a senior secured obligation and "Caa1" if such Fund Investment is not a senior secured obligation;

D. with respect to a Fund Investment issued by a U.S. issuer, if (1) neither the issuer nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt security or obligation of the issuer has been in default in payment during the past two years, and (3) such Fund Investment does not fall within the immediately preceding paragraph (C), the applicable rating of such Fund Investment will be "Caa2"; and

E. if a debt security or obligation of the issuer has been in default in payment during the past two years, the applicable rating of such Fund Investment will be "Ca".

         For the purposes of this definition, "Assigned Moody's Rating" means the publicly available rating or the monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody's that addresses the full amount of the principal and interest promised, and "Assigned S&P Rating" means the publicly available rating assigned to a debt obligation (or facility) by S&P that includes no subscripts, asterisks or other qualifications, that is not stated to be an unmonitored rating, and that addresses the full amount of the principal and interest promised.

         "Moody's Warrant/Option Advance Amount" means, as of any date of determination, an amount equal to the sum for all Warrant/Option Investments of the product of (i) the Warrant/Option Intrinsic Value of such Warrant/Option Investment multiplied by (ii) the Moody's Advance Rate for the Moody's Asset Category applicable to the Related Equity Securities of such Warrant/Option Investment.

         "NASDAQ" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

         "Non-Cash Pay Instrument" means a High Yield Bond which falls in Asset Category C, D, E, F or G that (a) does not provide for the payment of cash interest or preferred dividends, or provides for the total deferral of interest until the final maturity thereof, (b) is a debt security that has an initial current yield on the date of purchase or acquisition thereof of less than 2.5% per annum and provides for an increase in the rate of interest payable in respect thereof at any time after the date it was purchased or acquired (other than any increase resulting from (i) a change in a generally recognized floating rate interest rate index, (ii) a change in the weighted average interest rate on underlying collateral in the case of Securities the interest rate on which is based on such weighted average interest rate or (iii) a change in an interest rate spread or margin resulting from an announced change in the rating of the issuer's debt obligations) or (c) is a debt security that provides for the partial deferral of interest until the final maturity thereof and which has cash interest payable without deferral at a rate per annum less than (x) with respect to Fund Investments bearing interest at a fixed rate, 2.5% per annum and (y) with respect to Fund Investments bearing interest at a floating rate, a eurodollar rate plus 2% per annum. For purposes of clause (b) of this definition, if the current yield is increased to 2.5% or more per annum, then at the time of the increase of such interest rate, the Security will cease to be a "Non-Cash Pay Instrument."

         "Non-Credit Risk Security" means a security with respect to which an institutional money manager would evaluate its value primarily by reference to factors other than (a) the coupon (or the coupon as adjusted for any purchase discount or premium) in relation to prevailing market yields, (b) the credit worthiness of the issuing entity or (c) the adequacy of the underlying financial assets supporting such security to ensure the repayment of the security according to its terms (which adequacy may be measured by a credit analysis of the likelihood of the obligors of such underlying assets to pay according to the terms of such underlying assets and/or an analysis of the sufficiency of the income streams thereon to meet the payment terms of the security).

         "Non-Performing Instrument" means (i) any Fund Investment that is debt and the issuer of which is in default of any principal or interest payment obligations in respect thereof (without giving effect to any applicable grace period or waiver), (ii) any Fund Investment that is Preferred Stock and the issuer of which has failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) any Fund Investment that is a CDO Debt Security and the issuer of which has failed to pay any current interest or principal in cash when due.

         "Outstanding Principal Amount" means the outstanding aggregate principal amount of the Notes under the Indenture at any given time.

         "Performing" means, (i) with respect to any Fund Investment that is Bank Loan or other debt, the issuer of such Fund Investment is not in default of any payment obligations in respect thereof, (ii) with respect to any Fund Investment that is Preferred Stock, the issuer of such Fund Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) with respect to any Fund Investment that is a CDO Debt Security, the issuer of such Fund Investment has not failed to pay any current interest or principal in cash when due.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Trustee, the Credit Enhancer, the Custodian, the Issuer and the Collateral Agent identified therein, as amended, extended, restated, supplemented or modified from time to time in accordance with the terms thereof.

         "Portfolio Limitations" has the meaning assigned to such term in this Schedule under "Application of Portfolio Limitations."

         "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person.

         "Private Equity Securities" means, at any time of determination any Equity Security which the Issuer believes in good faith (based on the facts and circumstances available to it) is (i) commonly regarded by investment professionals as a "private equity security" and (ii) not traded or listed on any national or regional securities exchange, any designated offshore Securities market (as defined in Regulation S under the Securities Act) or on the NASDAQ National Market and is not actively quoted or traded on any automated quotation system or in the over-the-counter market; provided, however, that "Private Equity Securities" shall not include (a) any Equity Securities convertible or exchangeable for any Equity Securities traded or quoted in the markets described in clause (ii) above, or (b)any equity Securities which may be resold under an effective registration statement under the Securities Act at the time of determination.

         "Protected Market Value" means, with respect to any Fund Investment that is the subject of a Defensive Hedge Transaction, the Protected Price of such Fund Investment times the number of units of such Fund Investment that are held by the Issuer and are the subject of such Defensive Hedge Transaction.

         "Protected Price" means, with respect to any Defensive Hedge Transaction, (i) the agreed strike price at which the Eligible Counterparty to such Defensive Hedge Transaction has agreed to purchase the Fund Investment that is the subject of such Defensive Hedge Transaction or (ii) the agreed strike price under a Defensive Hedge Transaction pursuant to which the Eligible Counterparty has agreed to pay the Issuer an amount equal to the excess of the agreed strike price over the current price of the Fund Investment that is the subject of such Defensive Hedge Transaction.

         "Quarterly Date" means the last Business Day of each February, May, August and November, commencing November 30, 2005.

         "Related Person" means, with respect to any issuer, (a) any Person of which such issuer is a Subsidiary, (b)any Person that is a Subsidiary of such issuer, (c) with respect to a debt obligation, any Person that relies on, or is relied upon for, the cash flows of such issuer to service debt obligations or does not have a credit rating independent of such Person or (d) with respect to a debt obligation, any Person that guarantees the issuer's payment of such debt obligation; provided, however, that, in any such case, a Person shall not be a Related Person of a second Person solely as a consequence of the common control of such Persons by a single financial sponsor.

         "Reporting Date" means the last Business Day of each calendar week, commencing November 25, 2005.

         "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

         "Secured Hedging Advance Amount" means as of any date of determination,
(i) if the Secured Hedging Net Exposure is greater than zero and the Secured Hedging Transactions entered into, in the judgment of the Issuer, hedge or mitigate risks to which the Issuer is exposed in the conduct of its business or the management of its liabilities, 90% of the Secured Hedging Net Exposure, and (ii) if the Secured Hedging Net Exposure is less than zero, 100% of the Secured Hedging Net Exposure; provided that any Secured Hedging Transaction having a Secured Hedging Net Exposure greater than zero and a counterparty with a rating of less than "A3" by Moody's shall be deemed, for purposes of calculating the Secured Hedging Advance Amount, to have a Secured Hedging Net Exposure of zero.

         "Secured Hedging Net Exposure" as of any date, as to any Secured Hedging Transaction for which a determination thereof is required to be made, shall be determined as follows: (i) each Eligible Counterparty party to each Secured Hedging Transaction shall determine, with respect to the Secured Hedging Transactions entered into by it with the Issuer, an amount (the "Secured Net Exposure Component") equal to the net current market value on the bid side of the market if the position is long and on the ask/offer side of the market if the position is short to the Issuer on such date of determination of each such Secured Hedging Transaction and (ii) for each Secured Hedging Transaction, the "Secured Hedging Net Exposure" will, as of any date, be equal to the sum of all applicable Secured Net Exposure Components as of such date and may, for purposes of this calculation, be less than zero.

         "Secured Hedging Transaction" means any Interest Rate Hedging Transaction or Currency Hedging Transaction entered into by the Issuer with any Person that is an Eligible Counterparty which is secured by Collateral pursuant to the Pledge and Intercreditor Agreement and for avoidance of doubt shall exclude Structured Product Transactions.

         "Securities" means common and preferred stock, partnership units and participations, member interests in limited liability companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options and rights relating thereto, or any combination thereof), guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans or Hedging and Short Sale Transactions.

         "Securities Lending Counterparty" means any bank, broker-dealer or other financial institution (other than an insurance company) that has:

                (i) in the case of a loan with a term of 90 days or less, short-term senior unsecured debt ratings of "P-1" from Moody's (or a guarantor with such ratings);

                (ii) in the case of a loan with a term of longer than 90 days but less than a year, either (x) a long-term senior unsecured debt rating of at least "Al" by Moody's or (y) both a long term senior unsecured debt rating of "A2" by Moody's and a short term rating of "P-1" by Moody's; and

                (iii) in the case of a loan for a one year term or more, a long-term senior unsecured debt rating that, individually and together with all other Securities Lending Counterparties' ratings, is consistent with the limits set forth in the table below (or a guarantor with such ratings).

No more than 50% of Total Capitalization may be loaned pursuant to Securities Lending Transactions regardless of duration. At the time a Securities Lending Transaction for a term of one year or more is entered into by the Issuer, the percentage of the Fund Investments loaned to a single counterparty shall not exceed the individual percentage set forth below for the credit rating of such counterparty, and the percentage of the Fund Investments loaned by the Issuer to counterparties having the same credit rating shall not exceed the aggregate percentage set forth below for such credit rating:

----------------------------------------  --------------------------------------  --------------------------------------
      LONG-TERM SENIOR UNSECURED                       INDIVIDUAL                               AGGREGATE
       DEBT RATING OF SECURITIES                   SECURITIES LENDING                      SECURITIES LENDING
         LENDING COUNTERPARTY                      COUNTERPARTY LIMIT                      COUNTERPARTY LIMIT
----------------------------------------  --------------------------------------  --------------------------------------
                  Aaa                                      10%                                     20%
----------------------------------------  --------------------------------------  --------------------------------------
                  Aa1                                      10%                                     20%
----------------------------------------  --------------------------------------  --------------------------------------
                  Aa2                                      10%                                     20%
----------------------------------------  --------------------------------------  --------------------------------------
                  Aa3                                      10%                                     15%
----------------------------------------  --------------------------------------  --------------------------------------
                  A1                                       10%                                     10%
----------------------------------------  --------------------------------------  --------------------------------------
                  A2*                                      5%                                      5%
----------------------------------------  --------------------------------------  --------------------------------------
              A3 or lower                                  0%                                      0%
----------------------------------------  --------------------------------------  --------------------------------------


_________________________________
* The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

provided, that the Issuer may enter into a Securities Lending Transaction with a Securities Lending Counterparty having, at such time, a long-term senior unsecured debt rating below "A2" by Moody's, so long as the Rating Agency Condition with respect to Moody's has been satisfied.

         "Securities Lending Transactions" means all obligations of the Issuer
(i) to purchase investments which arise out of or in connection with the sale of the same or substantially similar investments or other similar transactions having the same economic effect (excluding Swap Transactions); and (ii) incurred in connection with any security lending transactions described in clause (i) with a Securities Lending Counterparty.

         "Semi-Liquid Investments" means (i) Unquoted Investments that are debt Securities rated "B3" or better by Moody's; (ii) Unquoted Investments that are not subject to any enforceable agreement containing a material condition to, or material restriction on, the ability of the holder of such Unquoted Investment or an assignee of such holder to sell, assign, transfer or otherwise liquidate the investment in a commercially reasonable time and manner (other than in any such agreement contained in the Collateral Documents and customary securities law arrangements or restrictions); (iii) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds or Mezzanine Investments and are part of an issue that is greater or equal to $40 million in original principal amount; or (iv) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds that are held by ten or more holders or the issuer thereof has a total capitalization in excess of $150.0 million.

         "Short Sale Advance Amount" means, as of any date of determination with respect to any Short Sale Transaction for which a determination thereof is required to be made, an amount calculated as follows:

         (i) If the Security borrowed by the Issuer in connection with such Short Sale Transaction is a Non-Fixed Income Investment:

         Short Sale Advance Amount =      S minus M minus X

                              Where:
                              S=          The aggregate value of the net
                                          proceeds from the sale of the
                                          Non-Fixed Income  Investment in the
                                          Short Sale  Transaction that are not
                                          included in clause (i) of Moody's
                                          Senior Advance Amount  or clause (i)
                                          of Moody's  Total Advance Amount,
                                          determined as of the date of  such
                                          sale.

                              M= The lesser of (a) the Market Value of such Non-Fixed Income Investment as of the date of determination, and (b) the original price of such Non-Fixed Income Investment on the date it was borrowed.

                              X= The product of (a) the Market Value of such Non-Fixed Income Investment as of the date of determination, multiplied by (b) one minus the Moody's Advance Rate applicable to such Non-Fixed Income Investment as of the date of determination; provided, however, that in no event shall X be less then 0.


                (ii) If the Bank Loan or Security borrowed by the Issuer in connection with such Short Sale Transaction is a Fixed Income Investment:

         Short Sale Advance Amount =      S minus M minus Y

                              Where:

                              S=          The aggregate value of the net
                                          proceeds from the sale of such Fixed
                                          Income Investment  in the Short Sale
                                          Transaction that are not included in
                                          clause (i) of Moody's Senior Advance
                                          Amount or clause (i) of Moody's Total
                                          Advance  Amount, determined as of the
                                          date of such sale.

                              M= The lesser of (a) the Market Value of such Fixed Income Investment as of the date of determination, and (b) the original price of such Fixed Income Investment on the date it was borrowed.

                              Y= The lesser of (a) the product of (i) the Market Value of such Fixed Income Investment as of the date of determination, multiplied by (ii) one minus the Moody's Advance Rate applicable to such Fixed Income Investment as of the date of determination, and (b) (i) 110% of the par value of such Fixed Income Investment, minus (ii) the Market Value of such Fixed Income Investment as of the date of determination; provided, however that in no event shall Y be less then 0.


                (iii)   For purposes of this definition:
                (A) "Fixed Income Investment" means any Bank Loan or Security that (i) provides a return in the form of fixed periodic payments and/or a return of a fixed principal amount at maturity, which return is fixed at the time of purchase of such security, and (ii) at the time of determination constitutes indebtedness of the issuer.

                (B) "Non-Fixed Income Investment" means any Security that is borrowed by the Fund in a Short Sale Transaction that is not a Fixed Income Investment.

         "Short Sale Transaction" means a transaction under which the Issuer borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale").

         "Specified Foreign Country" means each Designated Country other than
(x) a country whose sovereign debt rating in a non-local currency is rated "Aaa" by Moody's or (y) a country whose sovereign debt rating in a non-local currency is rated "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and in the case of(y) which is (a) a member of the European Union that has adopted the Euro as its lawful currency, (b) Canada, (c) Great Britain or (d) Australia.

         "Structured Product Transaction" means a Hedging and Short Sale Transaction between the Issuer and a counterparty in which either, (i) the Issuer is the counterparty to a CDS purchasing protection from an Eligible Counterparty with respect to a reference asset or an index that refers to or is based upon a number of reference assets, or (ii) the Issuer is the counterparty writing or providing the protection with respect to a CDS relating to a reference asset or an index that refers to or is based upon a number of reference assets.

         "Swap Transaction" means: (i) any rate, basis, debt or equity swap;
(ii) any put, cap, collar or floor agreement; (iii) any rate, basis, debt or equity futures or forward contract; (iv) any rate, basis, debt or equity option representing an obligation to buy or sell a security, debt or equity; and (v) any other similar agreement.

         "Total Capitalization" means the sum of (a) Contributed Company Capital plus aggregate undistributed net income of the Issuer (as determined quarterly in accordance with GAAP and set forth in the Issuer's financial statements) minus net loss of the Issuer (determined quarterly in accordance with GAAP and set forth in the Issuer's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures, (b)the aggregate outstanding liquidation preference of the Preferred Shares plus the aggregate liquidation preference of fully subscribed but unissued Preferred Shares and (c) the aggregate Outstanding Principal Amount plus the amount, if any, by which the Total Maximum Commitment exceeds the Outstanding Principal Amount; provided, however, until June 30, 2007, for purpose of clauses (i) through (vi) of the Portfolio Limitations, "Total Capitalization" will be the greater of (1) the amount determined pursuant to clauses (a), (b) and (c) above and (ii) $404.5 million; provided, further, that, for purposes of the definition of Portfolio Limitations, Total Capitalization shall not exceed $809.0 million.

         "Unhedged Foreign Investment" means any portion of any Fund Investment denominated in a currency other than Dollars which is not protected against currency fluctuations as a result of Currency Hedging Transactions.

         "Unquoted Investments" means Fund Investments other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

         "U.S. Government Securities" means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only;
(ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

         "Warrant/Option Intrinsic Value" means, with respect to any Warrant/Option Investment, the product of (x) an amount by which the current price (based on the price from an Approved Source or an Approved Investment Banking Firm) of the applicable Related Equity Securities exceeds the agreed strike price of the Related Equity Securities with respect to such Warrant/Option Investment, multiplied by (y) the number of shares of the Related Equity Securities. For the avoidance of doubt, the Warrant/Option Intrinsic Value shall always be zero if, in the case of a call Warrant/Option Investment, the agreed strike price of the applicable Related Equity Securities for such Warrant/Option Investment is equal to or greater than the current price of the applicable Related Equity Securities for such Warrant/Option Investment or, in the case of a put Warrant/Option Investment, the agreed strike price of the applicable Related Equity Securities for such Warrant/Option Investment is equal to or less than the current price of the applicable Related Equity Securities for such Warrant/Option Investment.

         "Warrant/Option Investments" means any Fund Investments held by the Issuer that are warrants or call options or similar rights with respect to Equity Securities (the "Related Equity Securities').

         "Yield to Worst" means, in respect of any High Yield Bond or other debt security, the lesser of (a) the yield-to-maturity and (b) the lowest yield-to-call calculated on each scheduled call date.

                                                                         ANNEX I

                        MOODY'S INDUSTRY CLASSIFICATIONS

1.       Aerospace and Defense
2.       Automobile
3.       Banking
4.       Beverage, Food and Tobacco
5.       Buildings and Real Estate
6.       Chemicals, Plastics and Rubber
7.       Containers, Packaging and Glass
8.       Diversified/Conglomerate Manufacturing
9.       Diversified/Conglomerate Service
10.      Diversified Natural Resources, Precious Metals and Minerals
11.      Ecological
12.      Electronics
13.      Finance
14.      Farming and Agriculture
15.      Grocery
16.      Healthcare, Education and Childcare
17.      Home and Office Furnishings, Housewares and Durable Consumer Products
18.      Hotels, Motels, Inns and Gaming
19.      Insurance
20.      Leisure, Amusement, Motion Pictures
21.      Machinery (Non-Agriculture, Non-Construction and Non-Electronic)
22.      Mining, Steel, Iron and Nonprecious Metals
23.      Oil and Gas
24.      Personal and Non-Durable Consumer Products (Manufacturing Only)
25.      Personal, Food and Miscellaneous Services
26.      Printing and Publishing
27.      Cargo Transport
28.      Retail Stores
29.      Telecommunications
30.      Textiles and Leather
31.      Personal Transportation
32.      Utilities
33.      Broadcasting and Entertainment
34.      Structured Finance Obligations

                                APPROVED DEALERS

A.G. Edwards & Sons, Inc.                    Liberty Brokerage
ABN AMRO Bank                                Libra Securities
Allen & Co.                                  Lincoln Partners
Amroc Investments, LLC                       M.J. Whitman, LLC
APS Financial Corporation                    McDonald & Company
B. Riley & Co.                               Merrill Lynch
Bank of America                              Mesirow Financial
Bank of Montreal                             Miller Tabak & Co., LLC
Barclays Capital                             Morgan Joseph & Co.
Bear Stearns                                 Morgan Stanley
BMO Nesbitt Bums                             Prudential Securities
BNP Paribas                                  Raymond James
BNY Capital                                  RBC Dain Rauscher
Brown Gibbons Lang & Company                 Robert W. Baird & Co
Cantor Fitzgerald                            Roth Capital
Chanin Capital Partners                      Salomon Smith Barney
Chicago Corporation                          Schroder Wertheim
CIBC World Markets                           Scotia Capital Markets
CIT Group                                    Seidler Companies, The
Citigroup                                    SG Cowen
Citimark Partners                            Societe Generale
Commerzbank                                  Spear, Leeds & Kellogg
Credit Lyonnais                              SunTrust Robinson-Humphrey Company
Credit Research & Trading                    Swiss Bank Corporation
CS First Boston                              TD Securities
Delaware Bay, Inc.                           The Blackstone Group
Deutsche Bank Alex Brown                     U. S. Bancorp
First Chicago Trust Company                  UBS Warburg
First Security Van Kasper                    Union Bank of California
Fleet                                        Wachovia Securities
General Electric                             Wedbush Morgan
Goldman Sachs & Co.                          Wells Fargo
Hellmond & Associates                        William Blair & Company

                               APPROVED EXCHANGES

ASIAN STOCK EXCHANGES
         Nagoya Stock Exchange,Japan
         Osaka Securities Exchange, Japan
         Tokyo Stock Exchange, Japan
         Stock Exchange of Singapore (SES), Singapore
         Singapore International Monetary Exchange Ltd. (SIMEX), Singapore

EUROPEAN STOCK EXCHANGES
         Paris Stock Exchange, France
         Frankfurt Stock Exchange, Germany
         FTSE International (London Stock Exchange), United Kingdom London InternationalFinancial Futures and Options Exchange, United Kingdom

NORTH AMERICAN STOCK EXCHANGES
         Alberta Stock Exchange, Canada
         Montreal Stock Exchange, Canada
         Toronto Stock Exchange, Canada
         Vancouver Stock Exchange, Canada
         Winnipeg Stock Exchange, Canada
         AMEX, United States
         New York Stock Exchange (NYSE),United States
         NASDAQ, United States
         Chicago Stock Exchange, United States
         Chicago Board Options Exchange, United States
         Chicago Board of Trade, United States
         Chicago Mercantile Exchange, United States
         Pacific Stock Exchange, United States
         Philadelphia Stock Exchange, United States

                       APPROVED INVESTMENT BANKING FIRMS

A.G. Edwards & Sons, Inc.                    Lehman Brothers
ABN AMRO Bank                                Liberty Brokerage
Allen & Co.                                  Lincoln Partners
Amroc Investments                            M.J. Whitman
Bank of America                              McDonald & Company
Bank of Montreal                             Merrill Lynch
Bank One                                     Mesirow Financial
Barclays Capital                             Miller Tabak & Hirsch
Bear Stearns                                 Morgan Stanley
BMO Nesbitt Burns                            Prudential Securities
Brown, Gibbons, Lang                         RBC Dain Rauscher
Cantor Fitzgerald                            Raymond James
Chanin Capital Partners                      Robert W. Baird & Co
JPMorgan Chase Manhattan                     Roth Capital
Chicago Corporation                          Solomon Smith Barney
CIBC World Markets                           Schroder Wertheim
CIT Group                                    Scotia Capital Markets
Citibank Group                               Seidler Companies
Citimark Partners                            SG Cowen
Credit Research & Trading                    Sun Trust Robinson-Humphrey Company
CS First Boston                              Sutro & Co.
Dabney Flannigan                             TD Securities
Delaware Bay, Inc.                           The Blackstone Group
Deutsche Bank Alex Brown                     Union Bank of California
EVEREN Securities                            US Bancorp Libra
First Security Van Kasper                    US Bancorp Piper Jaffray
Fleet National Bank                          USB Warburg
Goldman Sachs & Co.                          Wachovia Securities
Grantchester Holdings                        Wasserstein Perella Securities Inc.
Greenwich NatWest                            Wedbush Morgan
Gruntal                                      Wells Fargo
Hambrecht & Quist                            William Blair & Company
Hellmond & Associates
Houlihan Lokey Howard & Zukin
Imperial Capital
ING (Baring Furman Selz)
Jefferies & Company, Inc.
JPMorgan Chase
Ladenburg Thalmann
Lazard Freres

                           APPROVED PRICING SERVICES

Advantage Data, Inc.
Bloomberg
Bridge Information Systems, Inc.
Data Resources Inc.
Fixed Income Pricing System
Interactive Data Corp
International Securities Market Association
JJ Kenney
KDP
Loan Pricing Corp.
Merrill Lynch Securities Pricing Service
Muller Data Corp.
Reuters (only for pricing Foreign Issuer Securities)
Societe Generale
Standard & Poor's
Telerate
Wood Gundy (only for pricing Securities issued by the Canadian federal or
            Canadian provincial governments)

                        APPROVED THIRD PARTY APPRAISERS


A.G. Edwards & Sons, Inc.                    J.P. Morgan Chase
ABN AMRO Bank                                Jefferies & Company, Inc.
Allen & Co.                                  KPMG International
Amroc Investments                            Ladenburg Thalmann
Bank of America                              Lazard Freres
Barclays Capital                             Lehman Brothers
Bear Stearns                                 Liberty Brokerage
BMO Nesbitt Burns                            M.J. Whitman
Brown, Gibbons, Lang                         McDonald & Company
Cantor Fitzgerald                            Merrill Lynch
Chanin Capital                               Mesirow Financial
Citimark Partners                            Miller Tabak
Chicago Corporation                          Morgan Stanley
CIBC World Markets                           PriceWaterhouseCoopers
CIT World Markets                            Raymond James
Citigroup                                    RBC Dain Rauscher Robert W. Barry
Credit Research & Trading                    Schroder Wertheim
CS First Boston                              Scotia Capital Markets
Dabney Flannigan                             Seidler Companies
Delaware Bay, Inc.                           Sun Trust Robinson-Humphrey Company
Deloitte & Touche                            Sutro & Co.
Deutsche Bank                                Swiss Bank Corporation
Dresdner Kelinwort Wasserstein               TD Securities
Ernst & Young                                The Blackstone Group
EVEREN Securities                            UBS Warburg
First Chicago Trust Company                  Union Bank
First Security Van Kasper                    US Bancorp Piper Jaffray
Goldman Sachs & Co.                          US Bancorp Libra
Grantchester  Holdings                       Wachovia Securities
Greenwich NatWest                            Wedbush Morgan
Hambrecht & Quist                            Wells Fargo
Hellmond & Associates                        William Blair & Company
Houlihan Lokey Howard & Zukin
Imperial Capital

                                   SCHEDULE B

                       S&P COLLATERAL VALUATION SCHEDUL

CALCULATION OF S&P ADVANCE AMOUNT.

         "S&P Advance Rate" means the S&P Senior Advance Rate or the S&P Total Advance Rate, as applicable.

         "S&P Senior Advance Rate" means, for purposes of determining the Senior Over-Collateralization Test, for each S&P Asset Category, the percentage specified in the table below opposite such S&P Asset Category; provided, that:

                (i) so long as the aggregate number of issuers (without duplication) of the Eligible Investments is equal to or greater than 30 and the aggregate number of Industries (without duplication) in which the Eligible Investments are invested is equal to or greater than 9, the percentage specified in the column entitled "S&P Advance Rate -- 30/9" in the table below opposite such S&P Asset Category; and

                (ii) for all other cases, the percentage specified in the column entitled "S&P Advance Rate -- Others" in the table below opposite such S&P Asset Category;

provided that, for purposes of this definition only, each $7.0 million in Cash or Cash Equivalents held by the Issuer or each $7.0 million in available unfunded amount under the Indenture shall be treated as one issuer and one Industry; provided, further, that a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; provided, further, that during the first 365 days following the Closing Date only, the S&P Senior Advance Rate for each S&P Asset Category may be, at the election of the Investment Manager, the percentage specified in the column entitled "S&P Advance Rate --30/9" in the table below opposite such S&P Asset Category regardless of the aggregate number of issuers of the Eligible Investments or the aggregate number of Industries in which the Eligible Investments are invested:

        S&P ASSET CATEGORY    S&P ADVANCE RATE- 30/9   S&P ADVANCE RATE- OTHERS
                A-1                   100.00%                   100.00%
                A-2                    99.00%                    99.00%
                A-3                    96.00%                    96.00%
                A-4                    92.00%                    92.00%
                A-5                    82.20%                    82.20%
                A-6                    68.20%                    68.20%
                A-7                    53.20%                    53.20%
                B-1                    85.99%                    81.36%
                B-2                    81.14%                    74.82%
                C-1                    83.92%                    81.84%
                C-2                    82.86%                    80.63%
                C-3                    81.64%                    79.18%
                D-1                    78.31%                    74.90%
                D-2                    74.92%                    70.79%
                D-3                    71.69%                    66.92%
                E-1                    65.64%                    59.02%
                E-2                    61.10%                    53.58%

        S&P ASSET CATEGORY    S&P ADVANCE RATE- 30/9   S&P ADVANCE RATE- OTHERS
                E-3                    56.59%                   48.21%
                F-1                    50.34%                   41.46%
                F-2                    41.97%                   31.64%
                F-3                    31.26%                   18.35%
                G-1                    76.92%                   74.84%
                G-2                    75.86%                   73.63%
                G-3                    74.64%                   72.18%
                G-4                    71.31%                   67.90%
                G-5                    67.92%                   63.79%
                G-6                    64.69%                   59.92%
                G-7                    58.64%                   52.02%
                G-8                    54.10%                   46.58%
                G-9                    49.59%                   41.21%
                G-10                   24.26%                   11.35%
                 H                     35.54%                   27.56%
                I-1                    66.94%                   57.54%
                I-2                    58.57%                   47.15%
                I-3                    24.39%                    9.71%
                J-1                    36.10%                   14.52%
                J-2                     5.90%                    8.25%

         "S&P Total Advance Rate" means, for purposes of determining the Total Over-Collateralization Test, for each S&P Asset Category, the percentage specified in the table below opposite such S&P Asset Category; provided, that:

                (i) so long as the aggregate number of issuers (without duplication) of the Eligible Investments is equal to or greater than 30 and the aggregate number of Industries (without duplication) in which the Eligible Investments are invested is equal to or greater than 9, the percentage specified in the column entitled "S&P Advance Rate -- 30/9" in the table below opposite such S&P Asset Category; and

                (ii) for all other cases, the percentage specified in the column entitled "S&P Advance Rate -- Others" in the table below opposite such S&P Asset Category;

provided that, for purposes of this definition only, each $7.0 million in Cash or Cash Equivalents held by the Issuer or each $7.0 million in available unfunded amount under the Indenture shall be treated as one issuer and one Industry; provided, further, that a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; provided, further, that during the first 365 days following the Closing Date only, the S&P Total Advance Rate for each S&P Asset Category may be, at the election of the Investment Manager, the percentage specified in the column entitled "S&P Advance Rate --30/9" in the table below opposite such S&P Asset Category regardless of the aggregate number of issuers of the Eligible Investments or the aggregate number of Industries in which the Eligible Investments are invested:

        S&P ASSET CATEGORY    S&P ADVANCE RATE- 30/9   S&P ADVANCE RATE- OTHERS
                A-1                   100.00%                   100.00%
                A-2                    98.00%                    99.00%
                A-3                    97.00%                    97.00%
                A-4                    92.00%                    94.00%
                A-5                    84.60%                    84.60%

        S&P ASSET CATEGORY    S&P ADVANCE RATE- 30/9   S&P ADVANCE RATE- OTHERS
                A-6                    72.40%                   72.40%
                A-7                    59.40%                   59.40%
                B-1                    88.42%                   84.60%
                B-2                    84.41%                   79.18%
                C-1                    86.75%                   85.02%
                C-2                    85.86%                   84.03%
                C-3                    84.86%                   82.83%
                D-1                    82.11%                   79.30%
                D-2                    79.31%                   75.90%
                D-3                    76.64%                   72.71%
                E-1                    71.62%                   66.16%
                E-2                    67.86%                   61.67%
                E-3                    64.14%                   57.23%
                F-1                    58.91%                   51.59%
                F-2                    51.99%                   43.46%
                F-3                    43.10%                   32.45%
                G-1                    79.75%                   78.02%
                G-2                    78.86%                   77.03%
                G-3                    77.86%                   75.83%
                G-4                    75.11%                   72.30%
                G-5                    72.31%                   68.90%
                G-6                    69.64%                   65.71%
                G-7                    64.62%                   59.16%
                G-8                    60.86%                   54.67%
                G-9                    57.14%                   50.23%
                G-10                   36.10%                   25.45%
                 H                     49.00%                   38.00%
                I-1                    72.63%                   64.87%
                I-2                    65.68%                   56.26%
                I-3                    37.44%                   25.32%
                J-1                    47.45%                   29.65%
                J-2                    22.90%                   16.50%

         "S&P Advance Amount" means the S&P Senior Advance Amount or the S&P Total Advance Amount, as applicable. Notwithstanding the foregoing or the definition of S&P Senior Advance Amount or S&P Total Advance Amount, for purposes of determining the S&P Advance Amount,

                (i) the Market Value of any Unhedged Foreign Investment shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures; provided that, if the Foreign Issuer of such Unhedged Foreign Investment is from a country whose sovereign debt rating in a non-local currency is not assigned an S&P OC Test Rating of "AA" or better, the Market Value of such Unhedged Foreign Investment shall be 85% of the Market Value thereof otherwise determined in accordance with the above procedures;

                (ii) the percentage applicable above to Cash in a currency other than Dollars shall be (a) with respect to Cash in a currency other than Dollars, held for a period of five (5) Business Days or less, 95% (and not 100%) and (b) with respect to Cash in a currency other than Dollars, held for a period of more than five (5) Business Days, 0%, unless in either case such Cash is protected against currency fluctuations as a result of Currency Hedging Transactions, in which case, the percentage applicable shall be 100%;

                (iii) the Market Value of any Preferred Stock or Structured Product Transaction shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures and, in the case of any Structured Product Transaction in which the Issuer purchases a CDS, the full amount of the premiums to be paid by the Issuer for the duration of such CDS will be deducted from the Market Value of such Structured Product Transaction;

                (iv) the Market Value of any CDO Debt Security that is not assigned an S&P OC Test Rating of "CCC" or better shall be zero; and

                (v) the Market Value of any Non-Cash Pay Instrument that is not a U.S. Government Security shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures.

         For purposes of the S&P Advance Amount, the Issuer shall assign each Fund Investment to one of the following categories (each, an "S&P Asset Category") commencing upon the initial acquisition thereof (and, for purposes of this categorization, the Market Value Price of a Fund Investment trading at par is equal to $1.00):

         "Asset Category A-1 Investments" means (a) Cash and (b) Cash Equivalents described in clause (vi) of the definition of such term and (c) Cash Equivalents described in clauses (i), (ii), (iii) or (iv) of the definition of such term that mature on the Business Day next following the date of acquisition thereof or are payable on demand of the holder or within one Business Day of demand.

         "Asset Category A-2 Investments" means Cash Equivalents (other than Cash in U.S. dollars, U.S. Government Securities and Cash Equivalents described in clauses (b) or (c) of the definition of Asset Category A-1 Investments) and U.S. Government Securities with maturities of less than or equal to 183 days.

         "Asset Category A-3 Investments" means U.S. Government Securities with final maturities more than 183 days but less than or equal to two (2) years.

         "Asset Category A-4 Investments" means U.S. Government Securities with final maturities more than two (2) years but less than or equal to five (5) years.

         "Asset Category A-5 Investments" means U.S. Government Securities with final maturities more than five (5) years but less than or equal to ten (10) years.

         "Asset Category A-6 Investments" means U.S. Government Securities with final maturities more than ten (10) years but less than or equal to twenty (20) years.

         "Asset Category A-7 Investments" means U.S. Government Securities with final maturities more than twenty (20) years but less than or equal to thirty
(30) years.

         "Asset Category B-1 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price greater than or equal to $0.90.

         "Asset Category B-2 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price greater than or equal to $0.85 but less than $0.90.

         "Asset Category C-1 Investments" means High Yield Bonds and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB+" or better.

         "Asset Category C-2 Investments" means High Yield Bonds and Mezzanine Investments which (x) (i) are Performing and (ii) have an S&P OC Test Rating of "BBB" or (y) Securities (other than securities issued by a Foreign Issuer) which are fully defeased.

         "Asset Category C-3 Investments" means High Yield Bonds and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB-".

         "Asset Category D-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and
(ii) have an S&P OC Test Rating of "BB+".

         "Asset Category D-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and
(ii) have an S&P OC Test Rating of "BB".

         "Asset Category D-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and
(ii) have an S&P OC Test Rating of "BB-".

         "Asset Category E-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and
(ii) have an S&P OC Test Rating of "B+".

         "Asset Category E-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and
(ii) have an S&P OC Test Rating of "B".

         "Asset Category E-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and
(ii) have an S&P OC Test Rating of "B-".

         "Asset Category F-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and
(ii) have an S&P OC Test Rating of "CCC+".

         "Asset Category F-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (a) are Performing and
(b) have an S&P OC Test Rating of "CCC".

         "Asset Category F-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and
(ii) have an S&P OC Test Rating of "CCC-" or lower or are not rated.

         "Asset Category G-1 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of at least "BBB+".

         "Asset Category G-2 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB".

         "Asset Category G-3 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB-".

         "Asset Category G-4 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB+".

         "Asset Category G-5 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB".

         "Asset Category G-6 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB-".

         "Asset Category G-7 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B+".

         "Asset Category G-8 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B".

         "Asset Category G-9 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B-".

         "Asset Category G-10 Investments" means convertible bonds (not covered by Asset Categories G-1 through 0-9) which are Performing.

         "Asset Category H Investments" means Preferred Stock which is
Performing.

         "Asset Category I-1 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price equal to or greater than $0.85.

         "Asset Category I-2 Investments" means (i) Bank Loans which have a Market Value Price less than $0.85 and (ii) Bank Loans described in Asset Categories B-1, B-2 or I-1 above that have an S&P OC Test Rating below "B-" (including Bank Loans with an S&P OC Test Rating of "NR") to the extent that the aggregate Market Value of such Bank Loans is in excess of 15% of Total Capitalization; (iii) Bank Loans that would otherwise fall in Asset Categories B-1, B-2 or I-1 above that are originated under a credit agreement that provided for aggregate credit facilities at origination of less than $150,000,000 to the extent that the aggregate Market Value of such Bank Loans is in excess of 15% of Total Capitalization; and (iv) Bank Loans that are unsecured or subordinated.

         "Asset Category I-3 Investments" means non-Performing High Yield Bonds, Mezzanine Investments, convertible bonds and Preferred Stock.

         "Asset Category J-1 Investments" means Equity Securities which are not Private Equity Securities.

         "Asset Category J-2 Investments" means Fund Investments in Bank Loans, High Yield Bonds, Mezzanine Investments, Private Equity Securities or CDO Debt Securities not otherwise described in any of the preceding Asset Categories and Structured Product Transactions (other than Fully Collateralized Structured Product Transactions).

         Rating Procedures. References herein to any rating by Moody's or S&P shall include shadow ratings and shall also be deemed to include an equivalent rating in a successor rating category of Moody's or S&P, as the case may be, or if neither Moody's nor S&P is in the business of rating securities, an equivalent rating from another Rating Agency.

         Notwithstanding any other provision contained in this Schedule:

                (i) with respect to Fund Investments that are Preferred Stock, if such Preferred Stock does not have a public rating by S&P, then such Preferred Stock shall be assigned a rating for purposes hereof that is (a) two rating sub-categories below the S&P OC Test Rating of the issuer if rated above "BB+" and (b) one rating category (i.e., three rating sub-categories) below the S&P OC Test Rating if the issuer is rated below "BBB-";

                (ii) Fund Investments that are CDO Debt Securities will be assigned to an Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating subcategories) below the S&P rating, if such CDO Debt Security is rated by S&P, and (ii) two rating categories (i.e., six rating subcategories) below the actual public Moody's rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such CDO Debt Security is not rated by S&P but is publicly rated by Moody's;

                (iii) Fund Investments that are Busted Convertible Bonds will be assigned to an S&P Asset Category into which such Fund Investments would otherwise fall if they were not convertible securities provided that the Market Value of any Busted Convertible Bonds shall be 95% of the Market Value thereof otherwise determined in accordance with valuation procedures set forth herein;

                (iv) the determination of the S&P Advance Rate applicable to a Structured Product Transaction shall be subject to the following: (A) each Fully Collateralized Structured Product Transaction shall be deemed to fall into the S&P Asset Category of its reference obligation; (B) each Single Asset Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction) in which the reference obligation has an S&P OC Test Rating of "BBB-" or better shall be deemed to fall into the S&P Asset Category of its reference obligation and shall have an S&P Advance Rate equal to 95% of the S&P Advance Rate applicable to such reference obligation; (C) each Single Asset Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction) in which the reference obligation has an S&P OC Test Rating of less than "BBB-" shall be deemed to fall into the S&P Asset Category of its reference obligation and shall have an S&P Advance Rate equal to 90% of the S&P Advance Rate applicable to such reference obligation; (D) each Indexed Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction) comprised primarily of reference obligations that have an S&P OC Test Rating of "BBB-" or better shall be deemed to fall into the S&P Asset Category for High Yield Bonds having an S&P OC Test Rating of "BBB-"and shall have an S&P Advance Rate equal to 95% of the S&P Advance Rate applicable to High Yield Bonds having such a rating; and (E) each

Indexed Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction) comprised primarily of reference obligations that have an S&P OC Test Rating of less than "BBB-" shall be deemed to fall into the S&P Asset Category for High Yield Bonds having an S&P OC Test Rating of "CCC"and shall have an S&P Advance Rate equal to 90% of the S&P Advance Rate applicable to High Yield Bonds having such a rating.

                (v) for the purpose of determining the S&P Advance Rate applicable to Fund Investments that are Hedging and Short Sale Transactions, at any time during the 60-day time period or 30-day time period, as the case may be, described in clause (xvii) of the definition of Excluded Investments below, the S&P Advance Rate will be 90% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

                (vi) for the purpose of determining the S&P Advance Rate applicable to Fund Investments in Bank Loan Participations, at any time during the 60-day time period described in clause (viii) of the definition of Excluded Investments below, the S&P Advance Rate will be 90% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

                (vii) for the purpose of determining the S&P Advance Rate applicable to Fund Investments in any Foreign Issuer, at any time during the 180-day time period described in clause (ix) of the definition of Excluded Investments below, the S&P Advance Rate will be 85% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

                (viii) for the purpose of determining the S&P Advance Rate applicable to Fund Investments (other than Asset Category 1-3 Investments) that are not priced by an Approved Source, the S&P OC Test Rating of such Fund Investments will be one rating category (i.e., three rating sub-categories) below the S&P OC Test Rating determined without giving effect to this clause
(viii); and

                (ix) Fund Investments that are Asset-Backed Securities will be assigned to an S&P Asset Category for High Yield Bonds using a rating that is
(i) one rating category (i.e., three rating sub-categories) below the S&P rating if such Asset-Backed Security is rated by S&P, and (ii) two rating categories (i.e., six rating sub-categories) below the actual public Moody's rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such Asset-Backed Security is not rated by S&P but is publicly rated by Moody's.

         "S&P Senior Advance Amount", as of any date of determination under the Senior Over-Collateralization Test, means an amount equal to the sum of (i) the aggregate for all Eligible Investments (other than Warrant/Option Investments) determined for each such Eligible Investment by multiplying (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) by (2) the S&P Senior Advance Rate for the S&P Asset Category applicable to such Eligible Investment under the Senior Over-Collateralization Test, (ii) the aggregate Secured Hedging Advance Amounts as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the S&P Warrant/Option Advance Amount as of such date, (v) the S&P Net Accrual Amount as of such date and (vi) the Aggregate Short Sale Advance Amount as of such date.

         "S&P Total Advance Amount", as of any date of determination under the Total Over-Collateralization Test, means an amount equal to the sum of (i) the aggregate for all Eligible Investments (other than Warrant/Option Investments) determined for each such Eligible Investment by multiplying (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) by (2) the S&P Total Advance Rate for the S&P Asset Category applicable to such Eligible Investment under the Total Over-Collateralization Test, (ii) the aggregate Secured Hedging Advance Amounts as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the S&P Warrant/Option Advance Amount as of such date, (v) the S&P Net Accrual Amount as of such date, and (vi) the Aggregate Short Sale Advance Amount as of such date.

DETERMINATION OF FUND INVESTMENTS CONSTITUTING ELIGIBLE INVESTMENTS

         "Eligible Investments" means, at any date, all Fund Investments in the Collateral on such date other than Excluded Investments.

         "Excluded Investments" means (without duplication):

                (i) Fund Investments to the extent that they are (A) not subject to a perfected security interest (subject in priority only to any Liens permitted under the Indenture) in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties (as defined in the Pledge and Intercreditor Agreement) or (B) subject to any Liens (other than Permitted Liens); provided, however, that, Liens on Cash or other Fund Investments held in a Short Sale Customer Account or Short Sale Broker Account shall not be Permitted Liens for purposes of this definition and Cash or Fund Investments held in any Short Sale Customer Account or Short Sale Broker Account shall be Excluded Investments;

                (ii)    Excess Fund Investments;

                (iii)   Fund Investments that have been borrowed or lent;

                (iv) Fund Investments denominated in any currency (A) that is not a currency freely convertible into Dollars or (B) that is subject to any currency exchange restrictions;

                (v) Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, unless at the time of purchase of such Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, at least 95% of the Market Value of such Fund Investments is protected against currency fluctuations pursuant to Currency Hedging Transactions;

                (vi) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities deny borrowing base credit to the issuer of such CDO Debt Securities to the extent that more than 7.5% of the total funded debt and equity capitalization of the issuer of such CDO Debt Securities is invested in Foreign Issuers located in Ineligible Countries (other than investments which are fully guaranteed by a guarantor located in an Eligible Country);

                (vii) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities deny borrowing base credit to the issuer of such CDO Debt Securities to the extent that more than 15% of the total funded debt and contributed equity capitalization of the issuer of such CDO Debt Securities would be invested in Foreign Issuers located in countries whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "AA-" or better from S&P (other than investments which are fully guaranteed by an entity located in a country whose unsupported sovereign non-local currency debt obligations are assigned a rating of "AA-" or better by S&P);

                (viii) (A) Fund Investments in any Bank Loan Participation held by the Issuer for more than 60 consecutive days during any period while any bank or other institution that sold such Bank Loan Participation has a long-term debt-rating of below an S&P OC Test Rating of "A-" (unless the obligation of such bank or other institution are guaranteed by an entity whose long-term debt obligations are assigned an S&P OC Test Rating of "A-" or better); and (B) Fund Investments in any Bank Loan Participation if at the date of acquisition of such Bank Loan Participation the bank or other institution that sold such Bank Loan Participation had a long-term debt rating of below an S&P OC Test Rating of "A-" (unless the obligations of such bank or other institution are guaranteed by an entity whose long-term debt obligations are assigned an S&P OC Test Rating of "A-" or better);

                (ix) Fund Investments in any Foreign Issuer from an Ineligible Country (unless the applicable Fund Investment is fully guaranteed by a guarantor located in a currently Eligible Country), provided that if a country becomes an Ineligible Country after the Issuer has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Eligible Country), such Fund Investment will not be subject to this clause (ix) until such country has been an Ineligible Country for 180 consecutive days;

                (x) Fund Investments in CDO Debt Securities issued by an issuer for which the Investment Manager or any Affiliate of the Investment Manager acts as the collateral manager or investment manager or in any comparable capacity;

                (xi)    Fund Investments in securities issued by the Issuer;

                (xii) Fund Investments in Asset-Backed Securities which are neither rated by S&P nor publicly rated by Moody's;

                (xiii) Fund Investments in Bank Loans that obligate the Issuer, whether currently or upon the happening of any contingency, to make any revolving extensions of credit to a borrower;

                (xiv) Fund Investments in any Hedging and Short Sale Transaction held by the Issuer for more than (i) 60 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a long-term debt-rating of lower than "A-" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose long-term debt rating is "A-" or higher by S&P) or has a short-term debt-rating of "A-2" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short-term debt rating is "A-1" or higher by S&P) or (ii) 30 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a short-term debt-rating of lower than "A-2" by

S&P (unless the obligations of such counterparty are guaranteed by an entity whose short-term debt rating is "A-1" or higher by S&P);

                (xv) Fund Investments that do not fall into any S&P Asset Category as provided herein;

                (xvi)   Fund Investments in CDO Equity Securities; and

                (xvii) Fund Investments in catastrophe bonds and any other non-credit risk securities.

         Excluded Investments are excluded from the calculation of the Market Value of the Collateral for purposes of the S&P Valuation Procedures; however, the Collateral may include Excluded Investments.

APPLICATION OF PORTFOLIO LIMITATIONS

         "Portfolio Limitations" means, at any applicable date of determination (determined without duplication):

                (i) the aggregate Market Value of Fund Investments in any single issuer in excess of 5% of Total Capitalization, provided, however, that the foregoing 5% limit will be increased up to a maximum of 7.5% (not to include any Non-Cash Pay Instruments, any Non-Performing Instruments or any Fund Investments (other than Equity Securities) that are rated CCC or lower by S&P), for each of any three issuers;

                (ii) the aggregate Market Value of Fund Investments in issuers in any single Industry in excess of 25% of Total Capitalization;

                (iii) the aggregate Market Value of Fund Investments in all Semi-Liquid Investments, Illiquid Investments and Non-Cash Pay Instruments in excess of 45% of Total Capitalization;

                (iv) the aggregate Market Value of Fund Investments in all Illiquid Investments in excess of 20% of Total Capitalization;

                (v) the aggregate Market Value of Fund Investments consisting of (a) Bank Loan Participations in excess of 20% of Total Capitalization, (b) Bank Loan Participations wherein the participating entities are rated "A-" or lower by S&P in excess of 5% (or such greater percentage approved by the Credit Enhancer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization, (c) Bank Loan Participations wherein the total exposure to any one participating entity is in excess of 5% (or such greater percentage approved by the Credit Enhancer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; (d) Hedging and Short Sale Transactions wherein the counterparties have a long term debt rating of lower than "A-" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose long term debt rating is "A-" or higher by S&P) in excess of 7.5% (or such greater percentage approved by the Credit Enhancer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; (e) Hedging and Short Sale Transactions wherein the total exposure to any one counterparty is in excess of 7.5% (or such greater percentage approved by the Credit Enhancer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; and (1) Hedging and Short Sale Transactions of the kind described in clause (iv) of the definition of "Hedging and Short Sale Transactions" wherein the counterparties have a short term debt rating of "A-l" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short term debt rating is higher than "A-1" by S&P) in excess of 25% (or such greater percentage approved by the Credit Enhancer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization;

                (vi) the aggregate Market Value of Fund Investments (calculated using the absolute value of each Fund Investment) consisting of Structured Product Transactions in excess of 5% of Total Capitalization;

                (vii) the aggregate Market Value of Fund Investments consisting of Non-Performing Instruments in excess of 20% of Total Capitalization;

                (viii) the aggregate Market Value of Fund Investments consisting of convertible securities in excess of 25% of Total Capitalization;

                (ix) the aggregate Market Value of Fund Investments consisting of CDO Debt Securities in excess of 5% of Total Capitalization;

                (x) the aggregate Market Value of Fund Investments that are Preferred Stock in excess of 15% of Total Capitalization;

                (xi) the aggregate Market Value of Fund Investments consisting of (A) Private Equity Securities of any single issuer in excess of 3% of Total Capitalization; provided that the foregoing 3% limit will be increased, up to a maximum of 4%, for each of any two issuers of Private Equity Securities; provided, further, that the foregoing 4% limit will be increased, up to a maximum of 5%, for one of such two issuers of Private Equity Securities; and (B) Private Equity Securities in excess of 10% of Total Capitalization;

                (xii) the aggregate Market Value of Fund Investments that are Asset-Backed Securities in excess of 5% of Total Capitalization;

                (xiii) the aggregate Market Value of Fund Investments that are Dollar-denominated investments (A) in Foreign Issuers domiciled in Designated Countries in excess of 10% of Total Capitalization, and (B) in any single Foreign Issuer domiciled in a Designated Country in excess of 5% of Total Capitalization;

                (xiv) the aggregate Market Value of Fund Investments that are non-Dollar-denominated investments in excess of 10% of Total Capitalization;

                (xv) the aggregate Market Value of Fund Investments that are Equity Securities in excess of 20% of Total Capitalization;

                (xvi) the aggregate Market Value of Fund Investments that are (determined without duplication) Non-Performing Instruments, Equity Securities and Fund Investments that are rated "CCC" or lower by S&P in excess of 50% of Total Capitalization;

                (xvii) the aggregate Market Value of Unhedged Foreign Investments in excess of 5% of Total Capitalization.

         Notwithstanding the foregoing:

                (A) in the event that a Fund Investment is reclassified after its acquisition by the Issuer, for purposes of calculating the S&P Advance Amount, the exclusions described above in clauses (iii) and (iv), that would otherwise become applicable following such reclassification will not apply to assets owned by the Issuer (or which the Issuer had committed to purchase) on or prior to the date of such reclassification until 30 days after such reclassification but shall apply (on a pro forma basis giving effect to such reclassification for all Fund Investments) to any asset acquired by the Issuer after the date of such reclassification which the Issuer had not committed to purchase on or prior to the date of such reclassification;

                (B) for purposes of clause (i) above, a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; and

                (C) under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Limitations set forth above.

DETERMINATION OF THE MARKET VALUE OF FUND INVESTMENTS

         The Issuer shall calculate the Market Value (i) of each Fund Investment that is not an Unquoted Investment on a weekly basis as of the Determination Date for each calendar week and (ii) of each Fund Investment that is an Unquoted Investment as set forth in the definition of "Market Value" below.

         "Market Value" means

         (a)    with respect to Cash, the current balance thereof;

         (b) with respect to any Cash Equivalent (x) of the type described in clause (ii) of the definition thereof (excluding banker's acceptances), the current balance thereof, (y) of a type described in clause (iii) of the definition thereof (and banker's acceptances described in clause (ii) thereof), the original purchase price thereof, and (z) of a type described in clause (v) of the definition thereof, the aggregate current net value thereof;

         (c) with respect to any Fund Investment (other than Unquoted Investments, Structured Product Transactions, Cash and Cash Equivalents described in clause (b) above) at any date, an amount determined by the Issuer that is not in excess of the product of (x) the Market Value Price for each unit of such Fund Investment on such date (and, with respect to any

Securities which have an amortizing principal amount, the then current factor related thereto, if applicable) times (y) the number of units of such Fund Investment held by the Issuer; and

         (d) with respect to any Fund Investment other than Cash and Cash Equivalents which is an Unquoted Investment at any date, the value thereof most recently determined by the Issuer in accordance with the procedures described below;

         provided, however, (x) for purposes of making such determinations,

                (A) the frequency of determination of the Market Value of any Illiquid Investment will be at least quarterly as of each Quarterly Date and, except as otherwise provided in the following clauses, the frequency of determination of the Market Value of any Semi-Liquid Investment will be at least monthly as of the last Business Day of each calendar month;

                (B) for Semi-Liquid Investment positions with a Market Value of $35 million or greater but less than $70 million (and all positions subject to this clause (x)(2) by reason of clause (y) below), a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly;

                (C) for Semi-Liquid Investment positions with a Market Value of $70 million or greater, a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly and an Approved Third-Party Appraisal at least quarterly; and

                (D) for Illiquid Investment positions with a Market Value of $35 million or greater (and all positions subject to this clause
                (x)(4) by reason of clause (y) below) an Approved Third-Party Appraisal at least quarterly;

         (y) notwithstanding the foregoing, the aggregate Market Value of all Unquoted Investment positions whose value is determined by the Issuer without relying on the methodology set forth in subclauses (2), (3) or (4) of clause (x) above (it being understood that such methodology may be used for Unquoted Investments with Market Values below the thresholds set forth in such subclauses) may not exceed 5% of Total Capitalization, and all such Unquoted Investment positions (i.e., those in excess of such limit and as selected by the Issuer) will be subject to subclauses (2) or (4) of clause (x) above depending upon whether any such Unquoted Investment is a Semi-Liquid Investment or an Illiquid Investment; and

         (z) in no event will the Market Value of any Unquoted Investment exceed the lesser of (1) the most recently obtained quotation or appraisal obtained as provided in clauses (d)(x) or (d)(y) above and (2) the value most recently determined by the Issuer.

         Notwithstanding the foregoing, if the Investment Manager shall on any day actually determine that (i) the Market Value of any Semi-Liquid Investment determined as of the last Business Day of the preceding calendar month or (ii) the Market Value of any Illiquid Investment determined as of the last Quarterly Date has decreased since such last Business Day of the preceding calendar month or last Quarterly Date, the Market Value of such Fund Investment shall be such decreased value, and if the Investment Manager subsequently actually determines on any day prior to the next determination of its Market Value that the value of such Fund Investment has further decreased, the Market Value of such Fund Investment shall be such decreased value. If, on the other hand, the Investment Manager shall subsequently actually determine that the value of such Fund Investment has increased, the Market Value of such Fund Investment shall be such increased value; provided that in no event shall the Market Value of any such Fund Investment whose value is so increased be greater than the Market Value of such Fund Investment previously determined as of the last Business Day of the preceding calendar month (in the case of Semi-Liquid Investments) or as of the last Quarterly Date (in the case of Illiquid Investments). It is expressly understood that the Investment Manager shall have no duty, in the absence of actual knowledge on its part, to implement any value changes described in this paragraph.

         Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently determined by the Issuer and cost. In the event that the Issuer elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as the case may be, then the Market Value of such Unquoted Investment shall be such lower value used by the Issuer for purposes of its own financial accounting records.

         Notwithstanding the foregoing, the Market Value of any Structured Product Transaction at any date will be equal to the net settlement amount, if any, that the Issuer would receive if such Structured Product Transaction was terminated or liquidated early in accordance with its terms on such date, as determined by the Issuer.

         The Market Value of any CDO Debt Security will be based upon a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as applicable.

         The Market Value of any Defensive Hedge Transaction where the related Fund Investment is part of the Collateral shall be the amount, as determined by the Issuer, by which the Protected Market Value with respect to such Fund Investment exceeds the product of the Market Value of the Fund Investment (or, if less, the portion thereof that is an Eligible Investment), as otherwise determined in accordance with these procedures, and the applicable Advance Rate for such Fund Investment. The Market Value of any Defensive Hedge Transaction where the Fund Investment is not part of the Collateral shall be the Protected Market Value with respect to such Fund Investment.

         For purposes of the definition of Market Value, (i) accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination and (ii) the Market Value of all non-Dollar Fund Investments shall be converted into Dollars at the then current spot rate (after taking into account the effect of any Currency Hedging Transaction with respect to such Fund Investment).

         "Market Value Price" means with respect to any Fund Investment (other than Cash, Structured Product Transactions and Unquoted Investments) at any date, the price for each unit of such Fund Investment at such date obtained from an Approved Source, including any of:

         (a) in the case of an Approved Exchange, the closing price as of the most recent Determination Date on such Approved Exchange, or if such Approved Exchange is NASDAQ, the closing bid price at such date (or if such Approved Exchange is closed for business at such date, then the most recent available closing price or closing bid price, as the case may be), provided that bonds may not be priced based upon the price on an Approved Exchange pursuant to this clause (a), (i) prior to the termination (without replacement) of the Indenture, without the consent of the Trustee and the Credit Enhancer and (ii) after termination (without replacement) of the Indenture, without the consent of the Credit Enhancer;

         (b) the lower of the bid prices at such date quoted by two Approved Dealers;

         (c) the average of the bid prices at such date quoted by three Approved Dealers;

         (d) the average of the bid prices at such date quoted by two Approved Dealers; provided that the Market Value Price of any Fund Investment may be determined pursuant to this clause (d) only if the following four conditions are met: (1) such Fund Investment is a Special Situations Investment,
(2) using the lower bid price of the two bid prices for such Fund Investment, the Over-Collateralization Tests would be satisfied, (3) other than the Issuer's initial determination of the Market Value Price for such Fund Investment, the lower bid price of such Fund Investment must be greater than 85% of, and less than 115% of, the immediately previous lowest bid price obtained by the Issuer from the Approved Dealers for such Fund Investment, and (4) the aggregate Market Value of Fund Investments the Market Value Prices of which are determined by applying this clause (d) shall not exceed 10% of Total Capitalization; or

         (e)    the price obtained at such date from an Approved Pricing
Service.

CERTAIN DEFINITIONS

         The following are definitions of certain terms used in this Schedule and elsewhere in the Indenture. Terms used in this Schedule and not defined below have the meanings given them elsewhere in this Schedule or in the Indenture.

         "Advance Rate" means the S&P Advance Rate.

         "Aggregate Short Sale Advance Amount" means as of any date of determination, the aggregate of the Short Sale Advance Amount of all Short Sale Transactions.

         "Approved Counterparty" means (i) any financial institutions, banks or investment banking firms having a long term rating of at least "A+" by S&P and a short term rating of at least "A-1" by S&P or (ii) any counterparty set forth in the Indenture (or any successor to any such listed counterparty) or any other counterparty designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion.

         "Approved Dealer" means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied and (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Federal Reserve Board, which as of the date hereof maintains a website at http://www.ny.frb.org, or (c) in the case of either of the foregoing, the banks and broker-dealers set forth on Annex I hereto under "Approved Dealers."

         "Approved Exchange" means, with respect to any Security, (a) any major securities or options exchange, the NASDAQ or any other exchange or quotation system providing regularly published securities prices designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied, or (b) the exchanges set forth on Annex I hereto under "Approved Exchanges."

         "Approved Investment Banking Firm" means (a) any investment banking firm designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied, or (b) the firms set forth on Annex I hereto under "Approved Investment Banking Firms."

         "Approved Pricing Service" means (a) a pricing or quotation service designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied, or (b) the services set forth on Annex I hereto under "Approved Pricing Services."

         "Approved Source" means any of (i) two Approved Dealers (so long as the lower of two bid prices is being used and three Approved Dealers (if the average of three bid prices is being used), (ii) an Approved Exchange or (iii) an Approved Pricing Service, provided, that, for purposes of the Over-Collateralization Tests, a Bank Loan, High Yield Bond or Mezzanine Investment which is a Fund Investment shall be considered "quoted" or "priced" by an Approved Source only if, in the reasonable judgment of the Issuer, such Approved Source will continue to provide quotations with respect to such Bank Loan, High Yield Bond or Mezzanine Investment on an on-going basis in the ordinary course of its business as a pricing service or dealer, as the case may be.

         "Approved Third-Party Appraisal" means an appraisal by an Approved Third-Party Appraiser.

         "Approved Third-Party Appraiser" means (a) a third-party appraiser that is not an Affiliate of either the Issuer or the Investment Manager (or subject to an agreement to become such an Affiliate) designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied, or (b) the third-party appraisers set forth on Annex I hereto under "Approved Third-Party Appraisers."

         "Asset-Backed Security" means any fixed income Security that is (i) backed by and paid primarily from the proceeds (or payments or proceeds of a disposition) of Eligible Assets, and

(ii) issued in a transaction structured to (A) isolate the Security and the Eligible Assets backing the Security from the credit risk of the sponsor of the transaction and (B) result in the creditworthiness of such Security being primarily dependent upon (x) the creditworthiness of the Eligible Assets backing such Security and (y) any credit support provided with respect to the creditworthiness of such Eligible Assets; provided, however, that in no event shall an "Asset-Backed Security" include any of the following: (a) a Security issued to provide debtor-in-possession financing, (b) a Security issued in connection with a receivables financing, an equipment trust certificate or similar Security, (c) an Equity Security (including an Equity Security that is characterized as a note), (d) a Structured Product Transaction, (e) a CDO Debt Security or (f) a Defensive Hedge Transaction.

         "Bank Loan Participation" means a Bank Loan in the form of a participation.

         "Bank Loans" means direct purchases of, assignments of, participations in and other interests in senior debt (including term loans, revolving credit lines and other similar loans and investments).

         "Business Day" means each day other than a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

         "Busted Convertible Bond" means any convertible bond that trades like a fixed income investment.

         "Capital Stock" of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

         "Cash" means any immediately available funds in U.S. dollars or any currency other than U.S. dollars which is a freely convertible currency (including amounts held in the Custodial Account or on deposit with the Custodian pursuant to "sweep" arrangements linked to the Custodial Account).

         "Cash Equivalents" means investments (other than Cash) that are one or more of the following obligations or Securities:

         (a)    U.S. Government Securities;

         (b) certificates of deposit of, banker's acceptances issued by or money market accounts in any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least "A-1+" if rated by S&P (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long term debt obligations of such holding company are rated and such rating is at least "A+" if rated by S&P);

         (c) commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short term rating of at least "A-1+" if rated by S&P;

         (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least "P-1" if rated by Moody's and "A-1" if rated by S&P either at the time of such investment or the making of a contractual commitment providing for such investment;

         (e) shares of any money market fund or similar investment vehicle, so long as such money market fund is rated and has at the time of such investment a short-term rating of at least "Aaa" and "MR1+" if rated by Moody's and "AAAm" or "AAAg" if rated by S&P; (f) unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses
(i) through (iv) above entered into with a depository institution, trust company or corporation that has a rating of at least "P-1" by Moody's and at least "A+" by S&P;

         (g) preferred shares with a maturity of not more than 35 days and rated in the highest investment rating category by Moody's and S&P or otherwise with respect to which the Rating Agency Condition is satisfied; and

         (h)    investments in Qualifying Short-Term Debt;

provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (i), (ii) and (iii) above shall mature within 183 days of issuance; (iii) if any of Moody's or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody's or S&P, as the case may be; (iv) if any of Moody's or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another Rating Agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; (vi) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or Eligible Foreign Currencies; and (vii) none of the foregoing obligations or securities will constitute Cash Equivalents (A) if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, or (B) if such security has an assigned rating from S&P with an "r" or "t" subscript, or (C) if such security is a mortgage-backed security or (D) if such security is an inverse floater security.

         "CDO Debt Securities" means any Securities that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon the sale of a pool of Securities serving as collateral for such Securities; provided that if more than one class or other similar designation of such Securities receive payments that depend primarily on cash flow from all or substantially all of the underlying collateral Securities, then the class or other similar designation the payment of which is most deeply subordinated (other than any class or other similar designation constituting only nominal capital) and any class or other similar designation that, as indicated in any relevant offering documentation, is stated to be at least reasonably likely to be treated as equity for U.S. Federal income tax purposes will be excluded from "CDO Debt Securities"; provided, further that (x) CDO Debt Securities shall not include any Structured Product Transaction and (y) CDO Debt Securities shall only include CDO Debt Securities issued in a "cash-flow" or "market value" collateralized debt obligation transactions.

         "CDO Equity Securities" means any Securities (other than CDO Debt Securities) that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon sale of a pool of Securities serving as collateral for such Securities (whether or not such Securities have been rated by a nationally recognized statistical rating organization); provided that CDO Equity Securities shall not include any Structured Product Transaction.

         "CDS" means a credit default swap substantially in the form approved by the Credit Enhancer, which approval shall not be unreasonably withheld.

         "Contributed Company Capital" means, at any date, the aggregate gross amount of Cash contributed as equity capital (excluding, for the avoidance of doubt, the Preferred Shares) to the Issuer by the holders of the Common Shares on or prior to such date (without regard to any other changes in Company Equity).

         "Currency Hedging Transaction" means (i) any Swap Transaction entered into by the Issuer with an Eligible Counterparty intended to convert any payment on a Debt or other obligation of the Issuer or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Issuer is denominated and (ii) any Swap Transaction entered into by the Issuer intended to convert any payment on a Debt or other obligation of the Issuer or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Issuer is denominated and pursuant to which the Issuer has no on-going payment obligations.

         "Defensive Hedge Advance Amount" means, as of any date of determination, 98% of the aggregate Market Value of all Defensive Hedge Transactions; provided, however, that the Defensive Hedge Advance Amount shall in no event exceed an amount equal to (x) 20% of the Total Capitalization as of such date of determination less (y) the sum of the aggregate Market Value as of such date of determination of all Fund Investments in Bank Loan Participations and Structured Product Transactions and, if the Secured Hedging Advance Amount is positive, the Secured Hedging Advance Amount.

         "Defensive Hedge Transaction" means a Hedging and Short Sale Transaction between the Issuer and an Eligible Counterparty intended to protect the Issuer against fluctuations in the market value of a Fund Investment and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Issuer, to (a) purchase the Fund Investment at an agreed strike price or (b) pay to the Issuer, at the Issuer's election, an amount by which an agreed strike price exceeds the current price of the Fund Investment;
(ii) the Eligible Counterparty does not have recourse to the Collateral or the Issuer for any amounts owing to such counterparty thereunder; and (iii) the Issuer may (a) pay a fee to the Eligible Counterparty in connection with the transaction, (b) remove the Fund Investment from the Custodial Account

(whereby it is no longer part of the Collateral) and pledge the Fund Investment to the counterparty as security for its obligations to the Eligible Counterparty and (c) agree to deliver the Fund Investment to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

         "Designated Country" shall mean (i) each of Canada, Great Britain, Australia, Denmark, New Zealand, Sweden, Switzerland, Luxembourg, The Netherlands and any G-7 nation and (ii) each other country identified by the Issuer from time to time and confirmed as acceptable by S&P.

         "Determination Date" means (a) with respect to any regularly scheduled Valuation Statement prepared pursuant to the Indenture or the Operating Agreement and any other Preferred Shares document, the related Reporting Date,
(b) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Issuer is in compliance, or reasonably believes it is in compliance, with the covenants relating to the Over-Collateralization Tests, the last Business Day of the preceding calendar week ending prior to such date and
(c) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Issuer is not, or reasonably believes that it is not, in compliance with any covenant relating to the Over-Collateralization Tests, the date on which the most current pricing information with respect to such Fund Investment is reasonably available.

         "Distressed Debt" means debt Securities and Bank Loans which are, in the Investment Manager's reasonable business judgment, impaired in fundamental ways due to credit, liquidity, interest rate or other issues, which may not be performing or may be in default, and which are generally trading at a substantial discount to par.

         "Eligible Assets" means financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

         "Eligible Counterparty" means, with respect to any Hedging and Short Sale Transaction (other than a CDS in which the Issuer is the counterparty writing or providing the protection with respect to the reference asset), (a) any Approved Counterparty or (b) any person (i) having an unsecured, unguaranteed and unsupported long-term debt rating of "AA-" or better under the S&P OC Test Rating or (ii) whose obligations in respect of all Hedging and Short Sale Transactions entered into with the Issuer are absolutely and unconditionally guaranteed by an Affiliate of such Person having an unsecured, unguaranteed and unsupported long-term debt rating of "AA-" or better under the S&P OC Test Rating; provided that with respect to any Eligible Counterparty with which the Issuer has entered into a Hedging and Short Sale Transaction, any counterparty that would qualify as an "Eligible Counterparty" pursuant to clause
(b) above but for the fact that such counterparty had suffered a ratings downgrade shall be deemed to be an "Eligible Counterparty" for thirty 30 days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

         "Eligible Country" shall mean each country (i) whose unsupported sovereign debt obligations are rated "AA+" or better by S&P or (ii) that is a Designated Country whose unsupported sovereign debt obligations are rated "A-" or better by S&P.

         "Eligible Foreign Currencies" means (i) Australian Dollars, Canadian Dollars, Pounds Sterling and Euros and (ii) each other currency identified by the Issuer from time to time and confirmed in writing as acceptable by the Trustee, the Credit Enhancer and with respect to which Rating Agency Condition with respect to S&P has been satisfied.

         "Eligible Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

         "Equity Securities" means equity securities (including, for the avoidance of doubt, Private Equity Securities) that will generally consist of common or preferred stock of small to medium capitalization companies that have either (i) undergone leveraged buyouts or recapitalizations, yet are still substantially leveraged, or (ii) been burdened by complex legal, financial or ownership issues and are selling at a discount to the underlying asset or business value.

         "Excess Fund Investments" means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Total Capitalization set forth in the definition of Portfolio Limitations (in each case determined by the Issuer using the most recent Market Value for the applicable Fund Investments).

         "Excluded Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

         "Foreign Issuer" means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer: (i) an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States, or (ii) an issuer of a CDO Debt Security.

         "Fully Collateralized Structured Product Transaction" means a Structured Product Transaction relating to a single Bank Loan or High Yield Bond pursuant to which the Issuer is required to pledge collateral in an amount that is not less than 100% of the notional amount of such transaction.

         "Fund Investments" means all Cash, Cash Equivalents, Bank Loans, Securities, Short Sale Transactions and Structured Product Transactions owned by the Issuer. Fund Investments which the Issuer has contracted to purchase shall not be deemed for purposes of the Indenture to be owned by the Issuer until settlement of such purchase and Fund Investments which the Issuer has contracted to sell shall not cease to be Fund Investments for purposes of the Indenture until settlement of such sale.

         "Hedging and Short Sale Transaction" means any transaction entered into by the Issuer with an Eligible Counterparty that is (i) a Swap Transaction; (ii) an Interest Rate Hedging Transaction; (iii) a Currency Hedging Transaction; (iv) a transaction under which the Issuer borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale"), (v) a Securities Lending Transaction; (vi) a credit derivative transaction (including, but not limited to, a CDS) or repurchase agreement; (vii) an obligation to enter into any of the foregoing; or
(viii) any combination of any of the foregoing.

         "High Yield Bonds" means debt Securities (including convertible debt Securities) that are generally rated below "BBB-" by S&P, (a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans, Mezzanine Investments or CDO Debt Securities.

         "Illiquid Investments" means (a) Unquoted Investments that do not qualify as Semi-Liquid Investments; (b) Bank Loan Participations (other than (x) Bank Loan Participations that qualify as Semi-Liquid Investments and (y) Bank Loan Participations which may be converted into a Bank Loan assignment at the option of the Issuer); and (c) Private Equity Securities.

         "Indexed Structured Product Transaction" means a Structured Product Transaction in which the reference obligation is an index, including, without limitation, Dow Jones CDX North American High Yield Composite Index, Dow Jones CDX North American BB, Dow Jones CDX North American B, and Dow Jones CDX North American Investment Grade Composite.

         "Industry" means any industry category listed in Annex I hereto under "S&P Industry Classifications" or any other such industry category designated by the Issuer in writing and approved by the Credit Enhancer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

         "Ineligible Country" shall mean any country other than the United States or an Eligible Country.

         "Interest Rate Hedging Transaction" means (i) any Swap Transaction entered into by, the Issuer with an Eligible Counterparty intended to protect the Issuer against changes in the floating rate of interest payable on all or a portion of any Debt or other obligation of the Issuer or its subsidiaries or on any Fund Investment or to protect against fluctuations in interest rates, or
(ii) any Swap Transaction or repurchase agreement entered into by the Issuer, in each case with an Eligible Counterparty, intended to protect against changes in the market value of any Fund Investment resulting from fluctuations in interest rates.

         "Market Value" has the meaning assigned to such terms in this Schedule under "Determination of Market Value of Fund Investments."

         "Market Value Price" has the meaning assigned to such term in this Schedule under "Determination of Market Value of Fund Investments."

         "Mezzanine Investments" means (i) debt Securities or other obligations of an issuer (including convertible debt Securities and obligations, and Securities back by real estate collateral) that (A) are subordinated to other debt of such issuer and (B) may be issued with equity participation features such as convertibility, senior equity securities, common stock or warrants or
(ii) Preferred Stock issued in connection with management buyouts, acquisitions, refinancings, recapitalizations and later stage growth capital financings.

         "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

         "NASDAQ" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

         "Non-Cash Pay Instrument" means a High Yield Bond which falls in Asset Category C, D, E, F or G that (a) does not provide for the payment of cash interest or preferred dividends, or provides for the total deferral of interest until the final maturity thereof, (b) is a debt security that has an initial current yield on the date of purchase or acquisition thereof of less than 2.5% per annum and provides for an increase in the rate of interest payable in respect thereof at any time after the date it was purchased or acquired (other than any increase resulting from (i) a change in a generally recognized floating rate interest rate index, (ii) a change in the weighted average interest rate on underlying collateral in the case of Securities the interest rate on which is based on such weighted average interest rate or (iii) a change in an interest rate spread or margin resulting from an announced change in the rating of the issuer' s debt obligations) or (c) is a debt security that provides for the partial deferral of interest until the final maturity thereof and which has cash interest payable without deferral at a rate per annum less than (x) with respect to Fund Investments bearing interest at a fixed rate, 2.5% per annum and (y) with respect to Fund Investments bearing interest at a floating rate, a eurodollar rate plus 2% per annum. For purposes of clause (b) of this definition, if the current yield is increased to 2.5% or more per annum, then at the time of the increase of such interest rate, the Security will cease to be a "Non-Cash Pay Instrument."

         "Non-Credit Risk Security" means a security with respect to which an institutional money manager would evaluate its value primarily by reference to factors other than (a) the coupon (or the coupon as adjusted for any purchase discount or premium) in relation to prevailing market yields, (b) the credit worthiness of the issuing entity or (c) the adequacy of the underlying financial assets supporting such security to ensure the repayment of the security according to its terms (which adequacy may be measured by a credit analysis of the likelihood of the obligors of such underlying assets to pay according to the terms of such underlying assets and/or an analysis of the sufficiency of the income streams thereon to meet the payment terms of the security).

         "Non-Performing Instrument" means (i) any Fund Investment that is debt and the issuer of which is in default of any principal or interest payment obligations in respect thereof (without giving effect to any applicable grace period or waiver), (ii) any Fund Investment that is Preferred Stock and the issuer of which has failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) any Fund Investment that is a CDO Debt Security and the issuer of which has failed to pay any current interest or principal in cash when due.

         "Outstanding Principal Amount" means the outstanding aggregate principal amount of the Notes under the Indenture at any given time.

         "Performing" means, (i) with respect to any Fund Investment that is a Bank Loan or other debt, the issuer of such Fund Investment is not in default of any payment obligations in respect thereof, (ii) with respect to any Fund Investment that is Preferred Stock, the issuer of such Fund Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) with respect to any Fund Investment that is a CDO Debt

Security, the issuer of such Fund Investment has not failed to pay any current principal or interest in cash when due.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Trustee, the Credit Enhancer, the Custodian, the Issuer and the Collateral Agent identified therein, as amended, extended, restated, supplemented or modified from time to time in accordance with the terms thereof.

         "Portfolio Limitations" has the meaning assigned to such term in this Schedule under "Application of Portfolio Limitations."

         "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person.

         "Private Equity Securities" means, at any time of determination, any Equity Security which the Issuer believes in good faith (based on the facts and circumstances available to it) is (i) commonly regarded by investment professionals as a "private equity security" and (ii) not traded or listed on any national or regional securities exchange, any designated offshore Securities market (as defined in Regulation S under the Securities Act) or on the NASDAQ National Market and is not actively quoted or traded on any automated quotation system or in the over-the-counter market; provided, however, that "Private Equity Securities" shall not include (a) any Equity Securities convertible or exchangeable for any Equity Securities traded or quoted in the markets described in clause (ii) above, or (b)any equity Securities which may be resold under an effective registration statement under the Securities Act at the time of determination.

         "Protected Market Value" means, with respect to any Fund Investment that is the subject of a Defensive Hedge Transaction, the Protected Price of such Fund Investment times the number of units of such Fund Investment that are held by the Issuer and are the subject of such Defensive Hedge Transaction.

         "Protected Price" means, with respect to any Defensive Hedge Transaction, (i) the agreed strike price at which the Eligible Counterparty to such Defensive Hedge Transaction has agreed to purchase the Fund Investment that is the subject of such Defensive Hedge Transaction or (ii) the agreed strike price under a Defensive Hedge Transaction pursuant to which the Eligible Counterparty has agreed to pay the Issuer an amount equal to the excess of the agreed strike price over the current price of the Fund Investment that is the subject of such Defensive Hedge Transaction.

         "Qualifying Short-Term Debt" means short-term debt of issuers rated "A-1" by S&P that (i) does not have an "r" suffix attached to their ratings,
(ii) has a predetermined fixed dollar amount of principal due at maturity that cannot vary, (iii) does not constitute more than 20% of the rated issue's outstanding principal amount, (iv) does not mature beyond 30 days, and (v) if the debt may be liquidated prior to its maturity, the interest thereon should be tied to a single interest rate index plus a single fixed spread (if any) and should move proportionately with that index. For purposes of this definition, "short-term debt" includes commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits and banker's acceptances.

         "Quarterly Date" means the last Business Day of each February, May, August and November, commencing November 30, 2005.

         "Related Person" means, with respect to any issuer, (a) any Person of which such issuer is a Subsidiary, (b) any Person that is a Subsidiary of such issuer, (c) with respect to a debt obligation, any Person that relies on, or is relied upon for, the cash flows of such issuer to service debt obligations or does not have a credit rating independent of such Person or (d) with respect to a debt obligation, any Person that guarantees the issuer's payment of such debt obligation; provided, however, that, in any such case, a Person shall not be a Related Person of a second Person solely as a consequence of the common control of such Persons by a single financial sponsor.

         "Reporting Date" means the last Business Day of each calendar week, commencing November 25, 2005.

         "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

         "S&P Net Accrual Amount" shall mean, as of any date, an amount, which may be positive or negative, equal to (i) the aggregate amount of accrued interest payable to the Issuer on all interest-bearing Eligible Investments, all declared but unpaid dividends payable on Eligible Investments that are Equity Securities and all due and unpaid commitment fees payable to the Issuer in respect of Eligible Investments, in each case as of such date minus (ii) the aggregate amount of accrued interest and dividends payable by the Issuer as of such date in respect of the Drawn Amount (as defined in the Indenture) and the Preferred Shares, respectively, minus (iii) the amount of other anticipated expenses of the Issuer for the 90 days subsequent to such date, minus (iv) any other current liabilities of the Issuer payable as of such date; provided that until the earlier of two years after the Closing Date or the date on which the Issuer shall have drawn $404.5 million of the Equity Capital Commitments, the S&P Net Accrual Amount shall not be less than zero.

         "S&P Warrant/Option Advance Amount" means, as of any date of determination, an amount equal to the sum for all Warrant/Option Investments of the product of (i) the Warrant/Option Intrinsic Value of such Warrant/Option Investment multiplied by (ii) the S&P Advance Rate for the S&P Asset Category applicable to the Related Equity Securities of such Warrant/Option Investment.

         "Secured Hedging Advance Amount" means as of any date of determination,
(i) if the Secured Hedging Net Exposure is greater than zero and the Secured Hedging Transactions entered into, in the judgment of the Issuer, hedge or mitigate risks to which the Issuer is exposed in the conduct of its business or the management of its liabilities, 90% of the Secured Hedging

Net Exposure, and (ii) if the Secured Hedging Net Exposure is less than zero, 100% of the Secured Hedging Net Exposure; provided that any Secured Hedging Transaction having a Secured Hedging Net Exposure greater than zero and a counterparty with a rating of less than "A-" by S&P shall be deemed, for purposes of calculating the Secured Hedging Advance Amount, to have a Secured Hedging Net Exposure of zero.

         "Secured Hedging Net Exposure" as of any date, as to any Secured Hedging Transaction for which a determination thereof is required to be made, shall be determined as follows: (i) each Eligible Counterparty party to each Secured Hedging Transaction shall determine, with respect to the Secured Hedging Transactions entered into by it with the Issuer, an amount (the "Secured Net Exposure Component") equal to the net current market value on the bid side of the market if the position is long and on the ask/offer side of the market if the position is short to the Issuer on such date of determination of each such Secured Hedging Transaction and (ii) for each Secured Hedging Transaction, the "Secured Hedging Net Exposure" will, as of any date, be equal to the sum of all applicable Secured Net Exposure Components as of such date and may, for purposes of this calculation, be less than zero.

         "Secured Hedging Transaction" means any Interest Rate Hedging Transaction or Currency Hedging Transaction entered into by the Issuer with any Person that is an Eligible Counterparty which is secured by Collateral pursuant to the Pledge and Intercreditor Agreement and for avoidance of doubt shall exclude Structured Product Transactions.

         "Securities" means common and preferred stock, partnership units and participations, member interests in limited liability companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options and rights relating thereto, or any combination thereof), guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans or Hedging and Short Sale Transactions.

         "Securities Lending Transactions" means all obligations of the Issuer
(i) to purchase investments which arise out of or in connection with the sale of the same or substantially similar investments or other similar transactions having the same economic effect (excluding Swap Transactions); and (ii) incurred in connection with any security lending transactions described in clause (i).

         "Semi-Liquid Investments" means (i) Unquoted Investments that are debt Securities rated "B-" or better by S&P; (ii) Unquoted Investments that are not subject to any enforceable agreement containing a material condition to, or material restriction on, the ability of the holder of such Unquoted Investment or an assignee of such holder to sell, assign, transfer or otherwise liquidate the investment in a commercially reasonable time and manner (other than in any such agreement contained in the Collateral Documents and customary securities law arrangements or restrictions); (iii) Bank Loan Participations (other than Bank Loan Participations which may be converted into a Bank Loan assignment at the option of the Issuer) for which the Market Value has been obtained from an Approved Source that "quoted" or "priced" the participation interest in the Bank Loan and not merely the Bank Loan itself; (iv) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds or Mezzanine

Investments and are part of an issue that is greater or equal to $40 million in original principal amount; or (v) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds that are held by ten or more holders or the issuer thereof has a total capitalization in excess of $150.0 million.

         "Short Sale Advance Amount" means, as of any date of determination with respect to any Short Sale Transaction for which a determination thereof is required to be made, an amount calculated as follows:

         Short Sale Advance Amount =      CP+SP-(MV*(2-AR))

                              Where:

                              CP=         The Market Value of the Cash or U.S.
                                          Government Securities held in a Short
                                          Sale Customer Account or Short Sale
                                          Broker Account as security for the
                                          obligations of the Issuer with respect
                                          to such Short Sale Transaction.

                              SP= The original price of the Bank Loan or Security borrowed in such Short Sale Transaction, determined as of the date it was borrowed.

                              MV= The Market Value of the Bank Loan or Security borrowed in such Short Sale Transaction as of the date of determination.

                              AR= The S&P Advance Rate applicable to the Bank Loan or Security borrowed in connection with such Short Sale Transaction.

         "Short Sale Transaction" means a transaction under which the Issuer borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale").

         "Single Asset Structured Product Transaction" means a Structured Product Transaction in which the reference obligation is a single debt security.

         "Special Situations Investments" means, as determined in the reasonable judgment of the Issuer, any Securities or Loans issued by (i) an out-of-favor company with visible potential operating cash flows and/or liquidation values, and with businesses that are understandable, but may have complex legal, operational and financial issues, or (ii) a fundamentally sound operating company with sustainable margins that may have a poorly conceived capital structure that, in general, the Issuer has purchased substantial positions in such Securities or Loans, often with the goal of influencing the values of investments through active management.

         "Specified Foreign Country" shall mean each Designated Country other than (x) a country whose sovereign debt rating in a non-local currency is rated "AAA" by S&P or (y) a country whose sovereign debt rating in a non-local currency is rated "AA" or better by S&P and in the case of (y) which is (a) a member of the European Union that has adopted the Euro as its lawful currency,
(b) Canada, (c) Great Britain or (d) Australia.

         "Structured Product Transaction" means a Hedging and Short Sale Transaction between the Issuer and a counterparty in which either (i) the Issuer is the counterparty to a CDS purchasing protection from an Eligible Counterparty with respect to a reference asset or an index that refers to or is based upon a number of reference assets, or (ii) the Issuer is the counterparty writing or providing the protection with respect to a CDS relating to a reference asset or an index that refers to or is based upon a number of reference assets.

         "Swap Transaction" means: (i) any rate, basis, debt or equity swap;
(ii) any put, cap, collar or floor agreement; (iii) any rate, basis, debt or equity futures or forward contract; (iv) any rate, basis, debt or equity option representing an obligation to buy or sell a security, debt or equity; and (v) any other similar agreement.

         "Total Capitalization" means the sum of (a) Contributed Company Capital plus aggregate undistributed net income of the Issuer (as determined quarterly in accordance with GAAP and set forth in the Issuer's financial statements) minus net loss of the Issuer (determined quarterly in accordance with GAAP and set forth in the Issuer's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures, (b)the aggregate outstanding liquidation preference of the Preferred Shares plus the aggregate liquidation preference of fully subscribed but unissued Preferred Shares and (c) the aggregate Outstanding Principal Amount plus the amount, if any, by which the Total Maximum Commitment exceeds the Outstanding Principal Amount; provided, however, that until June 30, 2007, for purpose of clauses (i) through (v) of the Portfolio Limitations, "Total Capitalization" will be the greater of (i) the amount determined pursuant to clauses (a), (b) and (c) above and (ii) $404.5 million; provided, further, that, for purposes of the definition of Portfolio Limitations, Total Capitalization shall not exceed $809.0 million.

         "Unhedged Foreign Investment" means any portion of any Fund Investment denominated in a currency other than Dollars which is not protected against currency fluctuations as a result of Currency Hedging Transactions; provided, however, that if 95% or more of the Market Value of a Fund Investment denominated in a currency other than Dollars is so protected against currency fluctuations, all of such Fund Investment shall be deemed to be protected against currency fluctuations for purposes of this definition and the calculation of the Over-Collateralization Tests.

         "Unquoted Investments" means Fund Investments other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

         "US. Government Securities" means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the

United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

         "Warrant/Option Intrinsic Value" means, with respect to any Warrant/Option Investment, the product of (x) an amount by which the current price (based on the price from an Approved Source or an Approved Investment Banking Firm) of the applicable Related Equity Securities exceeds the agreed strike price of the Related Equity Securities with respect to such Warrant/Option Investment, multiplied by (y) the number of shares of the Related Equity Securities. For the avoidance of doubt, the Warrant/Option Intrinsic Value shall always be zero if, in the case of a call Warrant/Option Investment, the agreed strike price of the applicable Related Equity Securities for such Warrant/Option Investment is equal to or greater than the current price of the applicable Related Equity Securities for such Warrant/Option Investment or, in the case of a put Warrant/Option Investment, the agreed strike price of the applicable Related Equity Securities for such Warrant/Option Investment is equal to or less than the current price of the applicable Related Equity Securities for such Warrant/Option Investment.

         "Warrant/Option Investments" means any Fund Investments held by the Issuer that are warrants or call options or similar rights with respect to Equity Securities (the "Related Equity Securities").

         "Yield to Worst" means, in respect of any High Yield Bond or other debt security, the lesser of (a) the yield-to-maturity and (b) the lowest yield-to-call calculated on each scheduled call date.

                                                                         ANNEX I

                          S&P INDUSTRY CLASSIFICATIONS

INDUSTRY CODE           DESCRIPTION

0                       Zero Default Risk
1                       Aerospace & Defense
2                       Air transport
3                       Automotive
4                       Beverage & Tobacco
5                       Radio & Television
6                       Brokers, Dealers & Investment houses
7                       Building & Development
8                       Business equipment & services
9                       Cable & satellite television
10                      Chemicals & plastics
11                      Clothing/textiles
12                      Conglomerates
13                      Containers & glass products
14                      Cosmetics/toiletries
15                      Drugs
16                      Ecological services & equipment
17                      Electronics/electrical
18                      Equipment leasing
19                      Farming/agriculture
20                      Financial intermediaries
21                      Food/drug retailers
22                      Food products
23                      Food service
24                      Forest products
25                      Health care
26                      Home furnishings
27                      Lodging & casinos
28                      Industrial equipment
29                      Insurance
30                      Leisure goods/activities/movies
31                      Nonferrous metals/minerals
32                      Oil & gas
33                      Publishing
34                      Rail industries
35                      Retailers (except food & drug)
36                      Steel
37                      Surface transport
38                      Telecommunications/cellular
39                      Utilities
49                      Project Finance
50                      CDO
51                      ABS Consumer
52                      ABS Commercial
53                      CMBS Diversified (Conduit and CTL)
54                      CMBS (Large Loan, Single Borrower, and Single Property)
55                      REITs and REOCs
56                      RMBS A
57                      RMBS B&C, HELs, HELOCs, and Tax Lien
58                      Manufactured Housing
59                      U.S. Agency (Explicitly Guaranteed)
60                      Monoline/FER Guaranteed
61                      Non-FER Company Guaranteed
62                      FFELP Student Loans (Over 70% FFELP)

                                APPROVED DEALERS

A.G. Edwards & Sons, Inc.                    Liberty Brokerage
ABN AMRO Bank                                Libra Securities
Allen & Co.                                  McDonald & Company
APS Financial Corporation                    Merrill Lynch
B. Riley & Co.                               Mesirow Financial
Bank of America                              Miller Tabak & Co., LLC
Bank of Montreal                             Morgan Joseph & Co.
Barclays Capital                             Morgan Stanley
Bear Stearns                                 Prudential Securities
BMO Nesbitt Bums                             Raymond James
BNP Paribas                                  RBC Dain Rauscher
BNY Capital                                  Robert W. Baird & Co
Brown Gibbons Lang & Company                 Salomon Smith Barney
Cantor Fitzgerald                            Schroder Wertheim
Chanin Capital Partners                      Scotia Capital Markets
Chicago Corporation                          Seidler Companies, The
CIBC World Markets                           SG Cowen
CIT Group                                    Societe Generale
Citigroup                                    Spear, Leeds & Kellogg
Commerzbank                                  SunTrust Robinson-Humphrey Company
Credit Lyonnais                              Swiss Bank Corporation
Credit Research & Trading                    TD Securities
CS First Boston                              The Blackstone Group
Delaware Bay, Inc.                           U. S. Bancorp
Deutsche Bank Alex Brown                     UBS Warburg
First Chicago Trust Company                  Union Bank of California
Fleet                                        Wachovia Securities
General Electric                             Wedbush Morgan
Goldman Sachs & Co.                          Wells Fargo
Houlihan Lokey Howard & Zukin                William Blair & Company
Imperial Capital
Indosuez Capital
ING (Baring Furman Selz)
J.P. Morgan Chase
Jefferies & Company, Inc.
Ladenburg Thalmann
Lazard Freres & Co., LLC
Lehman Brothers

                               APPROVED EXCHANGES

AFRICAN STOCK EXCHANGES
         Johannesburg Stock Exchange, South Africa
         The South African Futures Exchange(SAFEX), South Africa

ASIAN STOCK EXCHANGES
         Sydney Futures Exchange, Australia
         Australian Stock Exchanges, Australia
         Shenzhen Stock Exchange, China
         Stock Exchange of Hong Kong,Hong Kong
         Hong Kong Futures Exchange,Hong Kong
         National Stock Exchange of India,India
         Bombay Stock Exchange, India
         Jakarta Stock Exchange, Indonesia
         Indonesia NET Exchange,Indonesia
         Nagoya Stock Exchange,Japan
         Osaka Securities Exchange, Japan
         Tokyo Grain Exchange, Japan
         Tokyo International Financial Futures Exchange (TIFFE), Japan Tokyo Stock Exchange, Japan
         Korea Stock Exchange, Korea
         Kuala Lumpur Stock Exchange, Malaysia
         New Zealand Stock Exchange, New Zealand
         Karachi Stock Exchange, Pakistan
         Lahore Stock Exchange, Pakistan
         Stock Exchange of Singapore (SES), Singapore
         Singapore International Monetary Exchange Ltd. (SIMEX), Singapore Colombo Stock Exchange, Sri Lanka
         Sri Lanka Stock Closings, Sri Lanka
         Taiwan Stock Exchange, Taiwan
         The Stock Exchange of Thailand, Thailand

EUROPEAN STOCK EXCHANGES
         Vienna Stock Exchange, Austria
         EASDAQ, Belgium
         Zagreb Stock Exchange, Croatia
         Prague Stock Exchange, Czech Republic
         Copenhagen Stock Exchange, Denmark
         Helsinki Stock Exchange, Finland
         Paris Stock Exchange, France
         NouveauMarche, France
         MATIF, France
         Frankfurt Stock Exchange, Germany
         Athens Stock Exchange, Greece
         Budapest Stock Exchange, Hungary

         Italian Stock Exchange, Italy
         National Stock Exchange of Lithuania,Lithuania
         Macedonian Stock Exchange, Macedonia
         Amsterdam Stock Exchange, The Netherlands
         Oslo Stock Exchange, Norway
         Warsaw Stock-Exchange, Poland
         Lisbon Stock Exchange, Portugal
         Bucharest Stock Exchange, Romania
         Russian Securities Market News, Russia
         Ljubljana Stock Exchange,Inc., Slovenia
         Barcelona Stock Exchange, Spain
         Madrid Stock Exchange, Spain
         MEFF: (Spanish Financial Futures & Options Exchange), Spain Stockholm Stock Exchange, Sweden
         Swiss Exchange, Switzerland
         Istanbul Stock Exhange, Turkey
         FTSE International (London Stock Exchange), United Kingdom
         London Stock Exchange: Daily Price Summary, United Kingdom Electronic Share Information, UnitedKingdom
         London Metal Exchange,United Kingdom
         London InternationalFinancial Futures and Options Exchange, United Kingdom

MIDDLE EASTERN STOCK EXCHANGES
         Tel Aviv Stock Exchange, Israel
         Amman Financial Market, Jordan
         Istanbul Stock Exhange, Turkey

NORTH AMERICAN STOCK EXCHANGES
         Alberta Stock Exchange, Canada
         Montreal Stock Exchange, Canada
         Toronto Stock Exchange, Canada
         Vancouver Stock Exchange, Canada
         Winnipeg Stock Exchange, Canada
         AMEX, United States
         New York Stock Exchange (NYSE),United States
         NASDAQ, United States
         Chicago Stock Exchange, United States
         Chicago Board Options Exchange, United States
         Chicago Board of Trade, United States
         Chicago Mercantile Exchange, United States
         Pacific Stock Exchange, United States
         Philadelphia Stock Exchange, United States

SOUTH AMERICAN STOCK EXCHANGES
         Bermuda Stock Exchange, Bermuda
         Rio de Janeiro Stock Exchange, Brazil
         Sao Paulo Stock Exchange, Brazil

         Cayman Islands Stock Exchange, Cayman Islands
         Chile Electronic Stock Exchange, Chile
         Santiago Stock Exchange, Chile
         Bogota Stock Exchange, Colombia
         Lima Stock Exchange, Peru
         Caracas Stock Exchange, Venezuela
         Venezuela Electronic Stock Exchange, Venezuela

                       APPROVED INVESTMENT BANKING FIRMS

A.G. Edwards & Sons, Inc.                    Lehman Brothers
ABN AMRO Bank                                Liberty Brokerage
Allen & Co.                                  McDonald & Company
Bank of America                              Merrill Lynch
Bank of Montreal                             Mesirow Financial
Bank One                                     Miller Tabak & Hirsch
Barclays Capital                             Morgan Stanley
Bear Stearns                                 Prudential Securities
BMO Nesbitt Burns                            RBC Dain Rauscher
Brown, Gibbons, Lang                         Raymond James
Cantor Fitzgerald                            Robert W. Baird & Co
Chanin Capital Partners                      Solomon Smith Barney
JPMorgan Chase Manhattan                     Schroder Wertheim
Chicago Corporation                          Scotia Capital Markets
CIBC World Markets                           Seidler Companies
CIT Group                                    SG Cowen
Citibank Group                               Sun Trust Robinson-Humphrey Company
Credit Research & Trading                    Sutro & Co.
CS First Boston                              TD Securities
Dabney Flannigan                             The Blackstone Group
Delaware Bay, Inc.                           Union Bank of California
Deutsche Bank Alex Brown                     US Bancorp Libra
EVEREN Securities                            US Bancorp Piper Jaffray
Fleet National Bank                          USB Warburg
Goldman Sachs & Co.                          Wachovia Securities
Grantchester Holdings                        Wasserstein Perella Securities Inc.
Greenwich NatWest                            Wedbush Morgan
Gruntal                                      Wells Fargo
Hambrecht & Quist                            William Blair & Company
Houlihan Lokey Howard & Zukin
Imperial Capital
ING (Baring Furman Selz)
Jefferies & Company, Inc.
JPMorgan Chase
Ladenburg Thalmann
Lazard Freres

                           APPROVED PRICING SERVICES

Advantage Data, Inc.
Bloomberg
Bridge Information Systems, Inc.
Data Resources Inc.
Fixed Income Pricing System
Interactive Data Corp
International Securities Market Association
JJ Kenney
KDP
Loan Pricing Corp.
Merrill Lynch Securities Pricing Service
Muller Data Corp.
Reuters (only for pricing Foreign Issuer Securities)
Societe Generale
Standard & Poor's
Telerate
Wood Gundy (only for pricing Securities issued by the Canadian federal or
            Canadian provincial governments)

                        APPROVED THIRD PARTY APPRAISERS

A.G. Edwards & Sons, Inc.                    Jefferies & Company, Inc.
ABN AMRO Bank                                KPMG International
Allen & Co.                                  Ladenburg Thalmann
Bank of America                              Lazard Freres
Barclays Capital                             Lehman Brothers
Bear Stearns                                 Liberty Brokerage
BMO Nesbitt Burns                            McDonald & Company
Brown, Gibbons, Lang                         Merrill Lynch
Cantor Fitzgerald                            Mesirow Financial
Chanin Capital                               Miller Tabak
Chicago Corporation                          Morgan Stanley
CIBC World Markets                           PriceWaterhouseCoopers
CIT World Markets                            Raymond James
Citigroup                                    RBC Dain Rauscher Robert W. Barry
Credit Research & Trading                    Schroder Wertheim
CS First Boston                              Scotia Capital Markets
Dabney Flannigan                             Seidler Companies
Delaware Bay, Inc.                           Sun Trust Robinson-Humphrey Company
Deloitte & Touche                            Sutro & Co.
Deutsche Bank                                Swiss Bank Corporation
Dresdner Kelinwort Wasserstein               TD Securities
Ernst & Young                                The Blackstone Group
EVEREN Securities                            UBS Warburg
First Chicago Trust Company                  Union Bank
Goldman Sachs & Co.                          US Bancorp Piper Jaffray
Grantchester Holdings                        US Bancorp Libra
Greenwich NatWest                            Wachovia Securities
Hambrecht & Quist                            Wedbush Morgan
Houlihan Lokey Howard & Zukin                Wells Fargo
Imperial Capital                             William Blair & Company
J.P. Morgan Chase

                                   SCHEDULE C

                              CALCULATION OF LIBOR

With respect to the Notes, the London interbank offered rate ("LIBOR") shall be determined by the Calculation Agent in accordance with the following provisions (in each case rounded to the nearest 0.00001%):

         (1) On the second LIBOR Business Day (as defined below) prior to the commencement of an Interest Accrual Period (each such day, a "LIBOR Determination Date"), LIBOR for any given Note shall equal the rate, as obtained by the Calculation Agent from Bloomberg Financial Markets Commodities News, for Eurodollar deposits of the Index Maturity that appears on Dow Jones Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions), or such other page as may replace such Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date; provided, that if a rate for the applicable Index Maturity does not appear thereon, it shall be determined by the Calculation Agent by using Linear Interpolation (as defined in the International Swaps and Derivatives Association, Inc. 2000 ISDA Definitions and substituting the term "Index Maturity" for the term "Designated Maturity" in such definition)

         (2) If, on any LIBOR Determination Date, such rate does not appear on Dow Jones Telerate Page 3750 or such other page as may replace such Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent are quoting on the relevant LIBOR Determination Date for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date.

         (3) As used herein: "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent; and "LIBOR Business Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.